CERTAIN IDENTIFIED CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, IN COMPLIANCE WITH REGULATION S-K ITEM 601(B)(10).

QUOTIENT HOLDINGS FINANCE COMPANY LIMITED,

as Issuer,

the Guarantors party hereto as of the date hereof

and any Guarantor that becomes party hereto pursuant to Section 4.10 hereof

12% Senior Secured Notes due 2030

INDENTURE

Dated as of February 16, 2023

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

DOCPROPERTY DOCXDOCID DMS=InterwovenIManage Format=<<NUM>>_<<VER>> PRESERVELOCATION \* MERGEFORMAT

TABLE OF CONTENTS

Appendix A - Provisions Relating to Securities A-1

EXHIBIT INDEX

Exhibit A - Form of Security and Trustee’s Certificate of Authentication A-1

Exhibit B - Form of Transferee Letter of Representation B-1

Exhibit C - Form of Supplemental Indenture C-1

Exhibit D - Form of Intercreditor Agreement D-1

Exhibit E - Form of Confidentiality Agreement E-1

Exhibit F - Payment Subordination Terms F-1

Exhibit G - Permitted Holders G-1

INDENTURE dated as of February 16, 2023 among Quotient Holdings Finance Company Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), the Guarantors party hereto as of the date hereof, any other Guarantor that becomes party hereto pursuant to Section 4.10, and U.S. Bank Trust Company, National Association, as trustee (as more fully defined in Section 1.01, the “Trustee”) and as collateral agent (as more fully defined in Section 1.01, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s 12% Senior Secured Notes due 2030 (as more fully defined in Section 1.01, the “Securities”).

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“ABL Collateral” means all or any of the following assets and properties owned as of the Issue Date, or at any time thereafter acquired, by the Issuer or any Restricted Subsidiary: (a) all Inventory; (b) all Accounts arising from the sale of Inventory or the provision of services; (c) to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments, (iv) Documents, (v) Payment Intangibles (including tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment (or any other Noteholder First Lien Collateral) and (vi) Supporting Obligations; (d) collection accounts and Deposit Accounts, including any Lockbox Account, and any cash or other assets in any such accounts constituting Proceeds of clause (a) or (b) (excluding identifiable cash proceeds in respect of Noteholder First Lien Collateral, including proceeds from the sale of the Securities or any cash, checks or other property held therein or credited thereto in respect of Noteholder First Lien Collateral); (e) all Indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory); (f) all books and records related to the foregoing; and (g) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of the Issuer or any Restricted Subsidiary or the provision of services by the Issuer or any Restricted Subsidiary and business interruption insurance; provided however that proceeds of ABL Collateral described in clauses (c) and (d) above shall not constitute ABL Collateral unless such proceeds would otherwise constitute ABL Collateral in any of the foregoing clauses (a) through (f). All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

“Accredited Investors” means “accredited investors” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means the interest payment by a Swiss Obligor exceeding the standard interest rate as calculated under Section 4.01(d).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Alba” shall mean Alba Bioscience Limited, a limited company formed under the law of Scotland, and any successor thereto.

“amalgamation” (in the case of the Issuer and any relevant Subsidiary) includes an amalgamation by way of scheme of arrangement (or equivalent) under Jersey law, English law or any other relevant law.

“Approved Jurisdiction” means Jersey, Channel Islands, the Cayman Islands, the United States, any state or commonwealth thereof or the District of Columbia or any other country which is on the Issue Date a member of the Organization of Economic Cooperation and Development.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, no longer useful, damaged or worn-out assets, property or equipment in the ordinary course of business (including the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Issuer, no longer economically practicable or commercially reasonable to maintain or useful in any material respect, taken as a whole, in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole), (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment that is permitted to be made, and is made, under Section 4.04 or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of the Issuer or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $500,000;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer (or to an entity that contemporaneously therewith becomes a Restricted Subsidiary);

(f) except in connection with a MosaiQ™ Intellectual Property Sale or a MosaiQ™ Intellectual Property License, any exchange of assets (including a combination of assets and Cash Equivalents) (other than Intellectual Property) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer, which in the event of an exchange of assets with a Fair Market Value in excess of (A) $500,000 shall be evidenced by an Officers’ Certificate and (B) $1,250,000 shall be set forth in a resolution approved in good faith by a majority of the Board of Directors of the Issuer;

(g) foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) (i) a MosaiQ™ Intellectual Property License, the Ortho Agreement, or any license agreement contemplated by a Permitted Investment pursuant to clause (20) of the definition of “Permitted Investments” or (ii) any incidental license, collaboration agreement, strategic alliance or similar arrangement in the ordinary course of business providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property that, at the time of such incidental license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the business or condition (financial or otherwise) of the Issuer and any of its Restricted Subsidiaries, taken as whole, or the value of the Intellectual Property that is Notes Collateral, taken as a whole;

(k) any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind, in each case in the ordinary course of business;

(l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than Intellectual Property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Issuer;

(m) any financing transaction with respect to property built or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including any Sale/Leaseback Transaction or asset securitization, permitted by this Indenture, so long as any net cash proceeds from such financing, Sale/Leaseback Transaction or asset securitization (other than a financing, Sale/Leaseback Transaction or asset securitization entered into within 180 days of the acquisition of such property) are treated as Net Proceeds of an Asset Sale under this Indenture;

(n) the incurrence of Permitted Liens;

(o) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(p) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(q) the issuance of Disqualified Stock or Preferred Stock permitted by Section 4.03;

(r) the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the Issuer or any Restricted Subsidiary; and

(s) any sales, transfers or other dispositions made in order to effect the Quotient Merger, a Permitted Tax Reorganization or a Permitted IPO Reorganization.

For the avoidance of doubt, (i) any disposition, directly or indirectly, (including by way of a Sale/Leaseback Transaction) of any of the business, property or assets of Alba or its subsidiaries, or (ii) any issuance or sale, directly or indirectly, of Equity Interests of Alba or any of its Subsidiaries (but not an issuance or dispositions of Equity Interests of the Issuer or of any successor entity or other ultimate holding company and other than (x) any issuance or disposition of directors’ qualifying shares or shares issued to foreign nationals or other third parties to the extent required by applicable law, or (y) any issuance or disposition of Equity Interests to the Issuer or another Restricted Subsidiary of the Issuer), in each case whether in a single transaction or series of related transactions (an “Alba Disposition”) shall constitute an “Asset Sale” hereunder, irrespective of, and notwithstanding, clauses (1) and (2) and clauses (b) through (h), (j), (m) through (o), (q) and (s) hereunder, except to the extent excluded therefrom pursuant to clauses (a), (i), (k), (l), (p) or (r) hereunder and except that sales of products to customers in the ordinary course are not “Asset Sales” or “Alba Dispositions”.

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by the Issuer or any Restricted Subsidiary (other than letters of credit and other than loans and advances, except indebtedness arising from services described in clauses (a) through (c) of this definition), including for the avoidance of doubt, bank guarantees.

“Bank Products Obligations” of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their non-U.S. equivalents).

“Board of Directors” means, as to any Person, the board of directors, board of managers or similar governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, Jersey, Channel Islands, Cayman Islands, place of payment, or the city in which the Corporate Trust Office is located.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) and membership interests;

(4) in the case of an exempted company, shares in the capital of such exempted company; and

(5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

in each case to the extent treated as equity in accordance with GAAP, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease (or a finance lease upon adoption by the Issuer of ASU No. 2016-02, Leases (Topic 842)) that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness”; provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with Section 4.03.

“Cash Equivalents” means:

(1) U.S. Dollars, Canadian dollars, Japanese yen, pounds sterling, Swiss francs, euros or the national currency of any member state in the European Union;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, Japan, the United Kingdom, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof, in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a Person (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state or commonwealth of the United States of America or the District of Columbia or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any Permitted Holder or any of the Issuer or its Restricted Subsidiaries;

(ii) the Issuer becomes aware (by way of a proxy, vote, written notice or otherwise) of the acquisition by any Person (other than any Permitted Holder) or Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the issued and outstanding Voting Stock of the Issuer; or

(iii) the adoption of a plan relating to the Issuer’s dissolution or liquidation in accordance with the Issuer’s organizational documents.

Notwithstanding the foregoing, the acquisition, directly or indirectly, of 100% of the total voting power of the issued and outstanding Voting Stock of the Issuer by any Person who, immediately after such acquisition, has no material assets other than the Capital Stock of the Issuer or its direct or indirect parent companies shall not, by itself, constitute a Change of Control.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Agent” means U.S. Bank Trust Company, National Association in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement dated as of the date hereof among the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer.

“Confidentiality Agreement” means a confidentiality agreement substantially in the form attached to this Indenture as Exhibit E.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, non-cash interest expense, all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances and expensing of any bridge, commitment or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; minus

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination, not to exceed $20,000,000, to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases, defeases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase, defeasance or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time; provided, further, that any Cash Equivalent proceeds received in connection with or as a result of such Incurrence or other transaction for which the Consolidated Leverage Ratio is being calculated shall not be subtracted from Indebtedness for purposes of calculating the Consolidated Leverage Ratio.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to a business, a division or an operating unit of a business, as applicable, that the Issuer or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer in accordance with Regulation S-X under the Securities Act. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer in accordance with Regulation S-X under the Securities Act, to reflect operating expense reductions reasonably expected to result from the applicable event; provided, that any such operating expense reductions shall be approved by the Board of Directors of the Issuer if in excess of $5,000,000.

For purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) shall be excluded;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, and any unrealized gains and losses relating to Hedging Obligations or other derivative instruments shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(11) any one-time non-cash compensation charges shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(14) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations, shall be excluded;

(15) any non-cash after-tax interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options — Recognition” shall be excluded; and

(16) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit.”

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes for such Person and its Restricted Subsidiaries based on income, profits or capital, including state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor and Preferred Stock of any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Guarantor after the Issue Date; provided that:

(1) such cash contributions have not been used to make a Restricted Payment or a Permitted Investment in any Person other than the Issuer or a Guarantor; and

(2) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Corporate Trust Office” means the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Agreement” means (i) if designated by the Issuer to be included in the definition of “Credit Agreement,” any revolving credit, line of credit or similar agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or instrument or any successor or replacement agreement or agreements or instrument or instruments or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the agreements or instruments referred to in clause (i) remain outstanding, and if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), capital leases or letters of credit, or (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) from April 1, 2023 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100% of such deficit); plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after April 1, 2023 from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion or exchange of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries); plus

(3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount); plus

(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished); plus

(5) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary after the Issue Date in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary after the Issue Date from:

(A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b));

(B) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary; and

(C) a distribution or dividend from an Unrestricted Subsidiary; plus

(6) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (x) of Section 4.04(b) or constituted a Permitted Investment).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the provisions of Sections 4.06 and 4.08 (as applicable) and any purchase requirement triggered thereby may not become operative until after compliance with the provisions of Sections 4.06 and 4.08 (as applicable) (including the purchase of any Securities tendered and not withdrawn pursuant thereto));

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person; or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the Stated Maturity of the Securities and the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted (or otherwise not included) in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3) Consolidated Non-cash Charges; plus

(4) any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Securities and the Bank Indebtedness and (ii) any amendment or other modification of the Securities or other Indebtedness; plus

(5) non-recurring charges or expenses and restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, the costs related to severance or relocation, facility openings or closures, retention, contract termination costs, project start-up costs, acquisition integration costs and excess pension charges); plus

(6) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; less, without duplication,

(7) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means (i) any license, contract, permit or agreement of the Issuer or any of the Guarantors, or the property or assets subject thereto, if and only for so long as and to the extent that the grant of a security interest under the Security Documents would result in a breach, termination or default under, or abandonment, invalidation or unenforceability of, that license, contract, permit or agreement (except (x) to the extent the relevant term that would result in such breach, termination, default, abandonment, invalidation or unenforceability is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law or (y) any such license, contract, permit or agreement between the Issuer and any Subsidiary of the Issuer or between Subsidiaries of the Issuer, or the property or assets subject thereto) (in each case, so long as no other Person is granted a Lien (other than a Permitted Lien that is not an Excluded Permitted Lien) in respect thereof), (ii) any fee or leasehold interests in real property if the greater of the cost and the book value of such interest is less than $750,000, (iii) any asset or property to the extent that the grant of a security interest in such asset or property is prohibited by any applicable law or requires a consent not obtained of any Governmental Authority pursuant to applicable law (except to the extent the law prohibiting such grant or requiring such consent is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law), (iv) any assets or property as to which the Issuer or the Collateral Agent (at the direction of the Holders of a majority in principal amount of the Securities then outstanding) reasonably determines in good faith that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (v) any property or assets owned by any Unrestricted Subsidiaries, (vi) any payroll accounts, payroll withholding tax accounts, pension and pension reserve accounts and employee benefit accounts to the extent funded or maintained in accordance with prudent business practice or as required by law, (vii) any plants, machinery, equipment, inventory or other movable personal property that is located in Switzerland and owned by Quotient Suisse or any other Swiss Obligor, to the extent that security over such plants, machinery, equipment, inventory or other movable personal property is not practical as a matter of Swiss law (in each case, so long as no other Person is granted a Lien (other than a Permitted Swiss Lien) in respect of such plants, machinery, equipment, inventory or other movable personal property), (viii) motor vehicles and other rolling stock, (ix) any equipment or other asset owned by the Issuer or any Guarantor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under this Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for the Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Issuer or the Guarantors as a condition to the creation of any other security interest on the equipment or asset and, in each case, the prohibition or requirement is permitted under this Indenture, (x) any trademark or service mark applications filed in the United States Patent and Trademark Office on the basis of the intent of the Issuer or any Guarantor to use such trademark or service mark, to the extent that granting a security interest in such application prior to such filing would adversely affect the validity or enforceability of such trademark application, unless and until evidence of use of such mark is filed with and accepted by the United States Patent and Trademark Office, (xi) commercial tort claims reasonably expected to result in a recovery less than $1,000,000, (xii) any Lockbox Account to the extent such Lockbox Account is pledged as collateral to secure any First Priority Lien Obligations and (xiii) proceeds from any and all of the foregoing Excluded Assets described in clauses (i) through (xii) to the extent they constitute Excluded Assets.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Permitted Liens” means, with respect to any Person, (i) Liens Incurred under clause (6), (18) (insofar as any such Lien secures any Refinancing Secured Indebtedness of any Indebtedness secured by any Lien referred to in clause (6)(B) of the definition of “Permitted Liens”) or (26) of the definition of “Permitted Liens” and (ii) Liens incurred under clause (28) of the definition of “Permitted Liens” on the identifiable proceeds of any property or asset subject to a Lien Incurred under clauses (6) or (26) of the definition of “Permitted Liens.”

“Fair Market Value” means, with respect to any asset or property (after taking into account any liability related to such asset or property), the price that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any regulations thereunder or official interpretations thereof or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement).

“Federal Deposit Insurance Corporation” means the Federal Deposit Insurance Corporation or any successor thereto.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“First Amortization Date” means, with respect to any security, the date specified in such security as the fixed date on which the first payment of principal of such security is due and payable.

“First Lien Agent” means the Representative(s) of the holders of the First Priority Lien Obligations to the extent designated as such in an Intercreditor Agreement.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness and (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness, to the extent that, in the case of each of clause (i) or (ii), such Indebtedness or other Obligations are secured, in whole or in part, by the ABL Collateral and have otherwise been incurred in accordance with this Indenture.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

Notwithstanding any other provision contained herein, and for the avoidance of doubt, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to the adoption by the Issuer of ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a finance lease where such lease (or similar arrangement) would not have been required to be treated as a capital lease under generally accepted accounting principles in the United States as in effect on December 31, 2017.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee or other provision of credit support (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, including by providing security therefor or by becoming a co-obligor with respect thereto. The term, “guarantee,” when used as a verb, shall mean to provide a guarantee.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Subsidiary of the Issuer party to this Indenture on the Issue Date and any other Person that Incurs a Guarantee pursuant to Section 4.10; provided, however, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices or to otherwise manage interest rate risk or currency exchange risk.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Immaterial Subsidiary” mean, as of the Issue Date and thereafter at any date of determination, each Restricted Subsidiary of the Issuer (1) whose total assets at the last day of the most recently ended four fiscal quarter period for which internal financial statements are available (a “Test Period”) (when taken together with the total assets of the Restricted Subsidiaries of such Subsidiary at the last day of the most recent Test Period) were less than or equal to 2.5% of Total Assets at such date and (2) whose gross revenues for such Test Period (when taken together with the gross revenues of the Restricted Subsidiaries of such Subsidiary for such Test Period) were less than or equal to 2.5% of the consolidated gross revenues of the Issuer and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is thirty (30) days after the Issue Date, all Restricted Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (1) or (2) comprise in the aggregate more than (when taken together with the total assets of all such Subsidiaries at the last day of the most recent Test Period) 5.0% of Total Assets as of the last day of the most recent Test Period or more than (when taken together with the gross revenues of all such Subsidiaries for such Test Period) 5.0% of the consolidated gross revenues of the Issuer and the Restricted Subsidiaries for such Test Period, then the Issuer shall, not later than thirty (30) days after the date by which financial statements for such Test Period are required to be delivered pursuant to Section 4.02, designate in writing to the Trustee one or more Restricted Subsidiaries as “Guarantors” to the extent required such that the foregoing condition ceases to be true.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and “Incurrence” has a correlative meaning.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone or bonus payments (whether performance or time-based), and royalty, licensing, revenue or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; or (5) obligations associated with post-retirement benefits and pension plans provided or maintained by any Person pursuant to the requirements of Swiss law.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of recognized standing in the United States, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets, know-how, technologies, processes, techniques, new drug applications, abbreviated new drug applications, biologic license applications or

351(k) biologic license applications (or equivalent non-U.S. applications of any of the foregoing), protocols, methods, industrial models, designs, drawings, plans, specifications, research and development, and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; (g) licenses and commercial marketing rights; and (h) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“Intercreditor Agreement” means any intercreditor agreement, substantially in the form of Exhibit D attached hereto, among the holders of First Priority Lien Obligations or their Representative(s), the Trustee or the Collateral Agent, the Issuer and each Guarantor that may be party thereto from time to time, as it may be amended from time to time in accordance with this Indenture.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees, directors, consultants and advisors made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. Except as otherwise provided in this Indenture, the outstanding amount of any Investment shall be deemed to be the initial cost of such Investment when made, purchased or acquired (without giving effect to any adjustments for subsequent increases or decreases in value), but shall give effect to any repayments, interest, returns, profits, dividends, distributions, proceeds, fees, income and other amounts actually received by the Issuer or any Restricted Subsidiary of the Issuer in respect of such Investment and be determined without regard to any write-downs or write-offs of any investments, loans or advances in connection therewith. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary or ceases to be a Subsidiary (to the extent the Issuer retains an Investment in such Person); and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means February 16, 2023.

“Issuer” has the meaning set forth in the preamble hereof but, for the avoidance of doubt, shall not include any of its Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lockbox Account” means any Deposit Account maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law), into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral. All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

“MIP” means the management incentive plan, equity compensation plan, or similar plan, established by the board of directors of the Issuer or any direct or indirect parent thereof, in the form such plan is initially established on or after the Issue Date and as in effect on such date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“MosaiQ™” means the technology platform being developed by the Issuer and its Subsidiaries that is known as MosaiQ™ (whether marketed under such name or any other name), comprised of a high-throughput instrument and the related consumables for use with such instrument.

“MosaiQ™ Core Product” means any product or method using the MosaiQ technology platform (whether marketed under such name or any other name) that is owned or otherwise controlled by the Issuer or its Restricted Subsidiaries to screen patient blood (including serum or plasma), which includes detecting autoimmune and allergy antibodies or antigens.

“MosaiQ™ Excess License Proceeds” means the aggregate cash proceeds in respect of any MosaiQ™ Intellectual Property Licenses in excess of $10,000,000 to the extent such proceeds constitute fixed cash payments not based on the occurrence (or non-occurrence) of any event (other than solely the passage of time) payable under such MosaiQ™ Intellectual Property Licenses; provided, however, that (i) for the avoidance of doubt, cash or non-cash payments received under the Ortho Agreement shall not constitute MosaiQ™ Excess License Proceeds, and (ii) cash payments received as reimbursement for expenditures in connection with work to be undertaken by the Issuer or any Subsidiary under any MosaiQ™ Intellectual Property License shall not constitute MosaiQ™ Excess License Proceeds.

“MosaiQ™ Intellectual Property Licenses” granting of rights to a Third Party under all or any substantial portion of the Intellectual Property related to MosaiQ™ to develop, commercialize, or otherwise exploit a product, whether pursuant to any license, collaboration agreement, co-promotion, strategic alliance or similar arrangement.

“MosaiQ™ Intellectual Property Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions), other than, for the avoidance of doubt, pursuant to MosaiQ™ Intellectual Property Licenses, of all or any substantial portion of the Intellectual Property related to MosaiQ™.

“MosaiQ™ Net Sales” means the gross amount invoiced for sales of MosaiQ™ instruments and related consumables in arm’s length sales by the Issuer, any of its Affiliates or the Issuer’s licensees, sublicensees, assignees, transferees or other commercial partners (or any of their respective Affiliates) to independent, unrelated third parties, less the following deductions from such gross amounts that are actually incurred, allowed, accrued or specifically allocated: (i) credits, price adjustments or allowances for damaged products (to the extent not covered by insurance), defective goods, returns or rejections of MosaiQ™ instruments or related consumables; (ii) normal and customary trade, cash and quantity discounts, allowances and credits (other than price discounts granted at the time of invoicing that have been already reflected in the gross amount invoiced); (iii) chargeback payments, rebates and similar allowances (or the equivalent thereof) granted to group purchasing organizations, managed health care organizations, distributors or wholesalers or to federal, state/provincial, local and other governments, including their agencies, or to trade customers; (iv) any fees paid to any third party logistics providers, wholesalers and distributors; (v) any freight, postage, shipping, insurance and other transportation charges incurred by the selling Person in connection with shipping MosaiQ™ instruments or related consumables to third party logistics providers, wholesalers and distributors and to customers; (vi) adjustments for billing errors or recalls; (vii) sales, value-added (to the extent not refundable in accordance with applicable law), and excise taxes, tariffs and duties, and other taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable laws), levied on, absorbed, determined or imposed with respect to such sale (but not including taxes assessed against the income derived from such sale); and (viii) amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount shall be added to the MosaiQ™ Net Sales of the period during which it is paid. MosaiQ™ Net Sales, as set forth in this definition, shall be calculated applying, in accordance with GAAP, the standard accounting practices the selling Person customarily applies to other branded products sold by it or its Affiliates under similar trade terms and conditions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Noteholder First Lien Collateral” means the Notes Collateral, other than the ABL Collateral with respect to First Priority Lien Obligations.

“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents. The Notes Collateral does not include the Excluded Assets.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, however, that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and the Collateral Agent.

“Officer” means the Chairman of the Board, any director of the Issuer, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer or similar officer of the Issuer with similar responsibilities.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be a director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and may be an employee of or counsel to the Issuer or the Trustee.

“Original Securities” means the Issuer’s 12% Senior Secured Notes due 2030 that are issued on the Issue Date pursuant to Section 2.01(b).

“Ortho Agreement” means the binding letter agreement, dated September 4, 2020, among Quotient Limited and Ortho-Clinical Diagnostics, Inc. and any amendments thereto. For the avoidance of doubt, the Ortho Agreement constitutes a distribution agreement and is not, and shall in no event be deemed to be, a license agreement, so long as any such amendment thereto does not change the nature or substance of such agreement into a license agreement or arrangement.

"Parent Entity Expenses" means, with respect to any direct or indirect parent of the Issuer:

(1) costs (including all professional fees and expenses) Incurred by any such parent entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Issuer or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder and listing fees and other costs and expenses of any such parent entity attributable to being a public company which are reasonable and customary;

(2) customary salary, bonus, severance (including, in each case, payroll, social security and similar taxes in respect thereof) and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees, consultants, managers or other Persons to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s and the Restricted Subsidiaries’ proportionate share of such amount relating to such parent entity being a public company;

(3) obligations of any such parent entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Issuer and its Subsidiaries;

(4) general corporate, administrative, compliance or other operating (including expenses related to auditing or other accounting matters and director indemnities, fees and expenses) and overhead costs and expenses of any such parent entity to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s and the Restricted Subsidiaries’ proportionate share of such amount relating to such parent entity being a public company;

(5) amounts required for such parent entity to pay fees and expenses incurred by such parent entity related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) transactions of such parent entity related to the bankruptcy reorganization of Quotient Limited;

(6) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer or any such parent entity;

(7) repurchases deemed to occur upon the cashless exercise of stock or other equity options;

(8) amounts to finance Investments or other acquisitions otherwise permitted to be made pursuant to this Section 4.04 if made by the Issuer or a Restricted Subsidiary; provided, that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment or other acquisition, (ii) such parent entity shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Issuer or a Restricted Subsidiary or (2) the merger, amalgamation, consolidation, or sale of the

Person formed or acquired into the Issuer or a Restricted Subsidiary (in a manner not prohibited by Article 5) in order to consummate such Investment or other acquisition, (iii) such parent entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance herewith,(iv) any property received in connection with such transaction shall not constitute an Excluded Contribution or increase amounts available for Restricted Payments pursuant to clause (3) of the definition of "Cumulative Credit" and (v) to the extent constituting an Investment, such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of Section 4.04 or pursuant to the definition of “Permitted Investment”;

(9) [reserved]; and

(10) expenses Incurred by any such parent entity in connection with any public offering or other sale of Capital Stock or Indebtedness: (a) where the net proceeds of such offering or sale are intended to be received by or contributed to the Issuer or a Restricted Subsidiary, (b) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or (c) otherwise on an interim basis prior to completion of such offering so long as any such parent entity shall cause the amount of such expenses to be repaid to the Issuer or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Permitted Holders” means the Persons set forth on Exhibit G hereto.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

(6) advances to employees not in excess of $500,000 outstanding at any one time in the aggregate;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.03(b)(x);

(9) [Reserved];

(10) loans and advances to officers, directors, employees, consultants and advisors of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer, for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, not to exceed $250,000 at any one time outstanding pursuant to this clause (10);

(11) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (v) and (viii)(B) of such Section);

(13) Investments consisting of the licensing of Intellectual Property or collaboration agreements, strategic alliances or similar arrangements in respect of Intellectual Property, in each case, for the development, commercialization, or other exploitation products covered by or that relate to Intellectual Property in the ordinary course of business that, at the time of such license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects or the value of the Notes Collateral, taken as a whole;

(14) guarantees issued in accordance with Sections 4.03 and 4.10, including any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses of Intellectual Property, in each case in the ordinary course of business;

(16) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity that is merged into, amalgamated with, or consolidated with, transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Article 5 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation, consolidation or transfer and were in existence on the date of such acquisition, merger, amalgamation, consolidation or transfer;

(17) any Investment in any Restricted Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) repurchases of the Securities and the Guarantees thereof;

(19) [Reserved];

(20) licenses of Intellectual Property to any Permitted Joint Venture, so long as (i) the related license agreement is on an arms-length basis (as approved by a majority of the Board of Directors of the Issuer), (ii) such license agreement is not with respect to the Intellectual Property related to MosaiQ™ or any other applications existing at the Issue Date, (iii) the rights of the Issuer and its Restricted Subsidiaries under such license agreement are pledged as Notes Collateral, and (iv) any net cash proceeds received by the Issuer or any Restricted Subsidiary from such license agreement are applied as if they were Net Proceeds of an Asset Sale; provided, however, that cash payments received as reimbursement for expenditures in connection with work to be undertaken by the Issuer or any Subsidiary under any such license agreement shall not be applied as if they were Net Proceeds of an Asset Sale; and

(21) Investments made in connection with the Quotient Merger, a Permitted Tax Reorganization or a Permitted IPO Reorganization.

In the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (21) above, or is entitled to be Incurred or made pursuant to Section 4.04, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with such categories above or Section 4.04. In addition, at the time of Incurrence or making of any Investment, the Issuer will be entitled to divide and classify such Investment in more than one of the categories of Permitted Investments described above or described in Section 4.04.

"Permitted IPO Reorganization" means any transactions or actions taken in connection with and reasonably related to a Qualifying IPO that are not materially adverse to the interests of the Holders.

“Permitted Joint Venture” means any arrangement with another Person or Persons structured as an unincorporated joint venture, partnership, association or limited liability company (a) in which the Issuer or any Restricted Subsidiary owns at least 15% of the outstanding Capital Stock thereof and (b) that engages in a Similar Business but for applications not related primarily to transfusion.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, for sums not yet due or being contested in good faith by appropriate proceedings;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(v) and Section 4.03(b)(xi));

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on the ABL Collateral securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(i) and First Priority Lien Obligations related thereto, which liens shall be subject to the Intercreditor Agreement, and (B) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(iv) and Section 4.03(b)(xv) (provided that, in the case of Section 4.03(b)(xv), such Lien applies solely to property or assets acquired or the property or assets of the Person acquired in compliance with Section 4.03(b)(xv));

(7) (A) Liens existing on the Issue Date and (B) Liens securing the Securities in an aggregate principal amount not to exceed the Permitted Notes Amount or the Guarantees thereof, including Liens arising under or relating to the Security Documents;

(8) Liens on assets, property or shares of stock of a Person at the time such Person is merged into, amalgamated with, or consolidated with the Issuer or any Restricted Subsidiary of the Issuer or becomes a Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such merger, amalgamation or consolidation or such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations and Bank Products Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) deposits made in the ordinary course of business to secure liability to insurance carriers;

(17) any license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property in the ordinary course of business that, at the time of such grant, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects or the value of the Notes Collateral taken as a whole;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness (“Refinancing Secured Indebtedness”) secured by any Lien referred to in the foregoing clauses (6)(B) (in the case of Liens to secure any Refinancing Secured Indebtedness under such clause (6)(B), such Liens shall be deemed to have also been incurred under such clause (6)(B), and not this clause (18), for purposes of determining amounts outstanding under such clause (6)(B)), (7), (8) and (9); provided, however, that (w)

such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements, on and accessions to such property or proceeds or distributions thereof), (x) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount of the Indebtedness described under clauses (6)(B), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, (y) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause 7(B) shall, at the election of the Issuer, be secured by and entitled to the benefits of the Security Documents and rank pari passu with the Indebtedness that is refinanced, refunded, extended, renewed or replaced and (z) any Lien securing the Refinancing Indebtedness shall have a priority relative to the Liens securing the Securities and the Guarantees that is not greater than the relative priority of the Lien securing in the Indebtedness that is refinanced, refunded, extended, renewed or replaced;

(19) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(20) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business that do not, individually or in the aggregate, materially impair the value of the Notes Collateral;

(23) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (23) shall not apply to any Liens securing Indebtedness;

(24) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(25) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(26) Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed $250,000 at any one time outstanding;

(27) any interest of title of a lessor under any lease of real or personal property;

(28) Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien; and

(29) Liens granted in favor of Scottish Enterprise pursuant to a standard security by Alba in respect of its interest in the lease Site 3, Bio Campus, Roslin, Midlothian; and

(30) Liens arising in connection with any Permitted Reorganization.

“Permitted Notes Amount” means an aggregate amount equal to (i) $119,523,334, plus (ii) the principal amount of any PIK Interest.

“Permitted Swiss Liens” means, with respect to Quotient Suisse or any other Swiss Obligor, (i) Permitted Liens other than Liens Incurred under clauses (6), (18) (insofar as any such Lien secures any Refinancing Secured Indebtedness of any Indebtedness secured by any Lien referred to in clause (6)(B) of the definition of “Permitted Liens”) or (26) of the definition of “Permitted Liens” and (ii) Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Swiss Lien.

"Permitted Tax Reorganization" means any reorganizations and other activities related to tax planning and tax reorganization that is not materially adverse to the interests of the Holders.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Qualifying IPO” shall mean (a) the issuance by the Issuer or any parent, successor or Subsidiary of the Issuer of its Capital Stock in a primary public offering (other than a public offering pursuant to a registration statement on Form S-8) (whether alone or in connection with a secondary public offering) or in a firm commitment underwritten offering (or series of related offerings of securities to the public pursuant to a final prospectus), in each case, made pursuant to the Securities Act (or pursuant to which such Capital Stock are publicly registered on any national or foreign securities exchange) or (b) an acquisition of the Issuer by, or consolidation, amalgamation, merger, reorganization or other business combination involving the Issuer or any Subsidiary thereof or a successor of the Issuer or such Subsidiary, with or into, a special purpose acquisition company that is publicly listed on a national or foreign securities exchange and that does not conduct any material business or maintain any material assets other than cash.

"Quotient Merger" means the merger intended to be effected between Quotient Holdings Merger Company Limited and Quotient Limited pursuant to and in accordance with the term of the Amended and Restated Transaction Support Agreement dated January 9, 2023.

“Quotient Suisse” means Quotient Suisse SA, a company formed under the laws of Switzerland.

“Rating Agency” means (1) Moody’s, (2) S&P and (3) any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Relevant Taxing Jurisdiction” means, with respect to any payment on any Security or any Guarantee made by any Payor or a paying agent appointed by it, (1) any jurisdiction, or any political subdivision or Governmental Authority thereof or therein having the power to tax, from or through which such Payor or paying agent makes such payment or (2) any jurisdiction in which such Payor or paying agent is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax.

“Representative” means the trustee(s), agent(s) or representative(s) (if any) for an issue of Indebtedness; provided, however, that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and secured by such Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

"Royalty Agreements" means those certain royalty agreements entered into by Quotient Limited, dated October 14, 2016, June 29, 2018, December 18, 2018, and May 15, 2019, in each case inclusive of any amendments thereto through the Issue Date, which agreements have been assumed by the Issuer as of the Issue Date, and as such agreements are otherwise amended or supplemented from time to time thereafter in accordance with the terms hereof.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Issue Date by the Issuer or Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases such property from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“SEC” means the United States Securities and Exchange Commission.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(A) of the definition of “Permitted Liens.”

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities” means the Original Securities and the PIK Securities.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, security interest agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests granted by the Issuer and any Guarantor in favor of the Collateral Agent in the Notes Collateral as contemplated by this Indenture.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or related thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that (i) is unsecured, (ii) by its terms is subordinated in right of payment to the Securities or (iii) is secured by Liens on Notes Collateral ranking junior to the Liens securing the Securities or (b) with respect to any Guarantor, any Indebtedness of such Guarantor that (i) is unsecured, (ii) by its terms is subordinated in right of payment to its Guarantee or (iii) is secured by Liens on Notes Collateral ranking junior to the Liens securing its Guarantee. For the avoidance of doubt, Subordinated Indebtedness shall be deemed to include any Indebtedness reflecting the payment subordination terms to be set forth in Exhibit F to this Indenture.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Swiss Obligor” means any obligor on the Securities or a Guarantee formed under the laws of Switzerland or in relation to any "Swiss Tax Deduction", in addition, any obligor on the Securities or a Guarantee organized under another law than the laws of Switzerland, which is acting through a Swiss branch office or is otherwise considered to be tax resident in Switzerland (Inländer) for Swiss Withholding Tax purposes.

“Swiss Security Documents” means (a) the share pledge agreement among the Issuer, and the Collateral Agent, acting for itself (including as creditor of each parallel debt) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Secured Parties (as defined in the Collateral Agreement), in respect of the shares of Quotient Suisse, governed by Swiss law, dated February 16, 2023, (b) the Assignment Agreement among Quotient Suisse and the Collateral Agent acting in its own name and on its own behalf and in its own name on behalf of the other Secured Parties (as defined in the Collateral Agreement), governed by Swiss law, dated 16, 2023, and (c) the bank account pledge agreement among Quotient Suisse and the Collateral Agent, acting for itself (including as creditor of each parallel debt) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Secured Parties (as defined in the Collateral Agreement), in respect of certain bank accounts of Quotient Suisse, governed by Swiss law, dated February 16, 2023.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Taxes” means any present or future tax, fee, duty, deductions, withholdings (including backup withholding), levy, tariff, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as interpreted and in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended or there is a change in the interpretation after the Issue Date, the term “TIA” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended or interpreted. It is acknowledged that this Indenture will not be qualified under the TIA.

“Trust Officer” means:

(1) any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject; and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries (i) do not at the time of designation have and do not thereafter Incur any Indebtedness that is guaranteed by the Issuer or any of its Restricted Subsidiaries (or that otherwise has recourse to the property or assets of the Issuer or any of its Restricted Subsidiaries) and (ii) do not at the time of designation and do not thereafter guarantee any other Indebtedness of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Issuer.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than 3.5 to 1.00 or (2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer or any committee thereof giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Notwithstanding the foregoing or anything in this Indenture to the contrary, Quotient Limited may not be designated as an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in

Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceleration”	6.02
“Additional Amounts”	4.01(c)
“Affiliate Transaction”	4.07(a)
“After-Acquired Property”	4.13
“Asset Sale Offer”	4.06(d)
“Base Currency”	12.14(b)(i)(A)
“Change of Control Offer”	4.08(b)
“Change of Control Payment”	4.08(b)(i)
“Confidential Information”	7.11
“Confidential Parties”	7.11
“Consolidated Leverage Calculation Date”	“Consolidated Leverage Ratio” definition
“Corresponding Debt”	11.10
“covenant defeasance option”	8.01(e)
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Finance Documents”	11.10
“Global Security”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Increased Amount”	4.11
“Judgment Currency”	12.14(b)(i)(A)
“legal defeasance option”	8.01(e)
“Offer Period”	4.06(f)
“Parallel Debt”	11.10
“Paying Agent”	2.04(a)
“Payment Date”	Exhibit A
“Payor”	4.01(c)
“primary obligations”	“Contingent Obligations” definition

Term	Defined in Section
“primary obligor”	“Contingent Obligations” definition
“protected purchaser”	2.08
“QIB”	Appendix A
“rate(s) of exchange”	12.14(d)
“Record Date”	Exhibit A
“Reference Period”	“Cumulative Credit” definition
“Refinancing Indebtedness”	4.03(b)(xiv)
“Refinancing Secured Indebtedness”	“Permitted Liens” definition
“Refunding Capital Stock”	4.04(b)(ii)
“Registrar”	2.05(a)
“Restricted Obligations”	10.02(b)
“Restricted Payments”	4.04(a)
“Retired Capital Stock”	4.04(b)(ii)
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Security Document Order”	11.09(i)
“Successor Company”	5.01(a)(i)
“Successor Guarantor”	5.02(a)(i)
“Swiss Available Amount”	10.02(b)
“Swiss Notification Procedure”	10.02(b)(i)
“Swiss Tax Deduction”	4.01(d)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) except as otherwise set forth in this Indenture, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as defined herein, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined herein;

(c) “or” is not exclusive;

(d) “including” means including without limitation, and any item or list of items set forth following the word “including,’ “include” or “includes” in this Indenture is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included,” such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are “included” are limited to such item or items similar to such items;

(e) all references in this Indenture to any designated “Article,” “Section,” “Appendix,” “Exhibit,” definition and other subdivision are to the designated Article, Section, Appendix, Exhibit, definition and other subdivision, respectively, of this Indenture;

(f) all references in this Indenture to (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit and other subdivision, respectively, of this Indenture and (ii) the term “this Indenture” means this Indenture as a whole, including the Appendix and Exhibits hereto;

(g) words in the singular include the plural and words in the plural include the singular;

(h) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(i) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP as defined herein;

(j) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(k) “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(l) the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article 2

THE SECURITIES

Section 2.01 Amount of Securities.

(a) Pursuant to the terms and conditions set forth in this Section 2.01, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to an amount equal to the Permitted Notes Amount.

(b) On the Issue Date, the Issuer shall issue and deliver, in accordance with this Article 2, Securities in an aggregate principal amount of $119,523,334.

Section 2.02 Payment of Interest.

(a) Interest on the Securities shall accrue on the outstanding principal amount thereof from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 16, 2023 (the “Issue Date”) until the principal is paid or duly provided for. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b) The Issuer shall pay interest in cash quarterly in arrears on each Payment Date, commencing April 15, 2023, or on the succeeding Business Day if any such date is not a Business Day; provided, however, that the accrued interest on the Securities that is due and payable on each Payment Date occurring prior to July 15, 2026 shall be paid in-kind (and not in cash), by the issuance of additional Securities in a principal amount of such interest payment on such Payment Date (“PIK Interest”); provided, further, that for each Payment Date occurring on or after July 15, 2025 and prior to July 15, 2026 (each such Payment Date, a “Cash Notice Payment Date”), upon notice to the Issuer and the Trustee by the Holders of at least 70.0% in aggregate principal amount of the Securities then outstanding, which notice is delivered not less than 30 days and no more than 60 days prior to any Payment Date that is a Cash Notice Payment Date and which specifies that accrued interest is to be paid in cash on such upcoming Payment Date, all interest due and payable on such Payment Date that is a Cash Notice Payment Notice Date shall be payable in cash.

(c) The PIK Securities shall have the same terms as the Original Securities, except that the issuance price, the issuance date and the Initial Payment Date may vary. The Securities, including any PIK Securities, shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.

(d) PIK Interest on the Securities will be payable to Holders (x) with respect to the Securities represented by one or more Global Securities registered in the name of, or held by, the Depositary or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for such Payment Date (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of a Company Order to increase the balance of the Global Note to reflect such PIK Interest, record such increase in principal amount, and (y) with respect to Securities represented by Definitive Securities, by issuing additional Securities (“PIK Securities”) in the form of Definitive Securities in an aggregate principal amount equal to the amount of PIK Interest for such Payment Date (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of PIK Securities and a Company Order to authenticate such PIK Securities, authenticate and deliver such PIK Securities in the form of Definitive Securities for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders (each payment of PIK Interest as described in (x) and (y) a “PIK Payment”); provided, however that for any Securities redeemed in connection with a Redemption Date that is after a regular record date and on or prior to the corresponding Payment Date, any PIK Interest for such Securities on such corresponding Payment Date shall instead be paid in cash to the relevant Holder(s) of such Securities as of such regular record date, and no such PIK Payment on account of such Securities shall be paid upon such redemption. Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment, the Global Securities will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Securities issued in the form of Definitive Securities will be distributed to Holders, will be dated as of the applicable Payment Date and will bear interest from and after such date. All Securities issued pursuant to a PIK Payment will mature on their Stated Maturity and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Securities will be issued with the description “PIK Securities” on the face of such PIK Securities.

Section 2.03 Form and Dating. Provisions relating to the Securities are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form, without interest coupons, and in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof (or if PIK Securities have been issued, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

Section 2.04 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a Company Order (a) Original Securities for original issue on the Issue Date in an aggregate principal amount of $119,523,334 and (b) PIK Securities when issued pursuant to the terms of this Indenture and the Securities. Such order shall specify the amount of the Securities to be authenticated, the form in which the Securities are to be authenticated and the date on which the original issue of Securities is to be authenticated.

One Officer shall sign the Securities for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.05 Registrar and Paying Agent.

(a) The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities and as Registrar and Paying Agent with respect to the Definitive Securities.

(b) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar. Upon any Event of Default as described in Section 6.01(e) or Section 6.01(f), the Trustee shall automatically be the Paying Agent.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

Section 2.06 Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.06, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will automatically serve as the Paying Agent if not otherwise so acting.

Section 2.07 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Issuer shall also maintain a copy of such list of the names and addresses of Holders at its registered office.

Section 2.08 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge will be made for any registration of transfer or exchange of the Securities, but the Issuer may require payment from the Holder of a sum sufficient to pay all taxes (including transfer taxes), assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.08. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

Section 2.09 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Trustee, the Paying Agent and the Registrar (if the Registrar also serves as the Paying Agent) and of the Issuer to protect the Issuer, each Guarantor, the Paying Agent and the Registrar (if the Trustee is not serving in the role of Paying Agent or Registrar, as the case may be) from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

Section 2.10 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee (giving effect to, and as increased by, any payment of PIK Interest made thereon by increasing the aggregate principal amount of Global Securities by an amount equal to the PIK Interest payable and, with respect to Securities represented by Physical Securities, any PIK Securities issued after the Issue Date) except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.09 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.09.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.11 Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities under this Indenture.

Section 2.12 Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. Certification of the destruction of all cancelled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

Section 2.13 Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful at the rate borne by the Securities) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly provide or cause to be provided to each affected Holder a written notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The special record date for the payment of such defaulted interest shall not be more than 15 days and shall not be less than 10 days prior to the proposed payment date and shall not be less than 10 days after the receipt by the Trustee of the notice of the proposed payment.

Section 2.14 CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Securities and that any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.15 Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, waived, approved or taken other action by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.10 and Section 12.04. Any such calculation made pursuant to this Section 2.15 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate. The Issuer and the Trustee agree that any action of the Holders may be evidenced by the DTC applicable procedures or by such other procedures as the Issuer and Trustee may agree.

Section 2.16 Statement to Holders. After the end of each calendar year but not later than the latest date permitted by applicable law, the Trustee shall furnish to each Person who at any time during such calendar year was a Holder a statement (for example, a Form 1099 or any other means required by applicable law) prepared by the Trustee as may be required pursuant to the then-applicable regulations under the Code.

Article 3

REDEMPTION

Section 3.01 Redemption. The Securities may be redeemed by the Issuer at its option, in whole, or from time to time in part, on any Business Day specified by the Issuer, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Security set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date. The Securities may also be redeemed by the Issuer in whole, subject to the conditions and at the redemption prices set forth in Sections 3.09 and 4.08(k), together with accrued and unpaid interest to the redemption date.

Section 3.02 Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

Section 3.03 Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee and the Holders in writing of (i) the Section of this Indenture and the Paragraph of the Security (if any) pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.

The Issuer shall provide written notice to the Trustee provided for in this Section 3.03 at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security. Such notice shall be accompanied by an Officers’ Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to written notice of such redemption being provided to any Holder and shall thereby be void and of no effect.

Section 3.04 Selection of Securities to Be Redeemed. In the case of any partial redemption, and if the Securities are Global Securities held by the Depository, the Depository will select the Securities to be redeemed in accordance with its operational arrangements. If the Securities are not Global Securities held by the Depository, selection of the Securities for redemption will be made by the Trustee on a pro rata basis to the extent practicable or such other method the Trustee deems fair and appropriate; provided that no Securities of $1.00 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1.00. Securities and portions of them the Trustee selects shall be in amounts of $1.00 or any integral multiple of $1.00 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

Section 3.05 Notice of Optional Redemption.

(a) Except as otherwise provided in Paragraph 5 of the Security, at least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall provide or cause to be provided a written notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price (or manner of calculation thereof if not then known) and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(v) that all outstanding Securities are to be redeemed or, if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(ix) such other matters as the Issuer deems desirable or appropriate.

Notice of any redemption pursuant to this Section 3.05 or Section 3.09 or 4.08(k) may, at the Issuer’s direction, be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, and interest on, the Securities being redeemed.

(b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee a notice containing the information required by this Section 3.05 at least five Business Days (unless the Trustee consents to a shorter period) prior to the date such notice is to be provided to Holders and such notice may not be canceled but may be subject to such conditions precedent as shall be set forth in such notice.

Section 3.06 Effect of Notice of Redemption. Once written notice of redemption is provided in accordance with Section 3.05, 3.09 or 4.08(k), Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.07 Deposit of Redemption Price. With respect to any Securities, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the

Trustee for cancellation; provided that the Issuer has provided an Officers’ Certificate to the Trustee stating that all conditions precedent (if any) to which such redemption has been made subject pursuant to Section 3.05(b) have been satisfied. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, provided that the Issuer has provided an Officers’ Certificate to the Trustee stating that all conditions precedent (if any) to which such redemption has been made subject have been satisfied or waived.

Section 3.08 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered provided, that each such new Security will be in a minimum principal amount of $1.00 and any integral multiple of $1.00 in excess thereof (or if PIK Securities have been issued, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

Section 3.09 Redemption for Changes in Withholding Taxes. The Issuer may redeem the Securities, in whole but not in part, at its discretion, on any Business Day specified by the Issuer, upon providing not less than 30 nor more than 60 days’ prior written notice to the Trustee, at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, and all Additional Amounts or Additional Interest (if any) that otherwise would be payable, if, on the next date on which any amount would be payable in respect of the Securities, the Issuer would be required to pay Additional Amounts or Additional Interest, and the Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of:

(a) any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction that is officially announced and becomes effective after the Issue Date (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date); or

(b) any amendment to, or change in, an official interpretation or application regarding such laws, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction that is officially announced and becomes effective after the Issue Date (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date).

The Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts or Additional Interest were a payment in respect of the Securities then due and payable, and, at the time such notice is given, the obligation to pay Additional Amounts or Additional Interest must remain in effect.

Prior to the provision of any written notice of redemption of the Securities, the Issuer will deliver to the Trustee an Officers’ Certificate stating that the Issuer cannot avoid any obligation to pay Additional Amounts or Additional Interest by taking reasonable measures available to it.

Article 4

COVENANTS

Section 4.01 Payment of Securities.

(a) The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or cash interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 noon New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. PIK Interest shall be considered paid on the date due if on such date the Trustee has received (i) the written instruction of the Issuer, pursuant to Section 2.02(d), from the Company signed by an Officer to increase the balance of any Global Note to reflect such PIK Interest, or (ii) a PIK Security duly executed by the Issuer together with the written instruction of the Issuer, pursuant to Section 2.02(d), of the Issuer signed by an Officer requesting the authentication of such PIK Security by the Trustee. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and the Issuer shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

(b) Additional Interest and interest payable upon redemption, repurchase or at maturity shall be payable in cash.

(c) All payments made by or on behalf of the Issuer or any Guarantor (including any successor entity) (each, a “Payor”) in respect of the Securities or with respect to any Guarantee, as applicable, will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes (subject to Section 4.01(d)) imposed or levied by or on behalf of a Relevant Taxing Jurisdiction, will at any time be required by law to be made from any payments made by or on behalf of the relevant Payor or paying agent with respect to any Security or any Guarantee, as applicable, including payments of principal, redemption price, interest or premium, if any, such Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received by the Holder in respect of such payments, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received by the Holder in respect of such payments on any such Security or Guarantee, as applicable, in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner of a Security and a Relevant Taxing Jurisdiction (it being understood that a Relevant Taxing Jurisdiction is to be determined as though a payment with respect to the Securities were made on the Issue Date) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Security or the receipt of any payment or the exercise or enforcement of rights under such Security, this Indenture, a Guarantee, the Intercreditor Agreement, any additional intercreditor agreement or a Security Document;

(ii) any Tax that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with a reasonable written request of such Payor addressed to the Holder or the beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters that is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction of, all or part of such Tax but only to the extent the Holder or such beneficial owner is legally entitled to provide such certification or documentation;

(iii) any Taxes, to the extent that such Taxes were imposed or withheld as a result of the presentation of such Security for payment (where Securities are in the form of definitive registered notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had such Security been presented on the last day of such 30-day period);

(iv) any Taxes that are payable otherwise than by deduction or withholding from a payment under or with respect to such Security or any Guarantee;

(v) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(vi) any tax imposed by reason of the Holder’s or beneficial owner’s past or present status (or the past or present status of a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership or a corporation) as a personal holding company, private foundation or other tax exempt organization, passive foreign investment company, controlled foreign corporation with respect to the United States, bank, or as a corporation that accumulates earnings to avoid U.S. federal income tax; or

(vii) any combination of items (i) through (vi) above.

Notwithstanding anything to the contrary herein, the Issuer and the Guarantors shall be permitted to withhold or deduct any amounts required by FATCA and none of the Issuer, the Guarantors or any other person shall be required to pay any additional amounts with respect to any FATCA withholding or deduction imposed on or with respect to any Security.

Each Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Each Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld to each Relevant Taxing Jurisdiction imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable to the Trustee. Such copies shall be made available to the holders upon reasonable request and will be made available at the offices of the relevant paying agent.

If any Payor is obligated to pay Additional Amounts under or with respect to any payment made on any Security or any Guarantee, at least 30 days prior to the date of such payment, such Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case such Payor may deliver such Officers’ Certificate as promptly as practicable thereafter). The Trustee shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary.

Wherever in this Indenture or the Securities there is mentioned, in any context (i) the payment of principal, (ii) interest, or (iii) any other amount payable on or with respect to any of the Securities or any Guarantee, such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and any transfer by the holder or beneficial owner of a Security, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to such Security (or any Guarantee) is made by or on behalf of such Payor, or any political subdivision or Governmental Authority thereof or therein having the power to tax.

(d) When entering into this Indenture, the parties have assumed in good faith that the interest payments under the Securities and the other Finance Documents are not and will not become subject to any deduction or withholding of Taxes on account of Swiss Withholding Tax (a “Swiss Tax Deduction”). Notwithstanding the foregoing, if a Swiss Tax Deduction should, at any time, be or become required by law and should it be unlawful for a Swiss Obligor to comply with Section 4.01(c) for any reason (where this would otherwise be required by the terms of this Indenture or any other Finance Document), then:

(i) the applicable interest rate in relation to that interest payment or guarantee payment shall be the interest rate that would have applied to that interest payment as provided for by this

Indenture and the relevant Security divided by an amount equal to (x) 1 minus (y) the rate at which such Swiss Tax Deduction is required to be made under Swiss domestic tax law or applicable double taxation treaties (where the rate at which such Swiss Tax Deduction is required to be made is for this purpose expressed as a fraction); and

(ii) such Swiss Obligor shall:

(A) pay the relevant interest at the adjusted rate in accordance with the provision above; and

(B) make such Swiss Tax Deduction on the interest so recalculated; and

All references to a rate of interest under any Finance Document shall be construed accordingly and all related provisions shall apply to the deduction for Swiss Withholding Tax purposes on the recalculated interest payment.

(e) Notwithstanding Section 4.01(d), such Swiss Obligor will not be required to make any payment of Additional Interest, if

(i) the relevant Holders are eligible for refund application or such Swiss Obligor is eligible for an exemption application;

(ii) the refund or the exemption to such relevant Holders or such Swiss Obligor has been confirmed in writing by the Swiss Federal Tax Administration to the satisfaction of the Trustee, acting at the direction of such Holders;

(iii) if not subject to an exemption, such relevant Holders have received such refund; and

(iv) the Trustee, acting at the direction of such Holders has given its prior written consent to such waiver of such Swiss Obligor’s obligation to pay Additional Interest which shall not be unreasonably withheld.

To the extent that interest payable under the Securities or any other Finance Document becomes or may become subject to Swiss Withholding Tax the relevant Swiss Obligor shall promptly complete any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for such Swiss Obligor to obtain authorization (x) to make interest payments without them being subject to Swiss Withholding Tax or to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties, as applicable, and (y) for a Holder of Securities, the Trustee or the Collateral Agent to obtain a full or partial refund of Swiss Withholding Tax under applicable double taxation treaties.

The relevant Holders shall provide reasonable efforts to cooperate with the applicable Swiss Obligor to secure such refund or exemption. The Trustee undertakes all reasonable efforts to obtain the documents/information required from such Holders after such Swiss Obligor was notified by the Trustee of such documents/information required. When the relevant Holders have been able to realize treaty benefits, the applicable Swiss Obligor will have a refund claim against such Holders at the amount of the treaty benefit obtained after the calculation of the payment as computed under Section 4.01(d)(i). Such refund is subject to any right of set-off pursuant to this Indenture or the other Finance Documents and subject to not being in a less favorable net after-tax position than such Holders would have been in if such Swiss Withholding Tax had not been required in the first instance.

Section 4.02 Reports and Other Information.

(a) Annual Financials. The Issuer shall deliver to the Trustee, as soon as available, but in any event within 120 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending March 31, 2023, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by (i) a report and opinion of the Issuer’s independent certified public accounting firm of recognized standing in the United States (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with GAAP, and (ii) (if and only if the Issuer is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to the Issuer’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, if the Issuer changes it fiscal year end from March 31st to December 31st during the calendar year ending December 31, 2023, then the financial statements required pursuant to this clause (a) in respect of the fiscal year ending on December 31, 2023 shall cover the period from April 1, 2023 to December 31, 2023; provided, further, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements and attestation report if such consolidated financial statements and attestation report shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.

(b) Quarterly Financials. The Issuer shall deliver to the Trustee, as soon as available, but in any event within 60 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending June 30, 2023, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for (in respect of the first fiscal quarter of such fiscal year) such fiscal quarter or (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a), subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, if the Issuer or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Section 4.02(b) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.

(c) Compliance with Indenture. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, commencing with respect to the fiscal year ending March 31, 2023, an Officers’ Certificate certifying that to each such Officer’s actual knowledge there is no Default or Event of Default that has occurred and is continuing or, if either such Officer does know of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity.

(d) Information During Event of Default. The Issuer shall deliver to the Trustee and the Holders, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Trustee, any Holder or any holder of beneficial interests in the Securities may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege).

(e) Rule 144A Information. So long as the Issuer is not subject to either Section 13 or 15(d) of the Exchange Act, the Issuer shall deliver to the Holders, any holder of beneficial interests in the Securities and any prospective purchaser of the Securities or a beneficial interest therein designated by a Holder or such other Person, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Securities are not freely transferable under the Securities Act.

(f) Communication of Information. Delivery of information under this Section 4.02 to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from any information contained therein, including compliance by the Issuer or any of its Subsidiaries with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates or statements delivered to the Trustee pursuant to Section 4.02(c)). Neither the Issuer nor the Guarantors shall be obligated to deliver any confidential reports or other confidential information to any Holder (or any holder of beneficial interests in the Securities) who has not executed a Confidentiality Agreement in accordance with the terms of this Indenture. The Issuer shall provide the Trustee with a list of such Holders (or holders of beneficial interests in the Securities) and shall update such list after the execution and delivery to the Issuer of a Confidentiality Agreement by any Person not already party to such a Confidentiality Agreement with the Issuer.

Section 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) (i) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock.

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under a Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time not to exceed $40,000,000;

(ii) the Incurrence by any of the Issuer and the Guarantors of Indebtedness represented by the Securities in the aggregate principal amount outstanding at any one time not to exceed the Permitted Notes Amount and the Guarantees thereof;

(iii) Indebtedness and Disqualified Stock existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Guarantor, and Disqualified Stock issued by the Issuer or any Guarantor, to finance (whether prior to or contemporaneously with) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) that (i) is without recourse to any property or assets of the Issuer or any Restricted Subsidiary other than the assets so acquired, leased, constructed, repaired, replaced or improved and (ii) is in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv), does not exceed $7,500,000;

(v) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries (i) constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or (ii) in respect of Bank Products Obligations;

(vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, any assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Guarantor that holds such shares of Preferred Stock of a Restricted Subsidiary ceasing to be a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Guarantor) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary of the Issuer; provided, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary of the Issuer holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary of the Issuer or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Hedging Obligations of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii) Indebtedness or Disqualified Stock of the Issuer or any Guarantor not otherwise permitted under this Indenture in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $1,000,000 at any one time outstanding;

(xiii) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any other Guarantor so long as the Incurrence of such Indebtedness Incurred by the Issuer or such other Guarantor is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms unsecured and subordinated in right of payment to the Securities or the Guarantee of such other Guarantor, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be unsecured and subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such other Guarantor, as applicable;

(xiv) the Incurrence by the Issuer or any Guarantor of Indebtedness or Disqualified Stock of a Guarantor that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock issued as permitted under clauses (ii), (iii), (iv), (xii), (xiv), (xv), (xviii), (xx) and (xxiii) of this Section 4.03(b) or any Indebtedness or Disqualified Stock Incurred to so refund or refinance such Indebtedness or Disqualified Stock, including any additional Indebtedness or Disqualified Stock Incurred to pay premiums (including tender premiums and paid-in-kind interest), fees, expenses and defeasance costs in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced or defeased;

(2) has a Stated Maturity that is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) 91 days following the Stated Maturity of the Securities;

(3) to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior in right of payment to the Securities or a Guarantee, as applicable, such Refinancing Indebtedness is junior in right of payment to the Securities or a Guarantee to the same extent as such Indebtedness being refunded, refinanced or defeased, as applicable, or (b) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock;

(4) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced or defeased plus premium (including tender premium and paid-in-kind interest), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(5) shall not include Indebtedness of the Issuer or a Guarantor that refunds, refinances or defeases Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refund, refinance or defease Indebtedness outstanding under clause (iv), (xii), (xviii) or (xx) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xviii) or (xx) of this Section 4.03(b), as applicable, and not this clause (xiv)

for purposes of determining amounts outstanding under such clause (iv), (xii), (xviii) or (xx) of this Section 4.03(b);

(xv) Indebtedness or Disqualified Stock of (x) the Issuer or any Guarantor incurred to finance an acquisition of any property or assets or (y) Persons that are acquired by the Issuer or any Guarantor or merged, consolidated or amalgamated with or into the Issuer or a Guarantor in accordance with the terms of this Indenture; provided that, in each case, immediately after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than 3.5 to 1.00; or

(2) the Consolidated Leverage Ratio would be less than immediately prior to such acquisition or merger, consolidation or amalgamation;

provided, further, that if, with respect to any Indebtedness incurred pursuant to this clause (xv), the Person so acquired does not become, upon acquisition, a Guarantor, then the Issuer and the Guarantors shall not guarantee such Indebtedness, and such Indebtedness shall have no recourse to any assets or property of the Issuer or the Guarantors;

(xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xvii) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to a Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit, to the extent such letter of credit or bank guarantee issued pursuant to such Credit Agreement is otherwise permitted by this Section 4.03;

(xviii) Contribution Indebtedness;

(xix) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums, (y) take-or-pay obligations contained in supply arrangements or (z) deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees of the Issuer, any direct or indirect parent of the Issuer, or any Restricted Subsidiary, in each case, in the ordinary course of business;

(xx) [reserved];

(xxi) Indebtedness of the Issuer or any Guarantor issued to (x) any joint venture (regardless of the form of legal entity) that is not a Subsidiary or (y) any Unrestricted Subsidiary, in each case arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer or any Guarantor;

(xxii) [reserved];

(xxiii) [reserved];

(xxiv) Indebtedness of the Issuer or any of its Restricted Subsidiaries arising pursuant to any Permitted Reorganization

(xxv) Indebtedness represented by clause (10) of the definition of Permitted Investments.

(c) Notwithstanding Section 4.03(b), Quotient Suisse or any other Swiss Obligor may not Incur any Indebtedness in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof) other than (i) Indebtedness represented by its Guarantee or (ii) unsecured Indebtedness Incurred under clause (ix) of Section 4.03(b) that is subordinated in right of payment to the Guarantee of Quotient Suisse or such other Swiss Obligor, as applicable, provided that the rights of the Issuer and its Restricted Subsidiaries (other than Quotient Suisse or any other Swiss Obligor) under such Indebtedness are pledged as Notes Collateral.

(d) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxv) of Section 4.03(b), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Section 4.03, provided that any Indebtedness outstanding under the Credit Agreement on the Issue Date shall be allocated to Section 4.03(b)(i).

(e) Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, amortization or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(f) For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the higher U.S. Dollar equivalent), in the case of revolving credit debt.

(g) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary of the Issuer may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values following the incurrence of such Indebtedness.

Section 4.04 Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary, provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer;

(iii) purchase or otherwise acquire or retire for value any Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer;

(iv) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, unless such sinking fund obligation, principal installment or final maturity occurs within one year of the Stated Maturity of the Securities, and (B) Indebtedness permitted under clause (vii) of Section 4.03(b)); or

(v) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than 3.5 to 1.00; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after April 1, 2023 (including Restricted Payments permitted by clauses (i), (iv), (v) (to the extent such dividends did not reduce Consolidated Net Income), (vi) and (xiv) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Section 4.04 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Issuer) of such property at the time made).

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor that is Incurred in accordance with Section 4.03 so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus paid-in-kind interest, any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith);

(B) such Indebtedness is subordinated to the Securities or the related Guarantee, as the case may be, in right of payment as to Lien priority with respect to the Notes Collateral, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(C) such Indebtedness has a Stated Maturity and, if applicable, a First Amortization Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Securities then outstanding; or

(D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, officer, director, consultant or advisor of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to the MIP; provided that the aggregate amounts paid under this clause (iv) do not exceed $250,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $500,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, officers, directors, consultants or advisors of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under clause (3) of Section 4.04(a)); plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers, consultants or advisors of the Issuer or any Restricted Subsidiary or the direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.03;

(vi) the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (A) immediately after giving effect to such declaration (and the payment of dividends or distributions) on a pro forma basis, the Consolidated Leverage Ratio does not exceed 3.5 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii) [reserved];

(viii) payments or distributions to dissenting stockholders or equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Article 5, provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Securities tendered and not withdrawn by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(ix) other Restricted Payments that are made with Excluded Contributions;

(x) other Restricted Payments in an aggregate amount not to exceed $500,000;

(xi) repurchases of Equity Interests (including those of any direct or indirect parent of the Issuer) deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xii) Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of the Issuer, any direct or indirect parent of the Issuer, or such Restricted Subsidiary;

(xiii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered and not withdrawn by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xiv) (a) dividends, loans, advances or distributions to any Parent Entity or other payments by the Issuer or any Restricted Subsidiary in amounts equal to (without duplication) the amounts required for any direct or indirect parent of the Issuer to pay any Parent Entity Expenses; and (b) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans or advances to, any direct or indirect parent of the Issuer in amounts required for any such parent entity (or such parent entity’s direct or indirect equity owners) to pay (i) (1) franchise, excise and similar taxes, and other fees and expenses, required to maintain its corporate, legal and organizational existence and (2) (x) distributions to such parent entity’s equity owners in proportion to their equity interests sufficient to allow each such equity owner to receive an amount at least equal to the aggregate amount of its out-of-pocket costs to any unaffiliated third parties directly attributable to creating (including any incorporation or registration fees) and maintaining the existence of the applicable equity owner (including doing business fees, franchise taxes, excise taxes and similar taxes, fees, or expenses), and legal and accounting and other costs directly attributable to maintaining its corporate, legal, or organizational existence and complying with applicable legal requirements, including such costs attributable to the preparation of tax returns or related matters, and (y) operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses of any such parent entity which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Issuer and its Restricted Subsidiaries; or (ii) any tax distributions required or permitted to be made under the Section 6.3 of the Amended and Restated Limited Partnership Agreement of Quotient Holdings Newco, LP, a Delaware limited partnership (as such agreement is in force as of the date hereof);

(xv) the redemption, repurchase, retirement or other acquisition of Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer with the net cash proceeds from a substantially concurrent issuance of Disqualified Stock that is issued in accordance with Section 4.03; and

(xvi) Restricted Payments made in connection with or constituting part of a Permitted Reorganization, or made pursuant to the Royalty Agreements provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (x), (xi), (xiv) and (xv) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of “Unrestricted Subsidiary.”

(d) For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Section 4.04(b) or is entitled to be made pursuant to Section 4.04(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.04.

(e) Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries shall not, directly or indirectly (and shall cause their Subsidiaries not to, directly or indirectly), use Permitted Investments pursuant to clause (9) or (19) of the definition of “Permitted Investments” to make Restricted Payments of the type described in clause (i), (ii) or (iii) of Section 4.04(b).

Section 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date;

(2) this Indenture, the Guarantees, the Securities, the Security Documents or the Intercreditor Agreements;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness or Capital Stock of a Person acquired by the Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or guarantees utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) documents relating to Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.11, which restrictions are restrictions on the transfer of assets securing such Secured Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements, collaboration agreements, intellectual property licenses and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired, Capitalized Lease Obligations and Bank Products Obligations in the ordinary course of business;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11) other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary of the Issuer so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Securities (as determined in good faith by the Issuer), provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Section 4.03;

(12) any Permitted Investment (to the extent such encumbrance or restriction was not made in contemplation of such Permitted Investment and were in existence on the date of such Permitted Investment); or

(13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.06 Asset Sales and MosaiQ™ Excess License Proceeds.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities (1) that are by their terms subordinated in right of payment to the Securities or any Guarantee, (2) that are unsecured, (3) that are secured by a Lien on any Notes Collateral ranking junior to the Liens on such Notes Collateral securing the Securities or any Guarantee or (4) that are owed to the Issuer, a Subsidiary or any Affiliate of the foregoing) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(ii) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received), and

(iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $500,000 (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b) Within 365 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i) (A) if the subject assets constitute ABL Collateral that secures First Priority Lien Obligations, to permanently repay Indebtedness constituting First Priority Lien Obligations, including Secured Bank Indebtedness (and, if the Indebtedness repaid is revolving Indebtedness, to correspondingly permanently reduce commitments with respect thereto) or (B) subject to Sections 4.06(c) and (i) below if the subject assets do not constitute ABL Collateral that secures First Priority Lien Obligations, or if the subject assets constitute Excluded Assets, as the case may be, to reduce the Obligations under the Securities (x) as provided under the optional redemption provisions of Paragraph 5 of the Security, (y) through open-market purchases (provided, that such purchases are at or above 100% of the principal amount thereof), or (z) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Securities, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; and/or

(ii) except with respect to the Net Proceeds of an MosaiQ™ Intellectual Property Sale, any MosaiQ TM Excess License Proceeds, or proceeds from an Alba Disposition (which Net Proceeds or proceeds, as applicable, for the avoidance of doubt, will be applied pursuant to Section 4.06(c) or (i), as applicable, without regard to such 365-day period), to (A) make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or, if such Person is a Restricted Subsidiary of the Issuer, in an increase in the percentage ownership of such Person by the Issuer or any Restricted Subsidiary of the Issuer), non-current assets, or non-current property, in each case (x) used or useful in a Similar Business or (y) that replace the properties and assets that are the subject of such Asset Sale, (B) make capital expenditures; or (C) with respect to Net Proceeds not to exceed $5,000,000 in the aggregate per fiscal year, to fund operating expenses of the Issuer and its Restricted Subsidiaries; provided, that any such Investment, assets, property or capital expenditures, to the extent acquired with Net Proceeds of an Asset Sale of Notes Collateral, shall be pledged as Notes Collateral (including any assets held by a Person acquired using Net Proceeds, which shall not be ABL Collateral even if such assets or property are of a type that would otherwise be ABL Collateral).

In the case of clause (ii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment, so long as the Net Proceeds are applied within 450 days after the receipt thereof. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture, provided that the Net Proceeds of an Asset Sale of Notes Collateral shall be held in an account that is pledged as Notes Collateral.

(c) Any (i) Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in Section 4.06(a) or 4.06(b) (including the Net Proceeds of a MosaiQ™ Intellectual Property Sale) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in Section 4.06(b)(i), shall be deemed to have been invested whether or not such offer is accepted) and (ii) MosaiQ™ Excess License Proceeds shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Issuer shall make an offer to all Holders of Securities (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities that is at least $1.00 and an integral multiple of $1.00 that may be purchased out of Excess Proceeds in excess of $5,000,000 at an offer price in cash in an amount equal to 100% of the principal balance thereof, plus accrued and unpaid interest, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the existence of Excess Proceeds in excess of $5,000,000 by providing the written notice required pursuant to Section 4.06(h), with a copy to the Trustee. To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 4.06(g). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at $5,000,000.

(d) [Reserved].

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(f) Not later than the date upon which written notice of an Asset Sale Offer, as the case may be, is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the application of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such application with the provisions of Section 4.06(b). On the specified date of purchase, the Issuer shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the or Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer, along with a written payment and cancellation order. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price as determined by the Issuer and stated in the written payment and cancellation order. In the event that the Excess Proceeds delivered by the Issuer to the Trustee are greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with Section 4.06.

(g) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered by the Holder for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Security purchased. If at the end of the Offer Period more Securities are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, and if the Securities are Global Securities held by the Depository, the Depository will select the Securities to be redeemed in accordance with its operational arrangements. If the Securities are not Global Securities held by the Depository, selection of such Securities for purchase shall be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $1.00 or less shall be purchased in part.

(h) Written notices of an Asset Sale Offer shall be provided by the Issuer at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address with a copy to the Trustee (or electronically pursuant to DTC’s applicable procedures). If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.

(i) Notwithstanding anything herein to the contrary, 100% of any proceeds from an Alba Disposition shall automatically and immediately be deemed Excess Proceeds (without regard to the 365-day period described in this Section 4.06), shall not be available to be applied by the Issuer pursuant to Section 4.06(b), and the Issuer shall, once such proceeds exceed $1, make an Asset Sale Offer only to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased out of such Excess Proceeds in accordance with and in compliance with the procedures set forth in section 4.06(c) as modified by this Section 4.06(i).

Section 4.07 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $250,000, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary (as determined in good faith by the Issuer) than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,250,000, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the members of the Board of Directors of the Issuer, approving such Affiliate Transaction and certifying that such Affiliate Transaction complies with clause (i) above, as evidenced by an Officers’ Certificate.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) any transaction or series of transactions between or among any of the Issuer and its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), including any payment to, or sale, lease, transfer or other disposition of any properties or assets to, or purchase of any property or assets from, or any contract, agreement, amendment, understanding, loan, advance or guarantee with, or for the benefit of, any of the Issuer and its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments (without giving effect to clause (12) of the definition thereof);

(iii) the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity, contribution and insurance provided on behalf of, current or former officers, directors, employees, consultants or advisors of the Issuer, any direct or indirect parent of the Issuer, or any Restricted Subsidiary;

(iv) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i);

(v) payments or loans (or cancellation of loans) to current or former officers, directors, employees, consultants or advisors of the Issuer, any direct or indirect parent of the Issuer, or any of the Restricted Subsidiaries of the Issuer and employment agreements, stock option plans and other similar arrangements with such officers, directors, employees, consultants or advisors that, in each case, are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;

(vi) any agreement as in effect as of the Issue Date or any amendment, modification or replacement thereto or thereof (so long as any such agreement together with all amendments, modifications or replacements thereto or thereof, taken as a whole, is not more disadvantageous to the holders of the Securities in any material respect than the original agreement as in effect on the Issue Date, as determined in good faith by the Issuer) or any transaction specifically contemplated thereby;

(vii) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment, modification or replacement thereto or thereof or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment, modification or replacement to or of any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments, modifications or replacements thereto or thereof, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date as determined in good faith by the Issuer;

(viii) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries (as applicable) in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business that are not otherwise prohibited by the terms of this Indenture;

(ix) the issuance of, or transactions with respect to which the sole consideration from the Issuer or any Restricted Subsidiary consists of, Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(x) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee or director benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xi) any contribution to the ordinary share capital of the Issuer;

(xii) transactions permitted by, and complying with, Article 5;

(xiii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xiv) intercompany transactions undertaken in good faith (as certified by the Issuer in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Indenture;

(xv) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xvi) payroll, travel and similar advances to any current or former officers, directors, employees, consultants or advisors of the Issuer, any direct or indirect parent of the Issuer, or any Restricted Subsidiary, to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice; or

(xvii) transactions constituting any part of a Permitted Tax Reorganization or Permitted IPO Reorganization and the payment of all fees and expenses related to any Permitted Tax Reorganization or Permitted IPO Reorganization.

Section 4.08 Change of Control.

(a) Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s then outstanding Securities at a purchase price in cash equal to 101% of the principal balance thereof (such purchase price being deemed to include a premium of 1%), plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant

Record Date to receive interest due on the related Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase any Securities pursuant to this Section 4.08 in the event that it has exercised (i) its unconditional right to redeem such Securities in accordance with Article 3 or (ii) its legal defeasance option or covenant defeasance option in accordance with Article 8.

(b) Within 30 days following any Change of Control, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Issuer shall provide a written notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest on the related Payment Date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such written notice is provided); and

(iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased.

(c) Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the repurchase date. The Holders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the repurchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security repurchased. Holders whose Securities are repurchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.

(d) On the repurchase date, all Securities repurchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g) Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to Section 4.08(f) will have the status of Securities issued and outstanding.

(h) At the time the Issuer delivers Securities to the Trustee that are to be accepted for repurchase, the Issuer shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08 and confirming whether the Securities will be considered issued but not outstanding, or include orders to cancel the repurchased Securities. A Security shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, provides payment therefor to the surrendering Holder.

(i) Prior to providing written notice to the Holders of any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(k) If holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control offer in lieu of the Issuer as described above, purchases all of the Securities validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 15 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase on a date at a price in cash equal to the Change of Control Payment.

Section 4.09 Further Instruments and Acts. The Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.10 Future Guarantors. The Issuer shall cause each Restricted Subsidiary other than an Immaterial Subsidiary, within 30 Business Days of becoming a Restricted Subsidiary, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture.

Section 4.11 Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist (a) any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness or (b) any Lien on ABL Collateral securing any First Priority Lien Obligation of the Issuer or any Guarantor without effectively providing that the Securities or the applicable Guarantee, as the case may be, shall be secured by a junior security interest (subject to Permitted Liens) upon the assets or property constituting such ABL Collateral for such First Priority Lien Obligations; provided, however, that (1) all such Liens on the ABL Collateral shall be subject to the Intercreditor Agreement and (2) no such junior security interest upon any Lockbox Account constituting ABL Collateral shall be required.

For purposes of determining compliance with this Section 4.11, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (30) of the definition of “Permitted Liens,” then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.11.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

The Liens granted in favor of the Collateral Agent on the Notes Collateral to secure the Obligations in respect of the Securities shall be subordinated to any Lien granted in favor of any third party on such Notes Collateral that is permitted by clause (17) of the definition of “Permitted Liens” (other than such Permitted Liens in favor of the Issuer or any Restricted Subsidiary) and, upon request from the Issuer (which shall be accompanied by an Officers’ Certificate), the Collateral Agent shall take such action as is requested by the Issuer to reflect such subordination (including the entry into non-disturbance and similar agreements) in connection with the licensing of Intellectual Property and any other transactions permitted by such clause (17), such as confirming in writing to any actual or potential licensee or counterparty that (i) the Collateral Agent shall not, by enforcing its Lien, or otherwise, disturb or otherwise affect the prior Lien of such licensee or counterparty or any other rights of the licensee or counterparty under the relevant agreements, (ii) so long as such licensee or counterparty is not in breach of or default under its agreements with the Issuer or its Subsidiaries, neither the Collateral Agent nor any successor thereto shall assert any rights of the Issuer or any Subsidiary to terminate any rights or benefits of the licensee or counterparty pursuant to the terms of such agreements, and (iii) upon entry by the Issuer or any Subsidiary into any non-exclusive license agreement with respect to such Intellectual Property with the party licensing such Intellectual Property, such non-exclusive licensee shall take its license rights under such license agreement free of the Liens on the Notes Collateral.

Section 4.12 Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be made. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made at the Corporate Trust Office of the Trustee as set forth in Section 12.01; provided, however, that no office of the Trustee shall be an office or agency of the Issuer for the purposes of service of legal process on the Issuer or any Guarantor.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.05.

Section 4.13 After-Acquired Property. Upon the acquisition by any Issuer or any Guarantor of any assets or property, including any new Subsidiary of the Issuer or any Guarantor (in each case, other than Excluded Assets) (“After-Acquired Property”), the Issuer or such Guarantor shall promptly execute and deliver such mortgages, deeds of trust, security instruments, pledge agreements, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest or other Lien, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to certain limitations, if applicable, including as described under Article 11) added to the Notes Collateral, and shall promptly deliver such Officers’ Certificates and Opinions of Counsel as are customary in secured financing transactions in the relevant jurisdictions or as are reasonably requested by the Trustee or the Collateral Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Indenture relating to the Notes Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect; provided that if granting a security interest or Lien in such After-Acquired Property requires the consent of a third party, the Issuer shall use commercially reasonable efforts to obtain such consent with respect to the security interest or Lien for the benefit of the Collateral Agent on behalf of the Holders of the Securities; provided, further, that if such third party does not consent to the granting of such security interest or Lien after the use of such commercially reasonable efforts, the Issuer or such Guarantor, as the case may be, will not be required to provide such security interest or Lien (so long as no other Person is granted a Lien (other than a Permitted Lien that is not an Excluded Permitted Lien) on such After-Acquired Property securing any Indebtedness following such acquisition or in contemplation thereof); and provided, further, that with respect to the security interest in After-Acquired Property that constitutes ABL Collateral securing First Priority Lien Obligations, such security interest securing the Securities and the Guarantees shall be subject to the Intercreditor Agreement. Notwithstanding the foregoing, if any property or assets of the Issuer or any Guarantor originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to such defined term, all or the applicable portion of such property and assets shall be deemed to be After-Acquired Property and shall be added to the Notes Collateral in accordance with the previous sentence.

Section 4.14 Intellectual Property. The Issuer shall, at its sole expense, either directly or by using commercially reasonable efforts to cause any Restricted Subsidiary or any licensee to do so, take any and all commercially reasonable actions to (a) diligently maintain the Intellectual Property owned or held by the Issuer or any Restricted Subsidiary on the Issue Date and (b) to the extent the Issuer, any Restricted Subsidiary or any licensee in good faith determines appropriate, diligently defend or assert the Intellectual Property against infringement, misappropriation, interference, or other violation by any other Persons and against any claims of invalidity or unenforceability by any other Persons (including by bringing any legal action for infringement or misappropriation or defending any counterclaim of invalidity or action for declaratory judgment of non-infringement or non-misappropriation), in each case, if the failure to so act, prepare, execute, deliver or file would reasonably be expected to have a material adverse effect on the (i) Intellectual Property covering or related to the MosaiQ™ Core Product, or (ii) the business, results of operations, or financial condition, in each case, of the Issuer and its Restricted Subsidiaries taken as a whole. The Issuer shall not, and shall use its commercially reasonable efforts to cause any Restricted Subsidiary or any licensee not to, disclaim or abandon, or fail to take any action the Issuer in good faith determines appropriate to prevent the disclaimer or abandonment of, the Intellectual Property, in each case if such disclaimer, abandonment or failure to take any such action would reasonably be expected to have a material adverse effect on the (A) Intellectual Property covering or related to any MosaiQ™ Core Product, or (B) the business, results of operations, or financial condition, in each case, of the Issuer and its Restricted Subsidiaries taken as a whole. Any license of the Intellectual Property rights related to MosaiQ™ (to the extent that such Intellectual Property right is directly owned, controlled or otherwise held by the Issuer or any Guarantor on the Issue Date and included in the Notes Collateral on the date of such license) to the Issuer or any of its Subsidiaries shall only be to the Issuer or a Guarantor.

Section 4.15 Line of Business. Except to such extent as would not be material to the Issuer and its Restricted Subsidiaries as a whole, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any line of business other than those businesses engaged in on the Issue Date and businesses or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, those businesses engaged on the Issue Date.

Section 4.16 Use of Proceeds. Subject to Section 4.20, the Issuer shall use, or will cause its Restricted Subsidiaries to use, the net proceeds, if any, from the issuance and sale of the Securities for general corporate purposes.

Section 4.17 Existence. Subject to Article 5, each of the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its respective existences, rights (charter and statutory), licenses and franchises; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the existence of any Guarantor, if the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.18 [reserved]

Section 4.19 Minimum Liquidity. The Issuer and its Restricted Subsidiaries, on a consolidated basis, shall maintain, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2023, an amount of aggregate Cash Equivalents equal to at least $5,000,000 (the “Liquidity Amount”); provided, however, that up to fifty percent (50%) of the Liquidity Amount may be comprised of the Issuer’s Investments in the Credit Suisse Supply Chain Finance Investment Grade Fund and the Credit Suisse (Lux) Supply Chain Finance Fund (which shall be valued for this purpose of this Section 4.19 at cost and without regard to any reserves or deductions taken by the Issuer against the carrying value of such Investments for financial accounting purposes).

Section 4.20 No Flowback to Switzerland. None of the proceeds from the issuance and sale of the Securities may be used in Switzerland in a manner which would constitute a use of proceeds in Switzerland as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Federal Withholding Tax unless: (i) a tax ruling countersigned by the Swiss Federal Tax Administration is obtained confirming that any such use of proceeds in Switzerland does not result in Swiss Federal Withholding Tax consequences, or (ii) any such use of proceeds in Switzerland does not result in any Swiss Federal Withholding Tax consequences under then applicable Swiss tax laws.

Article 5

SUCCESSOR COMPANY

Section 5.01 When Issuer May Merge or Transfer Assets.

(a) The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) (A) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of an Approved Jurisdiction (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and (B) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iii) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:

(A) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than 3.5 to 1.00; or

(B) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(iv) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(v) the Issuer shall have delivered to the Trustee (A) an Officers’ Certificate and an Opinion or Opinions of Counsel, each stating (to the extent applicable with respect to such Opinion or Opinions of Counsel) that such transaction and such supplemental indentures (if any) comply with this Indenture, (B) an Officers’ Certificate stating that the obligations of the Issuer under this Indenture, the Securities, the Intercreditor Agreement and the Security Documents remain obligations of the Successor Company and confirming the necessary actions to continue the perfection and priority of the Collateral Agent’s Lien in the Notes Collateral and of the preservation of its rights therein and (C) an Officers’ Certificate stating that such necessary actions have been taken (together with evidence thereof) promptly and in any event no later than 30 days following such transaction.

(b) The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Securities and the Security Documents. Notwithstanding clauses (ii) and (iii) of Section 5.01(a), the Issuer may consolidate, amalgamate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, an Affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another Approved Jurisdiction, and notwithstanding such clauses (ii) and (iii), the Issuer may consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Restricted Subsidiary. This Article 5 will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of property or assets between or among any of the Issuer’s Restricted Subsidiaries or from any Restricted Subsidiary to the Issuer.

Section 5.02 When Guarantors May Merge or Transfer Assets.

(a) Subject to the provisions of Section 10.02(c) (which govern the release of a Guarantee upon the sale, disposition, exchange or other transfer of the Capital Stock of a Guarantor), none of the Guarantors shall, and the Issuer shall not permit any Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of an Approved Jurisdiction (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and, if applicable, such Guarantors’ Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii) the Successor Guarantor (if other than such Guarantor) or the Issuer shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture (if any) comply with this Indenture.

(b) Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture, such Guarantor’s Guarantee and the Security Documents, and in such event such Guarantor will automatically be released and discharged from its obligations under this Indenture, such Guarantor’s Guarantee and the Security Documents.

(c) Notwithstanding the foregoing, any Guarantor may consolidate, amalgamate, merge with or into or wind up or convert into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any other Guarantor.

Section 5.03 Permitted Transactions. Notwithstanding anything in Sections 5.1 or 5.2 (which do not apply to transactions referred to in this sentence), the Issuer and the Restricted Subsidiaries may effect any Permitted Tax Reorganization or Permitted IPO Reorganization.

Article 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs if:

(a) there is a default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(b) there is a default in the payment of principal of or premium (including the Redemption Premium (as defined in the Security)), if any, on any Security when due at its Stated Maturity, upon scheduled payment thereof, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c) the Issuer or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) or (b) above) and such failure continues for 60 days after the notice specified below;

(d) the Issuer or any Restricted Subsidiary fails to pay any Indebtedness within any applicable grace period after such payment is due and payable (including at final maturity) or the acceleration of any such Indebtedness by the holders thereof occurs because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $1,000,000 or its non-U.S. currency equivalent;

(e) the Issuer or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any non-U.S. laws relating to insolvency;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Restricted Subsidiary of the Issuer in an involuntary case;

(ii) appoints a Custodian of the Issuer or any Restricted Subsidiary of the Issuer or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Restricted Subsidiary of the Issuer;

or any similar relief is granted under any non-U.S. laws and the order or decree remains unstayed and in effect for 60 days;

(g) the Issuer or any Restricted Subsidiary fails to pay final judgments aggregating in excess of $1,000,000 or its non-U.S. currency equivalent (net of any amounts that are covered by indemnities provided by reputable and creditworthy companies or enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof;

(h) any representation or warranty made in writing by or on behalf of the Issuer or any Guarantor in connection with the issuance and sale of the Securities or made in writing by or on behalf of the Issuer or any Guarantor in connection with the transactions contemplated by this Indenture and the Security Documents proves to have been false or incorrect in any material respect on the date as of which made (or, if such representation or warranty is given as of a specific time, as of such time);

(i) the Collateral Agent fails to have a perfected security interest in any portion of the Notes Collateral with a value greater than $1,000,000, except as contemplated by this Indenture and the Security Documents;

(j) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 10 days;

(k) unless all of the Notes Collateral has been released from the Liens in accordance with the provisions of the Security Documents with respect to the Securities, the Issuer shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 10 Business Days after the Issuer has actual knowledge of such assertions; or

(l) the Issuer or any Guarantor fails to comply for 60 days after notice with its obligations contained in the Security Documents, except for a failure with respect to assets or property with an aggregate value of less than $1,000,000.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (c) or (l) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer (and also the Trustee if given by the Holders) of the Default and the Issuer does not cure such Default within the time specified in clause (c) or (l) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by written notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the premium (including the Redemption Premium), if any, and accrued but unpaid interest on, all the Securities is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer occurs, the principal of, and the premium (including the Redemption Premium), if any, and accrued but unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders. The

Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium (including the Redemption Premium) that has become due solely because of the acceleration) have been cured or waived.

If the principal of, premium (including the Redemption Premium), if any or accrued and unpaid interest, if any, on the Securities becomes due and payable as provided above (an “Acceleration”), the principal of, and the premium (including the Redemption Premium), if any, and accrued but unpaid interest on the Securities that shall be due and payable in connection with any payment that occurs following such Acceleration shall equal the redemption price set forth in Paragraph 5 of the form of Security set forth in Exhibit A hereto in effect on the date such amount is paid, as if such Acceleration were an optional redemption of the Securities affected thereby on the date such amount is paid. The amount described in the preceding sentence is intended to be liquidated damages and not unmatured interest or a penalty.

In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but only at the written direction of Holders of a majority in principal amount of the then outstanding Securities, pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. Any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding.

Section 6.05 Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.06.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6 or any Security Document, the Trustee (after giving effect to Section 5.3 of the Collateral Agreement) shall pay out the money or property in the following order:

FIRST: to the Trustee and Collateral Agent for amounts due under this Indenture (including but not limited to Section 7.06 hereof) and Collateral Agreement;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall provide to each Holder and the Issuer a written notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

Section 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13 Holder Request. At the written request of the Issuer or any Holder (or any holder of beneficial interests in the Securities that certifies to the Trustee that it is a holder of such beneficial interests or is actually known by the Trustee to be such a holder of beneficial interests as evidenced by a Confidentiality Agreement that has previously been delivered to the Trustee), the Trustee shall, as soon as practicable after receipt of such request and at the Issuer’s sole cost and expense, (a) contact each Holder or each other Holder (and each other holder of beneficial interests in the Securities) to request each such other Holder or other Holder (and each such other holder of beneficial interests in the Securities) to provide its written permission to being identified to the Issuer or the requesting Holder (or holder of beneficial interests in the Securities) by the Trustee, to the extent the Trustee has actual knowledge of the identity of such Holder or other Holder (or other holder of beneficial interests in the Securities), including pursuant to Section 4.02(f) and (b) disclose to the Issuer or the requesting Holder (or other holder of beneficial interests in the Securities) the identity of any such Holder or other Holder (and any such other holder of beneficial interests in the Securities) who provides such written permission to the Trustee. The Trustee shall have no liability if it contacts any Person that it believes to be a beneficial holder of the Securities that is not a beneficial holder of the Securities.

Article 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, except with respect to the obligation to exercise rights and remedies following an Event of Default, which right and remedies shall be performed by the Trustee acting solely upon the direction of Holders of a majority in principal amount of the Securities in accordance with Section 6.03 and Section 6.05.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(i) The Trustee will not be liable in its individual capacity for the obligations evidenced by the Securities.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 7.06, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee in accordance with Section 6.01, and such notice references the Notes and this Indenture.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(l) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(m) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(n) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. The Trustee and its Affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its Affiliates in the ordinary course of their respective businesses. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Securities or any Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 from the Issuer, any Guarantor or any Holder.

Section 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall provide to each Holder written notice of the Default within 30 days after it is actually known to a Trust Officer or written notice referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default,” is received by the Trustee in accordance with Section 12.01. Except in the case of a Default in the payment of principal of or premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services, as agreed between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and documented expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the discharge of this Indenture, the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the reasonable and documented fees and expenses of such counsel; provided, however, that the

Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction) or with respect to any settlement made without its consent.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, and premium, if any, and interest on, particular Securities.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.07 Replacement of Trustee.

(a) The Trustee may resign in writing at any time upon 30 days prior notice to the Issuer by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall provide a written notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.09, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the obligations of the Issuer and the Guarantors under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger. If the Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another organization or entity, the resulting, surviving or transferee entity or organization without the execution or filing of any paper or any further act on the part of any parties hereto shall automatically be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation or transfer to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.09 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA, as if this Indenture and the rights and duties of the Trustee in respect hereof were subject to the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, as if this Indenture and the rights and duties of the Trustee in respect hereof were subject to the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

Section 7.10 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, as if this Indenture and the rights and duties of the Trustee in respect hereof were subject to the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA, as if this Indenture and the rights and duties of the Trustee in respect hereof were subject to the TIA, to the extent indicated.

Section 7.11 Confidential Information. The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all confidential information (“Confidential Information”) provided to the Trustee by the Issuer or any Subsidiary (or any direct or indirect equityholder of the Issuer or such Subsidiary) or any Holder (or holder of a beneficial interest in the Securities) may be considered to be proprietary and confidential information. The Trustee agrees to take reasonable precautions to keep Confidential Information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any Confidential Information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Securities), as applicable. The Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.11.

The Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, does not have any responsibility whatsoever for any reliance on Confidential Information by the Trustee or by any Person to whom such information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that the

Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. The Trustee further agrees that it shall not acquire any rights against the Issuer or any of its Subsidiaries or any employee, officer, director, manager, representative or agent of the Issuer or any of its Subsidiaries or any Holder (or any holder of a beneficial interest in the Securities), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

In the event the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed or obtaining a protective order narrowing the scope of such disclosure.

Each of the Paying Agent and the Registrar agrees to be bound by this Section 7.11 to the same extent as the Trustee.

Article 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to certain surviving provisions, including with respect to rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.09 that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid by the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities that have not been delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year or (c) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Securities to the date of deposit, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuer or the Guarantors have paid all other sums payable under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(d) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 6.07, 7.06 and 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

(e) Subject to Section 8.01(d) and Section 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, and 4.21 and the operation of Section 4.08, Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(f) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) and 6.01(l) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities and the Security Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e) (to the extent such Section 6.01(e) applies to Restricted Subsidiaries), 6.01(f) (to the extent such Section 6.01(f) applies to Restricted Subsidiaries), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) or because of the failure of the Issuer to comply with Sections 4.13 and 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

Section 8.02 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient, or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Issuer delivers to the Trustee a certificate from a firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer occurs that is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other material agreement binding on the Issuer;

(v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an opinion of a tax counsel of nationally recognized standing in the United States stating that (1) the Issuer has received from, or there has been published by, the IRS a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of a tax counsel of nationally recognized standing in the United States shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vi) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an opinion of a tax counsel of nationally recognized standing in the United States to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

Section 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

Section 8.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 that, in the written opinion of a firm of independent public accountants recognized in the United States delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05 Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

Article 9

AMENDMENTS AND WAIVERS

Section 9.01 Without Consent of the Holders. Notwithstanding Section 9.02, the Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Guarantees, the Security Documents or the Intercreditor Agreements, and may waive any provision thereof, without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities in accordance with the terms of this Indenture;

(iii) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and its Guarantee in accordance with the terms of this Indenture;

(iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c);

(v) to add additional Guarantees with respect to the Securities and to release any Guarantor from its Guarantee in accordance with the terms of this Indenture;

(vi) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred herein upon the Issuer;

(vii) to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee or a successor collateral agent;

(viii) to make any change that does not adversely affect the rights of any Holder in any material respect;

(ix) to add additional assets as Notes Collateral to secure the Securities;

(x) to release Notes Collateral from the Lien pursuant to this Indenture, the Security Documents and the Intercreditor Agreements when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreements;

(xi) to modify the Security Documents or the Intercreditor Agreements (a) to secure additional extensions of credit and add additional secured creditors holding First Priority Lien Obligations so long as such First Priority Lien Obligations are not prohibited by the provisions of this Indenture, (b) as provided for in provisions comparable to Section 2.11(b) of the form of Intercreditor Agreement attached hereto as Exhibit D or (c) to add the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party Incurs any Secured Indebtedness that constitutes First Priority Lien Obligations in accordance with the terms of this Indenture or to remove the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party ceases to be bound by any and all First Priority Lien Obligations;

(xii) to comply with the rules of any applicable securities depositary; or

(xiii) to make PIK Payments (including the issuance of PIK Securities) or facilitate the same, in each case to the extent permitted by the terms of this Indenture and the Securities.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee and Collateral Agent, if applicable, shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such modified or amended indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment under this Section 9.01 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of the Holders.

(a) The Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Guarantees, the Security Documents and the Intercreditor Agreements, and may waive any provision thereof (including any past default or compliance with any such provisions or the provisions of Section 4.08), with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:

(i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or extend the time for payment of interest on any Security;

(iii) reduce the principal of or change the Stated Maturity of any Security (or the due date in respect of the payment of any installment of principal);

(iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(v) make any Security payable in money other than that stated in such Security;

(vi) expressly subordinate the Securities or any Guarantees in right of payment to any other Indebtedness of the Issuer or any Guarantor or adversely affect the priority of any Liens securing the Securities and the Guarantees, except as provided in the Intercreditor Agreement;

(vii) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Securities on or after the due dates (or the due date in respect of the payment of any installment of principal) therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(viii) eliminate or modify in any manner the obligations of a Guarantor with respect to its Guarantee, that adversely affects the Holders in any material respect, except as contemplated by this Indenture;

(ix) make any change in the provisions in this Indenture or the Intercreditor Agreements dealing with the application of proceeds of Notes Collateral that would adversely affect the Holders of the Securities; or

(x) make any change in Section 6.04 or the second sentence of this Section 9.02.

Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding or as otherwise provided in this Indenture, the Security Documents and the Intercreditor Agreements, no amendment, supplement or waiver may release all or substantially all of the Notes Collateral from the Lien of this Indenture and the Security Documents with respect to the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment under this Section 9.02 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, supplement or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee and (iv) delivery to the Trustee of the Officers’ Certificate and Opinion of Counsel required under Article 12.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments. The Trustee and, if applicable, the Collateral Agent, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent, as applicable. If it does, the Trustee and Collateral Agent may but need not sign it. In signing such amendment, the Trustee and the Collateral Agent shall each be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.06 Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 9.07 Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.15.

Article 10

GUARANTEES

Section 10.01 Guarantees.

(a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder, the Trustee, the Collateral Agent and their respective successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or premium, if any, or interest on, the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

(b) Each Guarantor further agrees that (to the extent permitted by law) the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation. The Guaranteed Obligations of a Guarantor will be secured by security interests (subject to Permitted Liens) in the Notes Collateral owned by such Guarantor to the extent provided for in the Security Documents and as required pursuant to Sections 4.11 and 4.13.

(c) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(c).

(d) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor. For the avoidance of doubt, each Guarantor irrevocably and unconditionally waives any right it may have under Jersey law by virtue of the droit de discussion or droit de division.

(e) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(f) Except as expressly set forth in Sections 8.01 and 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, any Security Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g) Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of its Guaranteed Obligations. Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right that any Holder, the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer then due to the Holders, the Trustee and the Collateral Agent in respect of the Guaranteed Obligations.

(i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(k) Each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02 Limitation on Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, can be guaranteed hereby without rendering the Guarantee, as it relates to such Guarantor, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or, in the case of Quotient Suisse or any other Swiss Obligor, applicable Swiss corporate law.

(b) If and to the extent that a Swiss Obligor is liable under this Indenture or the Securities for obligations of any other obligor (other than the wholly owned direct or indirect subsidiaries of such Swiss Obligor) and if complying with such obligation would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a constructive dividend (verdeckte Gewinnausschüttung) by such Swiss Obligor or would otherwise be restricted under Swiss mandatory law and accounting principles then applicable (the “Restricted

Obligations”), such Swiss Obligor’s liability will be limited to the amount of such Swiss Obligor’s freely disposable equity in accordance with Swiss law and Swiss accounting principles (the “Swiss Available Amount”).

The limitation in this Section 10.02(b) shall only apply to the extent that it constitutes a requirement under Swiss mandatory legal and accounting principles at the time a Swiss Obligor is required to perform the Restricted Obligations. Such limitation will not free such Swiss Obligor from its obligations in excess of the Swiss Available Amount, but will merely postpone the performance date thereof until such time(s) when such performance is again permitted from a Swiss legal and Swiss accounting point of view.

If the enforcement of the obligations of a Swiss Obligor would be limited due to the effects referred to in this Indenture, such Swiss Obligor shall further, to the extent permitted by applicable law and accounting principles and upon request by the Trustee, promptly (i) transfer statutory reserves into unrestricted, distributable reserves, (ii) write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Obligor’s business (nicht betriebsnotwendig) and such sale is permitted under this Indenture and the Security Documents and (iii) take all other measures necessary or useful to allow the Trustee to obtain the maximum benefit under this guarantee.

Such Swiss Obligor shall, and any holding company of such Swiss Obligor that is a party to this Indenture shall procure that such Swiss Obligor shall, take and cause to be taken all and any action as soon as reasonably practicable but in any event within 40 days from the request of the Trustee, including (i) the passing of any shareholders’ resolutions to approve any payment or other performance under this Indenture or any of the Security Documents, (ii) the provision of an up-to-date audited interim balance sheet, (iii) the provision of a determination by such Swiss Obligor of the Swiss Available Amount based on such audited interim balance sheet, (iv) the provision of a confirmation from the auditors of such Swiss Obligor that the payment in an amount corresponding to the Swiss Available Amount or the performance of other obligations is in compliance with the provisions of Swiss corporate law that are aimed at protecting the share capital and legal reserves and (v) the obtaining of any other confirmations which may be necessary or useful as a matter of Swiss mandatory law in force at the time of enforcement, in order to allow a prompt payment or performance of other obligations with a minimum of limitations.

If Swiss Withholding Tax is required to be deducted from any payment under this Indenture or the Security Documents, including but not limited to, any guarantee payment and any payment of proceeds of any enforcement under applicable law at the time of enforcement, the relevant Swiss Obligor:

(i) shall use its best efforts to ensure that the proceeds of any enforcement can be paid without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax (the “Swiss Notification Procedure”);

(ii) shall deduct the Swiss Withholding Tax at such rate (being 35% on the date hereof) as in force from time to time if the Swiss Notification Procedure does not apply; or shall deduct the Swiss Withholding Tax at the reduced rate resulting after discharge of part of such tax by notification if the Swiss Notification Procedure applies for a part of the Swiss Withholding Tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and

(iii) shall promptly notify the respective beneficiary or beneficiaries that such notification or, as the case may be, deduction has been made, and provide the respective beneficiary or beneficiaries with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

In the case of a deduction of Swiss Withholding Tax, the Swiss Obligor shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment under this Indenture or the Securities, will, as soon as possible after such deduction: request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), and pay to the respective beneficiary or beneficiaries upon receipt any amount so refunded.

The respective beneficiary or beneficiaries shall co-operate with the Swiss Obligor to secure such refund.

To the extent such Swiss Obligor is required to deduct Swiss Withholding Tax pursuant to this Indenture, and if the Swiss Available Amount is not fully utilized, such Swiss Obligor shall be required to pay, directly or by way of use of the proceeds of enforcement, an additional amount so that after making any required deduction of Swiss Withholding Tax the aggregate net amount paid to the beneficiary, directly or by way of use of the proceeds of enforcement, is equal to the amount which would have been paid if no deduction of Swiss Withholding Tax had been required. If a refund is made to a beneficiary, such beneficiary shall transfer the refund so received to the Swiss Obligor, subject to any right of set-off of such beneficiary pursuant to this Indenture or the other Finance Documents and subject to not being in a less favorable net after-tax position than the beneficiary would have been in if the Swiss Withholding Tax had not been required in the first instance.

(c) A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be automatically released from all obligations under this Article 10 upon:

(i) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock of the applicable Guarantor if (i) such sale, disposition, exchange or other transfer is made to a Person who is not the Issuer or a Restricted Subsidiary in a manner not in violation of this Indenture and (ii) after giving effect to such sale, disposition, exchange or other transfer, such Guarantor is no longer a Restricted Subsidiary;

(ii) the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth in Section 4.04 and the definition of “Unrestricted Subsidiary”; or

(iii) the Issuer’s exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with Section 8.01 or if the obligations of the Issuer and such Guarantor under this Indenture are discharged in accordance with the terms of this Indenture.

Section 10.03 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04 No Waiver. Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that any of them may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06 Execution of Supplemental Indenture for Future Guarantors. Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.10 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Person shall become a

Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms or to such other matters as the Trustee may reasonably request.

Section 10.07 No Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof. If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security, the Guarantee shall be valid nevertheless.

Article 11

SECURITY DOCUMENTS

Section 11.01 Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an Payment Date, at Stated Maturity, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other Guaranteed Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Guaranteed Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Notes Collateral in trust (or, as the case may be, as direct representative) for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Security, appoints U.S. Bank Trust Company, National Association as Collateral Agent and consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Notes Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreements and to bind the Holders to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee (if it is not then also appointed and serving as Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the Liens on the Notes Collateral contemplated hereby, by the Security Documents or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuer shall take, and shall cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Issuer and the Guarantors hereunder, a valid and enforceable perfected Lien on all of the Notes Collateral (subject to the terms of the Security Documents and the Intercreditor Agreements), in favor of the Collateral Agent for the benefit of the Trustee and the Holders under the Security Documents. Notwithstanding anything to the contrary in this Indenture or any of the Security Documents, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or other Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or other Liens intended to be created thereby. For the avoidance of doubt, any Scottish law opinion of counsel delivered in connection with the issuance of the notes may be limited to opinions in respect of existence, capacity, due authorization, execution, no consent under Scottish law, and no conflict with organization documents or Scottish law.

Section 11.02 Release of Collateral.

(a) Subject to Section 11.02(b) and 11.03, the Notes Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or the Intercreditor Agreements or as provided by Section 11.08 or by this Section 11.02(a). The Issuer and the Guarantors will be entitled to a release of assets included in the Notes Collateral from the Liens securing the Securities, and the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i) to enable the Issuer or any Restricted Subsidiary to sell, exchange or otherwise dispose of any of the Notes Collateral to any Person other than the Issuer or any Restricted Subsidiary of the Issuer (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Securities or a Guarantee) to the extent permitted or not prohibited by this Indenture, including Section 4.06;

(ii) in the case of a Guarantor that is released from its Guarantee with respect to the Securities in accordance with this Indenture, the release of the Capital Stock (to the extent transferred to a party other than an Issuer or a Guarantor in a transaction not prohibited under Section 4.06) and property and assets of such Guarantor; provided, however, that if the Issuer or its Restricted Subsidiaries retains any Capital Stock of the applicable Guarantor following a sale, disposition, exchange or other transfer of the Capital Stock of such Guarantor, the Liens on such retained Capital Stock shall not be released;

(iii) in respect of the property and assets of a Restricted Subsidiary, upon the designation of such Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iv) in respect of the ABL Collateral (x) to the extent any first-priority liens on such ABL Collateral are released by the First Lien Agent in connection with a disposition of ABL Collateral to the extent permitted or not prohibited under Section 4.06 (except with respect to any proceeds of such disposition that remain after satisfaction in full of the First Priority Lien Obligations secured by such ABL Collateral) or (y) in accordance with an Intercreditor Agreement; or

(v) pursuant to an amendment, supplement or waiver in accordance with Article 9.

Notwithstanding the existence of any Event of Default, the junior lien on the ABL Collateral securing the Securities shall terminate and be released automatically to the extent the first-priority liens on the ABL Collateral are released by the First Lien Agent in connection with a sale, transfer or disposition of ABL Collateral that is either not prohibited under this Indenture or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Collateral by the First Lien Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the First Priority Lien Obligations).

Upon receipt of an Officers’ Certificate certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper (as determined by the Issuer) instruments of termination, satisfaction or release have been prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases as are requested by the Issuer to evidence the release of any Notes Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements.

(b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then also appointed and serving as Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Notes Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreements.

Section 11.03 Permitted Releases Not To Impair Lien. The release of any Notes Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Notes Collateral or Liens are released pursuant to (x) the applicable Security Documents and the terms of this Article 11 or (y) the Intercreditor Agreements. Each of the Holders acknowledges that a release of Notes Collateral or a Lien in accordance with the terms of the Security Documents and the Intercreditor Agreements and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

Section 11.04 Suits To Protect the Collateral. Subject to the provisions of Article 7 and the Intercreditor Agreements, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Guaranteed Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Notes Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Notes Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Notes Collateral or be prejudicial to the interests of the Holders or the Trustee).

Section 11.05 Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized (a) to receive any funds for the benefit of the Holders distributed under the Security Documents and (b)to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.06 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 11.07 Powers Exercisable by Receiver or Trustee. In case the Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Notes Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.08 Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with premium, if any, and accrued and unpaid interest on, the Securities and all other Obligations with respect to the Securities under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with premium, if any, and accrued and unpaid interest (including additional interest, if any), are paid, (ii) all the Obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 or (iii) the Issuer shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, the

Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Notes Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Notes Collateral on behalf of the Trustee and shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested by the Issuer to release such Lien as soon as is reasonably practicable.

Section 11.09 Collateral Agent.

(a) U.S. Bank Trust Company, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Notes Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Notes Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Notes Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Intercreditor Agreements or the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture, in the Intercreditor Agreements and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreements or the Security Documents or shall otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Indenture, the Intercreditor Agreements and the Security Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).

(b) The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreements, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(c) If the Issuer or any Guarantors Incur any obligations in respect of any First Priority Lien Obligations at any time when no intercreditor agreement with respect thereto is in effect or at any time when Indebtedness constituting First Priority Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, the Issuer shall deliver to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so Incurred, and the Trustee and the Collateral Agent shall (and are hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein and perform and observe their obligations thereunder.

(d) The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Notes Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Holders or the Trustee, as applicable. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of a majority in aggregate principal amount of the Securities subject to this Article 11.

(f) No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Notes Collateral, the Collateral Agent shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Notes Collateral or such property of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this Section 11.09 (f) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(g) The Collateral Agent shall not be responsible in any manner to any of the Trustee or any Holder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements or for any failure of the Issuer, any Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books or records of the Issuer or the Guarantors.

(h) The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements or the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that, in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Notes Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Notes Collateral.

(i) Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers pursuant to this Section 11.09(i) (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(i) and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such Security Document have been satisfied.

The Holders, by their acceptance of the Securities, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(j) The Collateral Agent’s resignation or removal shall be governed by provisions equivalent to Section 7.07(a), Section 7.07(b), Section 7.07(c), Section 7.07(d) and Section 7.07(f).

(k) The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture, and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any Security Document or the Intercreditor Agreements, whether or not expressly stated therein.

(l) In relation to the Swiss Security Documents the following additional provisions shall apply:

(i) The Collateral Agent holds:

(A) any security created or expressed to be created under or pursuant to the Swiss Security Documents by way of a security assignment (Sicherungsabtretung) or transfer for security purposes (Sicherungsübereignung) or any other non-accessory (nicht akzessorische) security;

(B) the benefit of this Section 11.09(l); and

(C) any proceeds and other benefits of such security as fiduciary (treuhänderisch) in its own name but for the account of any Holder of Securities, the Trustee and any other Secured Party (as defined in the Collateral Agreement) which have the benefit of such security in accordance with the Finance Documents and the respective Swiss Security Documents;

(ii) each Holder of Securities, the Trustee and any other Secured Party (as defined in the Collateral Agreement) hereby authorizes the Collateral Agent:

(A) to accept and execute as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security created or expressed to be created under or pursuant to the Swiss Security Documents for the benefit of such Holder of Securities, the Trustee and any other Secured Party (as defined in the Collateral Agreement) and hold, administer and, if necessary, enforce any such security on behalf of each relevant Secured Party (as defined in the Collateral Agreement) which has the benefit of such security;

(B) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Documents which creates a pledge or any other Swiss law accessory (akzessorische) security;

(C) to effect as its direct representative (direkter Stellvertreter) any release of a security created under the Swiss Security Documents in accordance with this Indenture; and

(D) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Collateral Agent hereunder or under the relevant Swiss Security Documents; and

(iii) the Issuer and each Guarantor hereby authorize the Collateral Agent, when acting in its capacity as creditor of the Parallel Debt claims as set forth in Section 11.10, to hold:

(A) any Swiss law pledge or any other Swiss law accessory (akzessorische) security;

(B) any proceeds of such security; and

(C) the benefit of this Section 11.09(l) and of the Parallel Debt claims, as creditor in its own right but for the benefit of the Holders of Securities, the Trustee or any other Secured Party (as defined in the Collateral Agreement) in accordance with this Indenture.

Section 11.10 Parallel Debt. Notwithstanding any other provision of this Indenture, and solely for the purpose of security granted under the Swiss Security Documents, the Issuer and the Guarantors hereby irrevocably and unconditionally undertake (by way of an abstract acknowledgment of debt (abstraktes Schuldanerkenntnis)) to pay to the Collateral Agent as creditor in its own right, and not as a representative of the Holders of Securities or the Trustee, amounts equal to any amounts owing from time to time by such obligor to any Holder of Securities, the Trustee and any other Secured Party (as defined in the Collateral Agreement), this Indenture, the Securities or any other Indenture Document (as defined in the Collateral Agreement) (the “Finance Documents”) as and when, and in the currency of, those amounts are due for payment under the Finance Documents.

The Issuer and each Guarantor acknowledge that their obligations under this Section 11.10 are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of such obligor to any Holder of Securities, the Trustee and any other Secured Party (as defined in the Collateral Agreement), as applicable (its “Corresponding Debt”), nor shall the amounts for which the Issuer and each Guarantor is liable under this Section 11.10 (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt; provided, that, (i) the Parallel Debt shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or discharged; and (ii) the Corresponding Debt of the Issuer and each Guarantor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or discharged, but further provided that the Corresponding Debt shall not be decreased, if it is effected by virtue of any set-off, counterclaim or similar defense invoked by the Issuer or a Guarantor vis-à-vis the Trustee.

The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held in trust. The Liens granted under the Finance Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held in trust.

All monies received or recovered by the Collateral Agent pursuant to this Section 11.10 and all amounts received or recovered by the Collateral Agent from or by the enforcement of any security interest granted to secure the Parallel Debt, shall be applied in accordance with the Finance Documents.

Without limiting or affecting the Collateral Agent’s rights against the Issuer or the Guarantors the Issuer and each Guarantor acknowledges that (i) nothing in this Section 11.10 shall impose any obligation on the Collateral Agent to advance any sum to the Issuer or the Guarantors or otherwise under the Finance Documents, except in its capacity as Holder of Securities (if applicable); and (ii) for the purpose of any vote taken any Finance Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Holder of Securities (if applicable).

Article 12

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via overnight courier or via first-class mail addressed as follows:

if to the Issuer or a Guarantor:

Quotient Holdings Finance Company Limited

c/o - Appleby Global Services (Cayman) Limited

71 Fort Street, PO Box 500

George Town Grand Cayman, KY1-1106

Cayman Islands

With a copy to:

Quotient Limited

28 Esplanade, St. Helier,

JE2 3QA, Jersey, Channel Islands

Attention Group Chief Financial Officer

E-mail: finance@quotientbd.com

With an additional copy to:

Quotient Suisse SA

Business Park Terre Bonne

Route de Crassier 13

1262 Eysins

Switzerland

Attention Head of Legal

E-mail: viviane.montarnal@quotientbd.com

if to the Trustee or to the Collateral Agent:

U.S. Bank Trust Company, National Association

Corporate Trust Services

One Federal Street, 10th Floor

Boston, Massachusetts 02110

Attention: Alison D.B. Nadeau (Quotient 2023 Indenture)

Facsimile: (617) 603-6683

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt by the Trustee or the Collateral Agent if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.

(b) Any notice or communication mailed to a Holder shall be mailed, first-class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication to be delivered to a Holder of Global Securities shall be delivered in accordance with the applicable procedures of DTC and shall be sufficiently given to such Holder if so delivered to DTC within the time prescribed.

(c) Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given and provided, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

(d) Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Security) if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with accepted practices or procedures at DTC.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee or Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee and Collateral Agent, including without limitation the risk of Trustee or Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or Collateral Agent to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee or Collateral Agent at the request of the Trustee or Collateral Agent:

(a) an Officers’ Certificate to the Trustee and Collateral Agent, if applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel to the Trustee and Collateral Agent, if applicable, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.03 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.02(c)) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 12.04 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any Subsidiary shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Securities, such Securities shall not be so disregarded as aforesaid.

Section 12.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 12.06 Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 12.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES, THE GUARANTEES, THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer, the Guarantors, the Trustee and, by its acceptance of a Security, each Holder (and holder of beneficial interests in a Security) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. To the extent that the Issuer or any Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Issuer or Guarantor, as applicable, irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Holders not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

Section 12.08 No Recourse Against Others. No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, this Indenture, the Guarantees, the Security Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.09 Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.11 Table of Contents; Headings and Sections. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.12 Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 12.13 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.14 Currency of Account; Conversion of Currency; Currency Exchange Restrictions.

(a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Securities, the Guarantees and this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer or a Guarantor shall only constitute a discharge to the Issuer or any such Guarantor to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Securities, the Issuer and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Section 12.14(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.14, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

(i) The following apply:

(A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(ii) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a), (b)(i)(B) and (b)(ii) of this Section 12.14 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

Section 12.15 Intercreditor Agreement Governs.

(a) The terms of this Indenture are subject to the Intercreditor Agreements. Each Holder, by its acceptance of a Security, (i) consents to the subordination of Liens provided for in the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (iii) authorizes and instructs the Trustee to enter into the Intercreditor Agreements and the Collateral Agent to enter into the Intercreditor Agreements as Noteholder Collateral Agent (as defined therein) and to bind such Holder to the terms thereof, and, in each case, on behalf of such Holder. The foregoing provisions are intended as an inducement to the other lenders to the Issuer or any Guarantors acting as a secured party under the Intercreditor Agreements to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements. Pursuant to the authorization of each Holder, the Trustee and the Collateral Agent hereby agree to enter into Intercreditor Agreements substantially in the form attached hereto as Exhibit D from time to time upon the request of the Issuer, when accompanied by an Officers’ Certificate and Opinion of Counsel confirming compliance with all conditions precedent set forth herein. To the extent the provisions of this Indenture conflict or are inconsistent with the Intercreditor Agreements, each Holder (by accepting a Security), the Trustee and the Collateral Agent consents and agrees that the Intercreditor Agreements will control.

(b) Notwithstanding anything to the contrary herein, in this Indenture or in any Security Document or any ABL Document (as such term is defined in the Intercreditor Agreements), the Issuer and the Guarantors shall not be required to act or refrain from acting (i) pursuant to this Indenture or any Security Document solely with respect to any ABL Collateral in any manner that would cause a default under any ABL Document, or (ii) pursuant to any ABL Document solely with respect to any Noteholder First Lien Collateral in any manner that would cause a default under this Indenture or any Security Document. For avoidance of doubt, and for the purposes of this paragraph only, the terms Security Document and ABL Document do not include the Intercreditor Agreements.

Section 12.16 Tax Matters.

(a) The Issuer has entered into this Indenture, and the Securities will be issued, with the intention that, for all tax purposes, the Securities will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Holder and beneficial owner of Securities, agree to treat the Securities as indebtedness for all tax purposes.

(b) The Issuer shall instruct DTC to code interest on the Securities held by DTC as “foreign source” income.

Section 12.17 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 12.18 Limited Incorporation of the Trust Indenture Act. This Indenture is not subject to the mandatory provisions of the TIA. The provisions of the TIA are not incorporated by reference in or made part of this Indenture unless specifically provided herein.

Section 12.19 WAIVER OF TRIAL BY JURY. THE ISSUER, EACH GUARANTOR, THE COLLATERAL AGENT AND THE TRUSTEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS INDENTURE.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

QUOTIENT LIMITED

By: /s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Director
QBD (QS IP) LIMITED By: /s/ Ali Kiboro
Name: Ali Kiboro
Title: Director

QUOTIENT BIODIAGNOSTICS, INC.

By: /s/ Mohammad El Khoury
Name: Mohammad El Khoury
Title: Director

ALBA BIOSCIENCE LIMITED

By: /s/ Ali Kiboro
Name: Ali Kiboro
Title: Director

QUOTIENT SUISSE SA

By: /s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Director

QUOTIENT IBERIA, S.L.U.,

By: /s/ Ali Kiboro
Name: Ali Kiboro
Title: Director

QUOTIENT HOLDINGS FINANCE COMPANY LIMITED

By: /s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Director

QUOTIENT HOLDINGS MERGER COMPANY LIMITED

By: /s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Director

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

By: /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as Collateral Agent

By: /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A, the following terms shall have the meanings indicated below (and if not defined in this Appendix A, capitalized terms used herein shall have the meaning set forth in this Indenture):

“Accredited Investor” means an “accredited investor” as defined in subclause (1), (2), (3) or (7) of Rule 501 that is not (i) a QIB or (ii) a Person other than a U.S. Person that acquires Securities in reliance on Regulation S.

“Clearstream” means Clearstream Banking, S.A.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Global Securities Legend” means the legend set forth in Section 2.2(f)(ii) herein.

“Global Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that includes the Global Securities Legend. The term “Global Securities” includes Rule 144A Global Securities and Regulation S Global Securities.

“Omnibus Transaction Agreement” means that certain Master Transaction Agreement, dated as of February 16, 2023, by and among, inter alia, Quotient Limited, Quotient Holdings Newco, LP, the Company, Quotient Holdings GP, LLC, Quotient Holdings Merger Company Limited and the Consenting Holders (as defined therein).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Regulation S Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance of such Securities.

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities privately placed with QIBs.

“Rule 501” means Rule 501(a) under the Securities Act.

“Rule 506” means Rule 506 under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Definitive Securities” means Definitive Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Securities” means Definitive Securities that are not required to bear, and are not subject to, the Restricted Securities Legend.

“Unrestricted Global Securities” means Global Securities that are not required to bear, and are not subject to, the Restricted Securities Legend.

“U.S. Person” means a “U.S. person” as defined in Regulation S.

1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Regulation S Global Securities	2.1(b)
Rule 144A Global Securities	2.1(b)

2. The Securities.

2.1 Form and Dating; Global Securities.

(a) Issuance and Transfers. The Securities issued by the Issuer will be (i) privately placed by the Issuer pursuant to the Omnibus Transaction Agreement and (ii) sold initially only to (1) QIBs, (2) Persons other than U.S. Persons in reliance on Regulation S and (3) Accredited Investors. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and Accredited Investors.

(b) Global Securities.(i) Except as provided in clause (c) below, Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”), which shall be registered in the name of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held through Euroclear or Clearstream.

The Global Securities shall bear the Global Securities Legend. The Global Securities initially shall (i) be registered in the name of the Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Securities Custodian and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

The Registrar shall retain copies of all letters, notices, Confidentiality Agreements and other written communications received pursuant to this Section 2.1 or Section 2.2 herein. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(ii) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2 herein. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to Section 2.1(b)(ii) herein, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 herein shall, except as otherwise provided in Section 2.2 herein, bear the Restricted Securities Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2 herein.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(c) Definitive Securities. To the extent that the purchaser of a Security is an Accredited Investor or otherwise cannot or opts not to hold a beneficial interest in a Global Security, then such Security shall be represented by one or more Definitive Securities.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b) herein. Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii) herein. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) herein or Section 2.2(g) herein.

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than to a QIB in reliance on Rule 144A). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i) herein, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) herein.

(iii) Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a Company Order in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein. A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein or Section 2.1(c) herein.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of Definitive Securities for beneficial interests in Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i) Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B) if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Definitive Security is being transferred to a Person that is not a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security; and

(E) if such Transfer Restricted Definitive Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii) Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a Company Order in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a Company Order in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e):

(i) Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, a certificate in the form attached to the applicable Security;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security and a Transferee Letter of Representation in the form of Exhibit B to this Indenture; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2) if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legends.

(i) Each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) or (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR NON-U.S. BENEFICIAL OWNERS

(OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

The following legend is to be inserted if this Note is issued with original issue discount: THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO QUOTIENT HOLDINGS FINANCE COMPANY LIMITED, QUOTIENT HOLDINGS FINANCE COMPANY LIMITED, QUOTIENT HOLDINGS FINANCE COMPANY LIMITED, 28 ESPLANADE, ST. HELIER, JE2 3QA, JERSEY, CHANNEL ISLANDS, ATTENTION GROUP CHIEF FINANCIAL OFFICER E-MAIL: FINANCE@QUOTIENTBD.COM.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

(ii) Each Global Security shall bear the following legend:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global

Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or any other Person with respect to the accuracy of the records of the Depository or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made to the registered Holders (which shall be the Depository in the case of a Global Security). Except as may be otherwise permitted pursuant to Section 2.14 of the Indenture, the rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, its participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

EXHIBIT A

{FORM OF SECURITY}

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) or (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR NON-U.S. BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

The following legend is to be inserted if this Note is issued with original issue discount: THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO QUOTIENT HOLDINGS FINANCE COMPANY LIMITED, QUOTIENT HOLDINGS FINANCE COMPANY LIMITED, 28 ESPLANADE, ST. HELIER, JE2 3QA, JERSEY,

CHANNEL ISLANDS, ATTENTION GROUP CHIEF FINANCIAL OFFICER E-MAIL: FINANCE@QUOTIENTBD.COM

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

{Global Securities Legend}

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

{FORM OF SECURITY}

No. $

12% Senior Secured Note due 2030

CUSIP No.

ISIN No.

Quotient Holdings Finance Company Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), promises to pay to {Cede & Co.}{}, or its registered assigns, the principal sum {of $Dollars} {listed on the Schedule of Increases or Decreases in Global Security attached hereto} on or before April 15, 2030 as set forth in this Security.

Payment Dates: January 15, April 15, July 15 and October 15 (each, a “Payment Date”)

Record Dates: January 1, April 1, July 1 and October 1 (each, a “Record Date”)

Additional provisions of this Security are set forth on the following pages of this Security.

IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed.

QUOTIENT HOLDINGS FINANCE COMPANY LIMITED

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:

Authorized Signatory

Date: February 16, 2023

12% Senior Secured Note due 2030

1. Interest and Payments of Principal

(a) Quotient Holdings Finance Company Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), shall pay interest on the outstanding principal amount of this Security at the rate per annum shown above.

(b) The Issuer shall pay interest in cash quarterly in arrears on each Payment Date, commencing April 15, 2023, or on the succeeding Business Day if any such date is not a Business Day; provided, however, that the accrued interest on the Securities that is due and payable on each Payment Date occurring prior to July 15, 2026 shall be paid in-kind (and not in cash), by the issuance of additional Securities in a principal amount of such interest payment on such Payment Date (any such Securities, “PIK Interest”); provided, further, that for each Payment Date occurring on or after July 15, 2025 and prior to July 15, 2026 (each such Payment Date, a “Cash Notice Payment Date”), upon notice to the Issuer and the Trustee by the Holders of at least 70.0% in aggregate principal amount of the Securities then outstanding, which notice is delivered not less than 30 days and no more than 60 days prior to any Payment Date that is a Cash Notice Payment Date and which specifies that accrued interest is to be paid in cash on such upcoming Payment Date, all interest due and payable on such Payment Date that is a Cash Notice Payment Notice Date shall be payable in cash. Interest on this Security shall accrue on the outstanding principal amount thereof from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 16, 2023 (the “Issue Date”) until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(c) The Securities will mature on April 15, 2030.

(d) This Security is one of a series of Securities that may be authenticated and delivered for original issue under the Indenture referred to below in an aggregate principal amount not to exceed $119,523,334 plus the aggregate principal amount of PIK Interest.

(e) Any PIK Interest shall be paid in the manner set forth in Section 2.02 of the Indenture.

2. Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the related Payment Date even if Securities are canceled after such Record Date and on or before such Payment Date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. {Payments in respect of the Securities (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.} {The Issuer shall make all payments in respect of the Securities (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).}

3. Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer or any of its Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Issuer issued the Securities under the Indenture dated as of February 16, 2023 (the “Indenture”) among the Issuer, the guarantors that may be party thereto from time to time, the Trustee and the Collateral Agent. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Securities are senior secured obligations of the Issuer. This Security is one of the Securities referred to in the Indenture. The Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of Capital Stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of their property.

To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, irrevocably and unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Optional Redemption

The Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, on any Business Day specified by the Issuer, on not less than 30 days’ nor more than 60 days’ prior written notice delivered to each Holder, at the following redemption prices (expressed as a percentage of outstanding principal amount of the Securities being redeemed), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date), for the following periods:

Period	Redemption Price

From and including February 16, 2023 to and including April 15, 2025	103.00%

From and including April 16, 2025 and thereafter	100.00%

Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Securities at a price of at least 100% of the principal amount of the Securities tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date, if holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Securities validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase date, to redeem all Securities that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, and interest on, the Securities being redeemed.

Any amount of the redemption price above in excess of 100.0% (such excess, the “Redemption Premium”) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of an option redemption prior to April 16, 2025, and the Issuer and Guarantors agree that it is reasonable under the circumstances currently existing. It is understood and agreed that if the Notes are accelerated or otherwise become due prior to the maturity thereof, in each case, in respect of any Event of Default (including the acceleration of claims by operation of law)), any Redemption Premium that would otherwise be applicable with respect to a redemption of the Notes at such time pursuant to Article 3 of the Indenture will also be due and payable on the date of such acceleration or such other prior due date as though the Notes were redeemed as of such date. THE ISSUER AND GUARANTORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING REDEMPTION PREMIUM IN CONNECTION WITH ANY SUCH REDEMPTION, INCLUDING ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO AN INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. The Issuer and Guarantors expressly agree that (i) the Redemption Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Redemption Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Holders and the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium, (iv) the Issuer and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this Section 5, (v) their agreement to pay the Redemption Premium is a material inducement to the Holders to purchase the Notes, and (vi) the Redemption Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Holders as a result of such optional redemption.

6. Notice of Redemption

Except as otherwise provided in paragraph 5, written notice of redemption pursuant to paragraph 5 will be provided at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. Securities in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00 in excess of $1.00. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Sinking Fund

The Securities are not subject to any sinking fund.

8. Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with, and subject to the terms of, Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain Asset Sale events.

9. Security

The Securities will be secured by the Notes Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreements. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Notes Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs each of the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreements, and to perform its obligations and exercise its rights thereunder in accordance therewith.

10. Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof (or if PIK Securities have been issued, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof). The registration of transfer of or exchange of Securities shall be done in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11. Persons Deemed Owners

Subject to Section 2.14 of the Indenture, the registered Holder of this Security shall be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (x) the Indenture, the Securities, the Guarantees, any Security Document or any Intercreditor Agreement may be amended or supplemented, and any provision thereof may be waived, with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (voting as a single class) and (y) any past default or compliance with any provisions of such documents may be waived with the written consent of the Holders of a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement the Indenture, the Securities, the Guarantees, any Security Document or any Intercreditor Agreement (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Securities in accordance with the terms of the Indenture; (iii) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under the Indenture and its Guarantee in accordance with the terms of the Indenture; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided however that the uncertificated Securities are issued in registered form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c)); (v) to add additional Guarantees with respect to the Securities and to release any Guarantor from its Guarantee in accordance with the terms of the Indenture; (vi) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Issuer; (vii) to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee or a successor collateral agent; (viii) to make any change that does not adversely affect the rights of any Holder in any material respect; (ix) to add additional assets as Notes Collateral to secure the Securities; (x) to release Notes Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreements when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreements; (xi) to modify the Security Documents or the Intercreditor Agreements (a) to secure additional extensions of credit and add additional secured creditors holding First Priority Lien Obligations so long as such First Priority Lien Obligations are not prohibited by the provisions of the Indenture, (b) as provided for in provisions comparable to Section 2.11(b) of the form of Intercreditor Agreement attached as Exhibit D to the Indenture or (c) to add the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party Incurs any Secured Indebtedness that constitutes First Priority Lien Obligations in accordance with the terms of the Indenture or to remove the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party ceases to be bound by any and all First Priority Lien Obligations; or (xii) to comply with the rules of any applicable securities depositary.

15. Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Securities may rescind any such acceleration with respect to the Securities and its consequences.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder gives the Trustee written notice stating that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions set forth in the Indenture, the Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Indenture, the Guarantees, the Security Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

18. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on this Security.

19. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

21. CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices (including notices of redemption) as a convenience to the Holders. No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Date:	Your Signature:

Sign exactly as your name appears on this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

This certificate relates to $ principal amount of Securities held in (check applicable space) book-entry or definitive form by the undersigned.

The undersigned (check one box below):

FORMCHECKBOX

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

FORMCHECKBOX	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	FORMCHECKBOX	to the Issuer or a Subsidiary thereof; or
(2)	FORMCHECKBOX	to the Registrar for registration in the name of the Holder, without transfer; or
(3)	FORMCHECKBOX	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	FORMCHECKBOX

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on such Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	FORMCHECKBOX

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period; or

(6)	FORMCHECKBOX

to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements and, if applicable, an Opinion of Counsel; or

(7)	FORMCHECKBOX	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on such Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to such Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by such Rule 144A.

Date:

NOTICE: To be executed by an executive officer

{TO BE ATTACHED TO GLOBAL SECURITIES}

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $ . The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on this Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

{FORM OF}
TRANSFEREE LETTER OF REPRESENTATION

Quotient Holdings Finance Company Limited

[●]

[●]

Attention: [●]

Facsimile: [●]

U.S. Bank Trust Company, National Association, as trustee (the “Trustee”)

Corporate Trust Services

One Federal Street, 10th Floor

Boston, Massachusetts 02110

Attention: Alison Nadeau (Quotient 2023 Indenture) Facsimile: 617-603-6683

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $__________ principal amount of the 12% Senior Secured Notes due 2030 (the “Securities”) of Quotient Holdings Finance Company Limited (the “Issuer”)

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an “accredited investor” for investment purposes at least $50,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able and prepared to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities only (a) to an entity that we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of such Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) to the Issuer or any of its subsidiaries or (d) to an “accredited investor” in the case of each of clauses (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Securities of the resale restrictions set forth above. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of the Issuer was the owner of the Securities (the “Resale Restriction Termination Date”), the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an “accredited investor” and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (b) or (d) above to require the delivery of an Opinion of Counsel, certifications or other information satisfactory to the Issuer and the Trustee.

3. We further agree, pro rata to our participation, (i) to become a pledgee to the share pledge agreement over the shares in Quotient Suisse SA (the “Swiss Share Pledge Agreement”) and to be bound by all the terms and conditions thereof, (ii) to become a pledgee to the bank account pledge agreement over certain bank accounts held by Quotient Suisse SA (the “Swiss Bank Account Pledge Agreement”; the Swiss Share Pledge Agreement together with the Swiss Bank Account Pledge Agreement, the “Swiss Pledge Agreement”), (iii) to assume all rights and obligations of the transferor under the Swiss Pledge Agreement and (iv) to participate in the security granted pursuant to the Swiss Pledge Agreement.

Dated:

TRANSFEREE: ,

By:

EXHIBIT C

{FORM OF}
SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of , 20__ is among {GUARANTOR} (the “New Guarantor”), a subsidiary of Quotient Holdings Finance Company Limited (the “Issuer”), the Issuer, {the existing guarantors (the “Existing Guarantors”) under the Indenture referred to below,} and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under such Indenture.

W I T N E S S E T H :

WHEREAS the Issuer {and the Existing Guarantors} {has}{have} heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of February 16, 2023, providing for the issuance of the Issuer’s 12% Senior Secured Notes due 2030 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Section 9.01(v) of the Indenture, the Trustee, the Issuer {and the Existing Guarantors} {is}{are} authorized to execute and deliver this Supplemental Indenture without notice to or consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer{, the Existing Guarantors} and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby{, jointly and severally, with each Existing Guarantor,} irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder and to the Trustee and its successors and assigns the Guaranteed Obligations, on the terms and subject to the conditions set forth in Article 10 of the Indenture, and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT

REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6. Trustee and Collateral Agent Make No Representation. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

{NEW GUARANTOR}

By:

Name:

Title:

QUOTIENT HOLDINGS FINANCE COMPANY LIMITED

By:

Name:

Title:

{EXISTING GUARANTORS:}

{ANY EXISTING GUARANTORS}

By:

Name:

Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:

Name:

Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:

Name:

Title:

EXHIBIT e

FORM OF INTERCREDITOR AGREEMENT

SEE ATTACHED.

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of

{__________}, 20{__}

among

QUOTIENT HOLDINGS FINANCE COMPANY LIMITED,
as the Company,

each Subsidiary of the Company that is a signatory hereto,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Noteholder Collateral Agent,

and

{__________},
as ABL Collateral Agent

Table of Contents

Annex I Legends

This LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) dated as of {__________}, 20 {__} is among QUOTIENT HOLDINGS FINANCE COMPANY LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), each Subsidiary (as defined below) of the Company that is a signatory hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee (as defined below) under the Indenture referred to herein, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Noteholder Collateral Agent (as defined below) for the Noteholder Secured Parties referred to herein, and {__________}, as ABL Collateral Agent (as defined below) for the applicable ABL Secured Parties referred to herein.

WHEREAS, reference is made to (a) each ABL Agreement (as defined below) from time to time existing under which the ABL Lenders (as defined below) party to each such ABL Agreement have extended or agreed to extend credit to the Company or any of its Subsidiaries party to each such ABL Agreement and (b) the Indenture governing the Notes (as defined below);

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee (for itself and on behalf of the Noteholders (as defined below)), the Noteholder Collateral Agent (for itself and on behalf of the Noteholder Secured Parties (as defined below)), the ABL Collateral Agent with respect to each ABL Agreement (for itself and on behalf of the applicable ABL Secured Parties), the Company and the Subsidiaries of the Company party hereto agree as follows:

Article I

Definitions; Rules of Construction

Section 1.01. Definitions. As used in this Agreement, the following terms have the following respective meanings:

“ABL Agreement” means any revolving credit, line of credit or similar agreement, debt facility, commercial paper facility, debt securities, indenture or other form of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or other instruments or agreements evidencing Secured Bank Indebtedness (as such term is defined in the Indenture), in each case, with the same or different borrowers, lenders, noteholders or other creditors or agents, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“ABL Collateral” means, with respect to ABL Obligations under any ABL Document, any and all of the following assets and properties now owned or at any time hereafter acquired by the Company or any other Grantor pledged under the related ABL Security Document (but solely to the extent that the Company or any such other Grantor, as the case may be, is a party to such ABL Security Document, and solely to the extent such party has granted an ABL Lien on such assets and properties pursuant to such ABL Security Document): (a) all Inventory; (b) all Accounts arising from the sale of Inventory or the provision of services; (c) to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments, (iv) Documents, (v) Payment Intangibles (including tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures, Equipment or any other Noteholder First Lien Collateral and (vi) Supporting Obligations; (d) collection accounts and Deposit Accounts, including any Lockbox Account, and any cash or other assets in any such accounts constituting Proceeds of clause (a) or (b) (excluding identifiable cash proceeds in respect of Noteholder First Lien Collateral, including proceeds from the sale of the Notes or any cash, checks or other property held therein or credited thereto in respect of Noteholder First Lien Collateral); (e) all indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory; (f) all books and records related to the foregoing; and (g) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of the Company or any other Grantor or the provision of services by the Company or any other Grantor and business interruption insurance; provided, however, that Proceeds of ABL Collateral described in clauses (c) and (d) above shall not constitute ABL Collateral unless such Proceeds would otherwise constitute ABL Collateral in any of the foregoing clauses (a) through (f). All capitalized terms used in this definition and not otherwise defined in this Agreement have the respective meanings assigned to them in the New York UCC.

“ABL Collateral Agent” means, with respect to ABL Obligations under any ABL Document, one of the following: (a) the applicable collateral agent (or similar agent party) in its capacity as collateral agent (or similar agent) under such ABL Document, (b) the ABL Lender if acting as sole lender thereunder, or (c) any Person or Persons acting in a collateral agent capacity thereunder, and in each case its or their successors and assigns in such capacity.

“ABL Collateral Transition Date” means the earlier of (a) the date on which all ABL Obligations shall have been paid in full (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) and, in the case of letters of credit, hedging or cash management obligations, the discharge, cash collateralization or provision of a backstop letter of credit as required by the terms of the ABL Documents of all such letters of credit, hedging and cash management obligations and all commitments to extend credit under such ABL Document shall have been terminated; and (b) the date on which all ABL Liens on the ABL Collateral securing such ABL Obligations shall have been released from the Liens created under such ABL Document.

“ABL Documents” means, with respect to any ABL Obligations under an ABL Agreement, such ABL Agreement, any related ABL Security Documents, any related “Loan Documents” (or similar term) as such term is defined in such ABL Agreement, each of the other agreements, documents and instruments providing for or evidencing such ABL Obligations, and any other document or instrument executed or delivered at any time in connection with such ABL Obligations, including any intercreditor or joinder agreement among holders of such ABL Obligations, in each case, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“ABL Lenders” means, with respect to ABL Obligations under any ABL Document, the lenders or noteholders (or similar creditors) under such ABL Document.

“ABL Letter of Credit” means any letter of credit issued by an ABL Secured Party or another issuer pursuant to the ABL Documents.

“ABL Liens” means, with respect to ABL Obligations under any ABL Document, Liens on the ABL Collateral created under the related ABL Security Document to secure such ABL Obligations.

“ABL Obligations” means all “Secured Obligations” as such term is defined in each applicable ABL Document (or, if “Secured Obligations” is not defined therein, then all the liabilities and obligations under all ABL Documents secured, in whole or in part, pursuant to the related ABL Security Documents) including, if so secured, any hedging obligations and cash management obligations and whether for principal, interest (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Grantor, would have accrued on any ABL Obligation, whether or not a claim is allowed against such Grantor for such interest in such proceeding), premium, fees, expenses, indemnification, performance or otherwise.

“ABL Secured Parties” means, with respect to ABL Obligations under any ABL Document, at any time, the applicable ABL Collateral Agent, the applicable Administrative Agent, each applicable ABL Lender and each other holder of, or obligee in respect of, any such ABL Obligations outstanding at such time, in each case, including the successors and assigns of each of the foregoing.

“ABL Security Documents” means, with respect to ABL Obligations under an ABL Document, such ABL Document (insofar as the same grants a Lien on any assets or properties of any Grantor or any of its Subsidiaries to secure any such ABL Obligations) and any other documents now existing or entered into after the date hereof that grant a Lien on any assets or properties of any Grantor or any of its Subsidiaries to secure any such ABL Obligations, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Account” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising “accounts”, as defined in the New York UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing.

“Administrative Agent” means, with respect to ABL Obligations under any ABL Document, one of the following: (a) the applicable administrative agent (or similar agent party) in its capacity as administrative agent (or similar agent) under such ABL Documents, (b) the ABL Lender if acting as sole lender thereunder, or (c) any Person or Persons acting in an administrative agent capacity thereunder, and in each case, its or their successors and assigns in such capacity.

“Agreement” has the meaning set forth in the preamble hereof.

“Alba” means Alba Bioscience Limited, a limited company formed under the law of Scotland.

“Alba Security Agreement” means the Scots law bond and floating charge from Alba in favor of the Noteholder Collateral Agent, dated February 16, 2023.

“Alba Share Pledge” means the Scots law Share Pledge Agreement between the Company and the Noteholder Collateral Agent in respect of the shares in Alba, dated February 16, 2023.

“Bankruptcy Code” means Title 11 of the United States Code.

“Biodiagnostics” means Quotient Biodiagnostics, Inc., a corporation formed under the law of Delaware.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or place of payment.

“Capital Stock” means (a) in the case of a corporation, corporate stock or shares, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and membership rights, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case to the extent treated as equity in accordance with generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Collateral” means all ABL Collateral and all Noteholder Collateral.

“Collection Accounts” has the meaning set forth in Section 3.02.

“Company” has the meaning set forth in the preamble hereof.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the New York UCC) in which funds are held or invested for credit to or for the benefit of the Company or any other Grantor.

“DIP Financing” has the meaning set forth in Section 2.06(b).

“DIP Financing Liens” has the meaning set forth in Section 2.06(b).

“Enforcement Action” means, (a) to take any action to foreclose, execute, levy, or collect on, take possession or control (by set off or otherwise) of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any Collateral, or otherwise exercise or enforce remedial rights with respect to any Collateral under the ABL Documents or the Noteholder Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the New York UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, securities intermediaries under securities accounts or commodities intermediaries under commodities accounts, or exercise of rights under landlord consents (other than inspection rights), bailee waivers or similar agreements, if applicable, but excluding the execution and delivery of documentation solely to obtain control (as defined in Section 3.02) over deposit accounts or securities accounts to the extent permitted by Section 3.03), (b) to, or to enter into (or, if the ABL Collateral Agent consents thereto after the occurrence and during the continuation of an Event of Default, any Grantor enters into) any agreement in order to have a third party to, solicit bids to effect the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of marketing, promoting, or selling any Collateral, (c) to receive a transfer of any Collateral (other than a payment in respect of Obligations initiated by the Borrower) in satisfaction of indebtedness or any other Obligation secured thereby or make a credit bid for the purpose of doing so (whether or not in an Insolvency Proceeding), (d) to notify account debtors to make payments to a Secured Party or its agents, (e) to otherwise enforce a security interest or exercise another right or remedy, as a Secured Party, pertaining to the Collateral at law, in equity, or pursuant to the ABL Documents or Noteholder Documents (including exercising voting rights in respect of equity or debt interests comprising any of the Collateral), (f) to effect the disposition of any Collateral by any Grantor after the occurrence and during the continuation of an Event of Default, (g) to take any other remedial actions as a Secured Party against any Collateral, (h) to commence any legal proceedings or actions against or with respect to any Grantor or any of such Grantor’s assets for the purpose of effecting or facilitating any of the actions described in clauses (a) through (g) above, or (i) to commence any Insolvency Proceeding against any Grantor.

“Event of Default” means an “Event of Default” under and as defined in the Indenture.

“Federal Deposit Insurance Corporation” means the Federal Deposit Insurance Corporation or any successor thereto.

“Grantor” means, subject to the last sentence of Section 2.06(a), the Company and each Subsidiary of the Company that shall have granted any Lien in favor of an ABL Collateral Agent or the Noteholder Collateral Agent on any of its assets or properties to secure any of the Obligations.

“Indenture” means the Indenture dated as of February 16, 2023 among the Company, the other Grantors from time to time party thereto, the Trustee and the Noteholder Collateral Agent, as amended, extended, renewed, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Insolvency Law” has the meaning set forth in Section 2.06(a).

“Insolvency Proceeding” has the meaning set forth in Section 2.06(a).

“Intercreditor Collateral” means ABL Collateral in which the Noteholder Secured Parties have a Lien.

“Jersey Security Agreement” means the general Security Agreement in respect of the assets of QBD among QBD, the Noteholder Collateral Agent and the Trustee, dated February 16, 2023.

“Jersey Share Security Agreement” means the Security Agreement in respect of the assets of the Company, among the Company, the Noteholder Collateral Agent and the Trustee, dated February 16, 2023.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the New York UCC (or equivalent statutes of any jurisdiction)); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Lockbox Account” means any Deposit Account maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law), into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Material Adverse Effect” means, with respect to a party hereto, a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of such party and its Subsidiaries taken as a whole, (b) the ability of such party to perform its obligations hereunder or (c) the validity or enforceability of this Agreement as to such party.

“Maximum First Lien Principal Amount” means, as of any date of determination, $[●].

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Noteholder Collateral” means all assets and properties subject to Liens created or purported to be created by the Noteholder Security Documents to secure the Noteholder Obligations.

“Noteholder Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the Indenture and the Noteholder Security Documents, and its successors in such capacity.

“Noteholder Documents” means the Indenture, the Notes and the Noteholder Security Documents.

“Noteholder First Lien Collateral” means any and all Noteholder Collateral other than Intercreditor Collateral.

“Noteholder Liens” means Liens on the Noteholder Collateral created under the Noteholder Security Documents to secure the Noteholder Obligations.

“Noteholder Obligations” means the “Obligations” as such term is defined in the Noteholder Security Agreement.

“Noteholder Secured Parties” means, at any time, the Trustee, the Noteholder Collateral Agent, each Noteholder and each other holder of, or obligee in respect of, any Noteholder Obligations outstanding at such time.

“Noteholder Security Agreement” means the Collateral Agreement dated as of February 16, 2023 among the Company, the Subsidiaries of the Company from time to time party thereto, the Trustee and the Noteholder Collateral Agent for the benefit of the Noteholder Secured Parties, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Noteholder Security Documents” means the Noteholder Security Agreement, the Jersey Share Security Agreement, the Jersey Security Agreement, the Alba Security Agreement, the Roslin Lease Security Agreement, the Alba Share Pledge, the Suisse Share Pledge, the Suisse Assignment Agreement, the Wells Fargo Account Control Agreement, the Suisse Bank Account Pledge and any other documents (including any copyright, patent and trademark security or pledge agreements, if applicable) now existing or entered into after the date hereof that grant or perfect a Lien on any assets or properties of any Grantor or any of its Subsidiaries to secure the Noteholder Obligations.

“Noteholders” means the Holders under and as defined in the Indenture.

“Notes” means the 12% Senior Secured Notes due 2030 issued under the Indenture.

“Obligations” means the ABL Obligations and the Noteholder Obligations.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Purchase Date” has the meaning set forth in Section 8.02.

“Purchase Event” has the meaning set forth in Section 8.01.

“Purchase Notice” has the meaning set forth in Section 8.02.

“Purchase Obligations” has the meaning set forth in Section 8.01.

“Purchase Price” has the meaning set forth in Section 8.03.

“Purchasing Creditors” has the meaning set forth in Section 8.02.

“QBD” means QBD (QS IP) Limited, a private limited liability company formed under the laws of Jersey.

“Representative” means (a) in the case of any Noteholder Obligations, the Noteholder Collateral Agent, and (b) in the case of any ABL Obligations, the ABL Collateral Agent applicable thereto.

“Roslin Lease” means the tenant’s interest in the lease between Alba and Scottish Enterprise of the subjects at Site 3, Bio Campus Roslin Midlothian, forming part and portion of the subjects at Gowkley Moss Farm, Bush Loan, Milton Bridge, Penicuik, EH26 0NX which lease is currently undergoing registration in the Land Register of Scotland under Title Number MID166779.

“Roslin Lease Security Agreement” means the standard security with respect to the Roslin Lease from Alba in favor of the Noteholder Collateral Agent dated February 16, 2023.

“Secured Parties” means the ABL Secured Parties and the Noteholder Secured Parties.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Suisse” means Quotient Suisse SA, a societe anonyme (joint stock company) formed under the law of Switzerland.

“Suisse Assignment Agreement” means the Assignment Agreement among Suisse and the Noteholder Collateral Agent, acting in its own name and on its own behalf and in its own name but on behalf of the other Noteholder Secured Parties (as defined in the Collateral Agreement) governed by Swiss law, dated February 16, 2023.

“Suisse Share Pledge” means the Share Pledge Agreement among the Company and the Noteholder Collateral Agent, acting for itself (including as creditor of each parallel debt) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Noteholder Secured Parties in respect of the shares of Suisse, governed by Swiss law, dated February 16, 2023.

“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Indenture, and its successors in such capacity.

[“Wells Fargo] Account Control Agreement” means the Account Control Agreement among Biodiagnostics, the Noteholder Collateral Agent and Wells Fargo Bank, National Association, dated {__________}.

Section 1.02. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) “including” means including without limitation;

(d) words in the singular include the plural and words in the plural include the singular; and

(e) the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article II

Subordination of Noteholder Liens; Certain Agreements

Section 2.01. Subordination of Noteholder Liens.

(a) At any time prior to the ABL Collateral Transition Date, all Noteholder Liens in respect of Intercreditor Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all ABL Liens in respect of such Intercreditor Collateral, notwithstanding anything contained in this Agreement, the Noteholder Documents, the applicable ABL Documents or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Noteholder Liens and such ABL Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

(b) It is acknowledged that (i) all or a portion of the ABL Obligations may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or repaid and subsequently reborrowed, and (ii) the ABL Obligations or Noteholder Obligations, as applicable, may, subject to the limitations set forth in this Agreement, the Indenture and the applicable ABL Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Noteholder Liens in respect of the Intercreditor Collateral or the provisions of this Agreement defining the relative rights of the ABL Secured Parties and the Noteholder Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by, except to the extent permitted by this Agreement and the Indenture, (A) any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the applicable ABL Obligations or the applicable Noteholder Obligations, (B) the release of any such Collateral or of any guarantees securing any such Obligations, (C) any action that any Representative or Secured Party may take or fail to take in respect of any such Collateral or (D) the avoidance, invalidation or lapse of any Lien on any such Collateral.

Section 2.02. No Action With Respect to Intercreditor Collateral.

(a) No Noteholder Secured Party shall commence or instruct the Noteholder Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Intercreditor Collateral under any Noteholder Security Document, applicable law or otherwise, it being agreed that only the ABL Collateral Agent with respect to such Intercreditor Collateral, acting in accordance with the applicable ABL Security Documents, shall be entitled to take any such actions or exercise any such remedies. Notwithstanding the foregoing, the Noteholder Collateral Agent may (but shall not be obligated to), subject to Section 2.06 and the terms of the Indenture, take all such actions as it shall deem necessary to perfect or continue the perfection of its Noteholder Liens in such Intercreditor Collateral or to prove, preserve or protect (but not enforce) the Noteholder Liens on the Intercreditor Collateral.

(b) Notwithstanding the provisions of Section 2.02(a) or any other provision of this Agreement, nothing contained herein shall be construed to prevent the Noteholder Collateral Agent or any other Noteholder Secured Party from (i) filing a claim or statement of interest with respect to the Noteholder Obligations owed to it in any Insolvency Proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of any ABL Liens on the Intercreditor Collateral or the rights of the ABL Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Noteholder Lien on any Intercreditor Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, claim, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Noteholder Lien of the Noteholder Collateral Agent or other Noteholder Secured Party, (iv) exercising any rights or remedies as unsecured creditors against the Grantors, including filing any pleadings, objections, motions, or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under any Insolvency Proceeding or applicable non-Insolvency Law, (v) voting on any plan of reorganization, plan of liquidation or similar type of plan of arrangement, filing any proof of claim, and making any other filings, arguments or motions (including in support of or opposition to, as applicable, confirmation of any plan of reorganization, plan of liquidation or similar type of plan of arrangement), (vi) objecting to the proposed retention of Noteholder First Lien Collateral by any ABL Secured Party in full or partial satisfaction of any ABL Obligations due to any ABL Secured Party, (vii) credit bidding on any of the Intercreditor Collateral in accordance with Section 363(k) of the Bankruptcy Code or any similar provision in any other applicable Insolvency Law so long as such credit bid provides for the payment in full in cash of all ABL Obligations, or (viii) after the ABL Collateral Transition Date, taking any action to enforce or exercise any rights or remedies with respect to the Intercreditor Collateral, including those set forth in Section 2.02(a) of this Agreement, in the case of clauses (i) through (vi) above, to the extent not inconsistent with the terms of this Agreement.

Section 2.03. No Duties of ABL Collateral Agent.

(a) Each Noteholder Secured Party acknowledges and agrees that neither the applicable ABL Collateral Agent nor any other ABL Secured Party shall have any duties or other obligations to such Noteholder Secured Party with respect to any Intercreditor Collateral, other than as set forth in Article III and to transfer to the Noteholder Collateral Agent (i) any proceeds of any such Intercreditor Collateral in which the Noteholder Collateral Agent continues to hold a security interest or other Lien and that remains in the applicable ABL Collateral Agent’s possession or under its control following (x) any sale, transfer or other disposition of such Intercreditor Collateral or (y) the ABL Collateral Transition Date (in each case, unless the Noteholder Liens on all such Intercreditor Collateral are terminated and released prior to or concurrently with such transaction) or (ii) any Intercreditor Collateral remaining in the ABL Collateral Agent’s possession or under its control after the ABL Collateral Transition Date, in each case without representation or warranty on the part of the ABL Collateral Agent or any other ABL Secured Party. In furtherance of the foregoing, each Noteholder Secured Party acknowledges and agrees that, until the ABL Collateral Transition Date, the applicable ABL Collateral Agent shall be entitled, for the benefit of the holders of such ABL Obligations, to sell, transfer or otherwise dispose of or deal with such Intercreditor Collateral as provided herein and in compliance with the ABL Security Documents and applicable law without regard to any Noteholder Lien or any rights to which any Noteholder Secured Party would otherwise be entitled as a result of such Noteholder Lien. Without limiting the foregoing, each Noteholder Secured Party agrees that neither the applicable ABL Collateral Agent nor any other ABL Secured Party shall have any duty or obligation first to marshal or realize upon any type of Intercreditor Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Intercreditor Collateral, in any manner that would maximize the return to the applicable Noteholder Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Noteholder Secured Parties from such realization, sale, disposition or liquidation.

(b) Each of the Noteholder Secured Parties waives any claim such Noteholder Secured Party may now or hereafter have against any ABL Collateral Agent or any other ABL Secured Party (or their representatives) arising out of (i) any actions that any ABL Collateral Agent or any other ABL Secured Party takes or omits to take with respect to the creation, perfection or continuation of ABL Liens on any of the Intercreditor Collateral, with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of such Intercreditor Collateral and with respect to the collection of any claim for all or any part of any ABL Obligations from any account debtor, guarantor or any other party, in each case, in accordance with the applicable ABL Security Documents, any other agreement related thereto or applicable law or with respect to the collection of any ABL Obligations or the valuation, use, protection or release of any security for any ABL Obligations, (ii) any election by any ABL Collateral Agent or any other ABL Secured Party, in any Insolvency Proceeding, of the application of Section 1111(b) of the Bankruptcy Code (or a similar concept under any other Insolvency Law), (iii) subject to Section 2.06, any borrowing by the Company or any of its Subsidiaries, as debtor-in-possession, including any grant of a security interest, adequate protection or administrative expense priority under Section 364 of the Bankruptcy Code (or a similar concept under any other Insolvency Law) to any party in connection with such borrowing, or (iv) subject to Section 2.06, any use of cash collateral by the Company or any of its Subsidiaries, as debtor-in-possession, including any grant or award of adequate protection under Section 363 of the Bankruptcy Code (or a similar concept under any other Insolvency Law) to any party in connection with such use of cash collateral.

Section 2.04. No Interference; Payment Over; Reinstatement.

(a) At any time prior to the ABL Collateral Transition Date, each Noteholder Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Noteholder Lien on Intercreditor Collateral pari passu with, or to give such Noteholder Secured Party any preference or priority relative to, any ABL Lien with respect to Intercreditor Collateral or any part thereof, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to contest, interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Intercreditor Collateral by any such ABL Secured Parties, (iii) it shall have no right to (A) direct any ABL Collateral Agent or any other ABL Secured Party to exercise any right, remedy or power with respect to the Intercreditor Collateral or (B) consent to the exercise by any ABL Collateral Agent or any other ABL Secured Party of any right, remedy or power with respect to the Intercreditor Collateral, (iv) it will not institute any suit or assert in any suit or bankruptcy, insolvency or other proceeding any claim against any ABL Collateral Agent or other ABL Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any ABL Collateral Agent nor any other ABL Secured Party shall be liable for, any action taken or omitted to be taken by such ABL Collateral Agent or other ABL Secured Party with respect to any Intercreditor Collateral, (v) it will not seek, and hereby waives any right, to have any Intercreditor Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Intercreditor Collateral and (vi) it will not challenge or question in any proceeding the validity or enforceability of any such ABL Obligations or any ABL Security Document or the priorities, rights or duties established by any provision of this Agreement.

(b) Each Noteholder Secured Party hereby agrees that if it shall obtain possession of any Intercreditor Collateral or shall realize any proceeds or payment in respect of any such Intercreditor Collateral in violation of this Agreement, pursuant to any Noteholder Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency Proceeding or through any other exercise of remedies, at any time prior to the ABL Collateral Transition Date, then it shall hold such Intercreditor Collateral, proceeds or payment in trust or as agent, as the case may be, for the applicable ABL Secured Parties and transfer such Intercreditor Collateral, proceeds or payment, as the case may be, to the applicable ABL Collateral Agent within 90 days after obtaining actual knowledge or notice from the applicable ABL Collateral Agent that it has possession of such Intercreditor Collateral or proceeds or payments in respect thereof. Each Noteholder Secured Party agrees that if, at any time, it receives notice or obtains actual knowledge that all or part of any payment with respect to any respective ABL Obligations previously made shall be rescinded for any reason whatsoever, such Noteholder Secured Party shall promptly pay over to the applicable ABL Collateral Agent any payment received and then held by it in respect of any Intercreditor Collateral and shall promptly turn any Intercreditor Collateral then held by it over to the applicable ABL Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the ABL Collateral Transition Date.

Section 2.05. Automatic Release of Noteholder Liens.

(a) Each Noteholder Secured Party agrees that in the event of a sale, transfer or other disposition of any Intercreditor Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the applicable Noteholder Documents at the time of such sale, transfer or other disposition), such Noteholder Lien on such Intercreditor Collateral shall terminate and be released automatically and without further action if the applicable ABL Liens on such Intercreditor Collateral are released and if such sale, transfer or other disposition either (i) is then not prohibited by such Noteholder Documents or (ii) occurs in connection with the foreclosure (including by an ABL Collateral Agent or other ABL Secured Party) upon or other exercise of rights and remedies with respect to such Intercreditor Collateral; provided, that such Noteholder Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this Section 2.05(a) that remain after the ABL Collateral Transition Date.

(b) The Noteholder Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by any applicable ABL Collateral Agent to evidence and confirm any release of Intercreditor Collateral provided for in this Section 2.05, and, upon the Noteholder Collateral Agent’s failure to do so within the prescribed time frame set forth in Section 9-513(b) or Section 9-513(c) of the New York UCC, as applicable, the appropriate ABL Collateral Agent is hereby granted a limited power of attorney to execute any necessary UCC-3 filing or similar document necessary to effect such a release.

Section 2.06. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other U.S. federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law (any such law, including the Bankruptcy Code, an “Insolvency Law”, and a proceeding thereunder an “Insolvency Proceeding”) by or against the Company or any of its Subsidiaries. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

(b) Prior to the ABL Collateral Transition Date, if the Company or any of its Subsidiaries shall become subject to an Insolvency Proceeding and shall, as debtor(s)-in- possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders under Section 364 of the Bankruptcy Code (or a similar concept under any other Insolvency Law) or the use of cash collateral under Section 363 of the Bankruptcy Code (or a similar concept under any other Insolvency Law), each Noteholder Secured Party agrees that, so long as the aggregate maximum principal amount to be incurred pursuant to such DIP Financing, together with the ABL Obligations outstanding as of such date, does not exceed the Maximum First Lien Principal Amount, it will raise no objection to (and, upon the grant or award of adequate protection acceptable to the holders of ABL Obligations with substantively identical adequate protection granted or awarded to the Noteholder Collateral Agent and the Trustee, as applicable, except that any adequate protection liens or claims granted to the Noteholder Collateral Agent or Trustee, as applicable, are junior in priority only to that of the holders of ABL Obligations, shall affirmatively consent to or shall be deemed to have consented to) any such financing solely to the extent secured by Liens on any Intercreditor Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes such Intercreditor Collateral, unless the applicable ABL Secured Parties, or a representative authorized by such ABL Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the ABL Liens on the Intercreditor Collateral, the Trustee and the Noteholder Collateral Agent will, for themselves and on behalf of the other Noteholder Secured Parties, be deemed to subordinate the Noteholder Liens on such Intercreditor Collateral to such DIP Financing Liens on such Intercreditor Collateral) so long as such Noteholder Secured Parties retain Liens on all the applicable Noteholder Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same relative priority as existed prior to the commencement of the Insolvency Proceeding, other than an adjustment in priority as results from the application of this Section 2.06. For the avoidance of doubt, nothing herein shall limit or impair the rights and remedies of the Noteholder Secured Parties with respect to any proposed debtor-in-possession financing that is secured by Liens on any assets or property that do not constitute Intercreditor Collateral. Notwithstanding anything herein to the contrary, (i) if none of the ABL Collateral Agent or the holders of the ABL Obligations offers to provide DIP Financing, then any Noteholder may seek to provide DIP Financing secured by Liens that are senior to, or rank pari passu with, the ABL Liens, and any of the ABL Collateral Agent or the holders of the ABL Obligations may oppose or object thereto and (ii) any Noteholder Secured Party shall be permitted to propose, provide or support, and take any actions in furtherance thereof, any DIP Financing that provides for the repayment in full in cash of all ABL Obligations (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made and, in the case of letters of credit, hedging or cash management obligations, the discharge, cash collateralization or provision of a backstop letter of credit as required by the terms of the ABL Documents of all such letters of credit, hedging and cash management obligations).

(c) Prior to the ABL Collateral Transition Date, each Noteholder Secured Party agrees that it will not object to or oppose a sale or other disposition of any Intercreditor Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code (or a similar concept under any other Insolvency Law) and shall affirmatively consent or be deemed to have consented under Section 363(f) of the Bankruptcy Code (or a similar concept under any other Insolvency Law) to the sale of such Intercreditor Collateral, if the applicable ABL Secured Parties shall have consented to such sale or disposition of such Intercreditor Collateral; provided that (x) any Noteholder Secured Party may assert any objections to a sale or other disposition of any Intercreditor Collateral that could be asserted by an unsecured creditor in any Insolvency Proceeding, including any objections to any proposed bidding procedures or similar motion relating to the sale or other disposition of Intercreditor Collateral (or any portion thereof), to the extent such objections are not inconsistent with the terms of this Agreement and (y) the Liens securing the Noteholder Obligations will attach to the proceeds of such sale or other disposition on the same basis of priority as set forth in this Agreement.

(d) Nothing in this Agreement prohibits or limits the right of a Noteholder Secured Party to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, provided, that if debt obligations of the reorganized debtor secured by Liens upon any Intercreditor Collateral are distributed pursuant to such plan of reorganization or similar dispositive restructuring plan, both on account of the ABL Obligations and on account of the Noteholder Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Noteholder Obligations are secured by Liens upon property that would constitute Intercreditor Collateral under the terms of this Agreement, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan of reorganization and will apply with like effect to the debt obligations so distributed.

Section 2.07. Reinstatement. In the event that any of the ABL Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code (or a similar concept under any other Insolvency Law) or the settlement of any claim in respect thereof), be required to be returned or repaid to the estate of the applicable Grantor, the terms and conditions of this Article II shall be reinstated with respect to recovered amounts.

Section 2.08. Cooperation in Enforcement; Entry Upon Premises by the ABL Secured Parties.

(a) Prior to the ABL Collateral Transition Date, if any ABL Collateral Agent takes any enforcement action with respect to any Intercreditor Collateral, the Noteholder Secured Parties (i) shall cooperate with such ABL Collateral Agent (at the sole cost and expense of such ABL Collateral Agent and subject to the condition that the Noteholder Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Noteholder Secured Parties) in its efforts to enforce its security interest in such Intercreditor Collateral and to finish any work-in-process and assemble such Intercreditor Collateral, (ii) shall not hinder or restrict in any respect such ABL Collateral Agent from enforcing its security interest in such Intercreditor Collateral or from finishing any work-in-process or assembling such Intercreditor Collateral and (iii) shall permit such ABL Collateral Agent and its employees, agents, advisers and representatives, at no cost to the Noteholder Secured Parties, and upon reasonable advance notice, to enter upon and use the Noteholder First Lien Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 90 days after the taking of such enforcement action, for purposes of (A) assembling and storing such Intercreditor Collateral and completing the processing of and turning into finished goods of such Intercreditor Collateral consisting of work-in-process, (B) selling any or all of such Intercreditor Collateral located on or in such Noteholder First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of such Intercreditor Collateral located on such Noteholder First Lien Collateral or (D) taking reasonable actions to protect, secure and otherwise enforce the rights of the applicable ABL Secured Parties in and to such Intercreditor Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Trustee or the Noteholder Collateral Agent from selling, assigning or otherwise transferring any Noteholder First Lien Collateral prior to the expiration of such 90-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 2.08(a). If any stay or other order prohibiting the exercise of remedies with respect to the applicable Intercreditor Collateral has been entered by a court of competent jurisdiction, such 90- day period shall be tolled during the pendency of any such stay or other order. If any ABL Collateral Agent conducts a public auction or private sale of such Intercreditor Collateral at any of the real property included within the Noteholder First Lien Collateral, such ABL Collateral Agent shall provide the Noteholder Collateral Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner that would not unduly disrupt the Noteholder Collateral Agent’s use of such real or personal property.

(b) During the period of actual occupation, use or control by the applicable ABL Secured Parties or their agents or representatives of any Noteholder First Lien Collateral, such ABL Secured Parties shall (i) be responsible (subject to the rights of reimbursement from the applicable Grantor as applicable in the ABL Documents) for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated (subject to the rights of reimbursement from the applicable Grantor as applicable in the ABL Documents) to repair at their expense any physical damage to such Noteholder First Lien Collateral or other assets or property resulting from such occupancy, use or control and to leave such Noteholder First Lien Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Such ABL Secured Parties jointly and severally shall pay, indemnify and hold the Trustee and the Noteholder Collateral Agent and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damage, including legal fees and expenses, unless such liability, cost, expense, loss or damage results from the gross negligence or willful misconduct of the Trustee and the Noteholder Collateral Agent or any of their respective officers, directors, employees or agents, as determined by a court of competent jurisdiction by a final, non-appealable order. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Noteholder First Lien Collateral, such ABL Collateral Agent requires the services of any employees of the Company or any of its Subsidiaries, such ABL Collateral Agent shall pay directly to any such employees (subject to the rights of reimbursement from the applicable Grantor as applicable in the ABL Documents) the appropriate, allocated wages of such employees, if any, during the time periods that such ABL Collateral Agent requires their services. In no event shall such ABL Secured Parties have any liability to the Noteholder Secured Parties pursuant to this Section 2.08 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Noteholder First Lien Collateral existing prior to the date of the exercise by such ABL Secured Parties of their rights under this Section 2.08, and such ABL Secured Parties shall have no duty or liability to maintain the Noteholder First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by such ABL Secured Parties or any liability for any diminution in the value of the Noteholder First Lien Collateral that results solely from ordinary wear and tear resulting from the use of the Noteholder First Lien Collateral by such ABL Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this Section 2.08(b), such ABL Secured Parties shall cooperate with the Noteholder Secured Parties in connection with any efforts made by the Noteholder Secured Parties to sell Noteholder First Lien Collateral to the extent such ABL Secured Parties obtain any interest in or rights to use the Noteholder First Lien Collateral, subject to the condition that no ABL Secured Party will have any obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in its incurrence of any liability or damage.

Section 2.09. Insurance. Unless and until any ABL Collateral Agent has sent written notice to the Trustee and the Noteholder Collateral Agent that ABL Collateral Transition Date has occurred, as between such ABL Collateral Agent, on the one hand, and the Trustee and the Noteholder Collateral Agent, as the case may be, on the other hand, only such ABL Collateral Agent will have the right (subject to the rights of the Grantors under the applicable ABL Documents) to adjust or settle any insurance policy or claim covering or constituting any of the applicable Intercreditor Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting such Intercreditor Collateral. Unless and until the Trustee has sent written notice to any ABL Collateral Agent that the Noteholder Obligations have been paid in full, as between such ABL Collateral Agent, on the one hand, and the Trustee and the Noteholder Collateral Agent, as the case may be, on the other hand, only the Noteholder Collateral Agent will have the right (subject to the rights of the Grantors under the applicable Noteholder Documents) to adjust or settle any insurance policy covering or constituting any applicable Noteholder First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting any applicable Noteholder First Lien Collateral. An ABL Collateral Agent or the Trustee, as the case may be, shall be required to send the relevant written notice described in this Section 2.09 (assuming the facts described in this Section 2.09 in respect of such written notice are true) promptly upon the written request of any Grantor, the Trustee or an ABL Collateral Agent. To the extent that an insured loss covers or constitutes both Intercreditor Collateral and Noteholder First Lien Collateral, then the applicable ABL Collateral Agent and the Noteholder Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the applicable ABL Documents and the Noteholder Documents) under the relevant insurance policy.

Section 2.10. Refinancings. Any ABL Obligations and the Noteholder Obligations may be refinanced or replaced (either immediately or after the passage of time), in whole or in part, in each case, without notice to, or the consent of, any ABL Secured Party or any Noteholder Secured Party (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Document or any Noteholder Document), all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as any applicable ABL Collateral Agent or the Noteholder Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to each such ABL Collateral Agent or the Noteholder Collateral Agent, as the case may be. In connection with any refinancing or replacement contemplated by this Section 2.10, this Agreement shall be amended at the request and sole expense of the Company, and without the consent of any Representative, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Intercreditor Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Intercreditor Collateral securing the indebtedness being refinanced or replaced and (c) to establish that the Noteholder First Lien Collateral securing the Noteholder Obligations in respect of the Notes or such refinancing or replacement indebtedness shall be free of any ABL Lien, all on the terms provided for herein immediately prior to such refinancing or replacement.

Section 2.11. Amendments to Security Documents.

(a) Without the prior written consent of any applicable ABL Collateral Agent, no Noteholder Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) In the event that any ABL Collateral Agent enters into any amendment, waiver or consent in respect of any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from, any provisions of any such ABL Security Document that relate directly to any Intercreditor Collateral or changing in any manner the rights of such ABL Collateral Agent, the applicable ABL Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens on any applicable ABL Collateral permitted by Section 2.05), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Noteholder Security Document with respect to such Noteholder Lien without the consent of any applicable Noteholder Secured Party and without any action by the Noteholder Collateral

Agent, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given by the Company to the Noteholder Collateral Agent no later than two Business Days following its effectiveness; provided, further, that no such amendment, waiver or consent shall be effective to (i) release any Noteholder Liens (other than as permitted by Section 2.05), (ii) permit any Liens on the Collateral except Liens permitted under the Noteholder Documents or this Agreement or (iii) impose duties on the Noteholder Collateral Agent without its consent. Reasonably promptly following such effectiveness, the Company shall prepare and deliver, or cause to be prepared and delivered, to the Noteholder Collateral Agent, forms of amendment documents to any applicable Noteholder Security Documents to evidence the amendments to such Noteholder Security Documents previously effected pursuant to this Section 2.11(b).

(c) Without the prior written consent of the Noteholder Collateral Agent, no ABL Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new ABL Security Document, would (i) create any Liens on the Noteholder First Lien Collateral in favor of the ABL Secured Parties, (ii) result in the aggregate principal amount of the ABL Obligations exceeding (x) the amount permitted under the Indenture or (y) (together with the aggregate principal amount of any DIP Financing) the Maximum First Lien Principal Amount, or (iii) otherwise be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

Section 2.12. Legends. Each ABL Collateral Agent acknowledges with respect to the applicable ABL Documents, and the Trustee and the Noteholder Collateral Agent acknowledge with respect to the Noteholder Documents, that each such agreement entered into or amended on or after the date hereof will contain the appropriate legend set forth on Annex I hereto in substantially the same terms as set forth therein.

Section 2.13. Prohibited Liens. Notwithstanding anything herein to the contrary, no ABL Secured Party may obtain, receive or be the beneficiary of any Lien on all or any portion of any Collateral, irrespective of the time, order or method of creation, attachment or perfection of such Lien, including any Lien arising by operation of law or in connection with any judgment (other than (i) a Lien on the ABL Collateral, to the extent such Lien on such ABL Collateral is expressly permitted under the terms of the Indenture and (ii) any Lien in connection with any judgment that is obtained by one or more ABL Secured Parties, provided, in the case of this clause (ii), such Lien is junior to the Noteholder Liens).

Article III

Gratuitous Bailment for Perfection of Certain Security Interests;
Collection Accounts; Rights under Permits and Licenses

Section 3.01. Gratuitous Bailment for Perfection of Certain Security Interests. Each ABL Collateral Agent agrees that if it shall at any time hold an ABL Lien on any Noteholder Collateral that can be perfected by the possession or control of such Noteholder Collateral or of any account in which such Noteholder Collateral is held, and if such Noteholder Collateral or any such account is in fact in the possession or under the control of such ABL Collateral Agent, such ABL Collateral Agent will serve as gratuitous bailee for the Noteholder Collateral Agent for the sole purpose of perfecting the Noteholder Lien of the Noteholder Collateral Agent on such Noteholder Collateral. It is agreed that the obligations of such ABL Collateral Agent and the rights of the Noteholder Collateral Agent and the other Noteholder Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, such ABL Collateral Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Noteholder Lien on any such Noteholder Collateral and shall have no responsibility, duty, obligation or liability to the Noteholder Collateral Agent or any other Noteholder Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Section 3.01 is to enable the Noteholder Secured Parties to obtain a perfected Noteholder Lien on such Noteholder Collateral to the extent, if any, that such perfection results from the possession or control of such Noteholder Collateral or any such account by such ABL Collateral Agent. Subject to Section 2.07, after the occurrence of the ABL Collateral Transition Date, such ABL Collateral Agent shall take all such actions in its power as shall reasonably be requested by the Noteholder Collateral Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Noteholder Collateral or any such account (in each case to the extent the Noteholder Collateral Agent has a Lien on such

Noteholder Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Noteholder Collateral Agent.

Section 3.02. Collection Accounts. The Company and its Subsidiaries, to the extent required by an applicable ABL Document, shall maintain collection accounts relating to applicable Intercreditor Collateral (the “Collection Accounts”, which term shall include any Lockbox Account relating to such ABL Document) in which collections from any Inventory (as defined for this purpose in the New York UCC) and Accounts (as defined for this purpose in the New York UCC) are deposited. The applicable ABL Collateral Agent will act as gratuitous bailee for the Trustee and the Noteholder Collateral Agent for the purpose of perfecting the Liens of the Noteholder Secured Parties in all such Collection Accounts (other than any Lockbox Account) and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Noteholder Secured Parties except as set forth in the last sentence of this Section 3.02). Unless the Noteholder Liens on such Intercreditor Collateral shall have been or concurrently are released, after the occurrence of the ABL Collateral Transition Date, such ABL Collateral Agent shall, at the request of the Noteholder Collateral Agent, cooperate with the Noteholder Collateral Agent (at the expense of the Grantors) in permitting “control” (as defined in Article 8 or Article 9 of the New York UCC) of any Collection Account to be transferred to the Noteholder Collateral Agent (or for other arrangements with respect to each such Collection Account satisfactory to the Noteholder Collateral Agent to be made) to the extent required by the Noteholder Security Documents.

Section 3.03. Rights under Permits and Licenses. The Trustee and the Noteholder Collateral Agent agree that if any ABL Collateral Agent shall require rights available under any permit or license controlled by the Trustee or the Noteholder Collateral Agent in order to realize on any applicable Intercreditor Collateral, the Trustee or the Noteholder Collateral Agent, as the case may be, shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by such ABL Collateral Agent, to make such rights available to such ABL Collateral Agent, subject to the Noteholder Liens. Each ABL Collateral Agent agrees that if the Trustee or the Noteholder Collateral Agent shall require rights available under any permit or license controlled by such ABL Collateral Agent in order to realize on any Noteholder First Lien Collateral, such ABL Collateral Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Trustee or the Noteholder Collateral Agent, as the case may be, to make such rights available to the Trustee or the Noteholder Collateral Agent, as the case may be, subject to the applicable ABL Liens.

Article IV

Existence and Amounts of Liens and Obligations

Section 4.01. Existence and Amounts of Liens and Obligations. Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any ABL Obligations (or the existence of any commitment to extend credit that would constitute ABL Obligations) or Noteholder Obligations (or the existence of any commitment to extend credit that would constitute Noteholder Obligations), or the existence of any Lien securing any such Obligations or the existence or amount of any Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other applicable Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its Subsidiaries, any Secured Party or any other Person as a result of such determination.

Article V

Consent of Grantors; Subrogation

Section 5.01. Consent of Grantors. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the ABL Documents and the Noteholder Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

Section 5.02. Subrogation. If a Noteholder Secured Party pays or distributes cash, property or other assets to an ABL Secured Party under this Agreement, the Noteholder Secured Party will be subrogated to the rights of the ABL Secured Party with respect to the applicable Intercreditor Collateral to the extent of the value of such payment or distribution; provided, that the Noteholder Secured Party waives such right of subrogation until the ABL Collateral Transition Date. Such payment or distribution will not reduce the Noteholder Obligations.

Article VI

Representations and Warranties

Section 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto that (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and (c) the execution and delivery by such party of, and the performance of obligations by such party under, this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party that could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

Section 6.02. Representations and Warranties of Each Representative and the Trustee. Each of the Trustee and the Noteholder Collateral Agent, on the one hand, and each ABL Collateral Agent, on the other hand, represents and warrants to the other parties hereto that it is authorized under the Indenture or any applicable ABL Agreement, respectively, to enter into this Agreement.

Article VII

Miscellaneous

Section 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a) if to the Company or any other Grantor, to it at:

{__________}

{__________}

{__________}

Attention: {__________}

Facsimile: {__________}

(b) if to the Trustee, to it at:

U.S. Bank Trust Company, National Association

Corporate Trust Services

One Federal Street, 10th Floor

Boston, Massachusetts 02110

Attention: Alison D.B. Nadeau (Quotient 2023 Indenture) Facsimile: (617) 603-6683

(c) if to the Noteholder Collateral Agent, to it at:

U.S. Bank Trust Company, National Association

Corporate Trust Services

One Federal Street, 10th Floor

Boston, Massachusetts 02110

Attention: Alison D.B. Nadeau (Quotient 2023 Indenture)

Facsimile: (617) 603-6683

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. As agreed to in writing among the Company and any ABL Collateral Agent from time to time, notices and other communications may also be delivered by email to the email address of a representative of the applicable Person provided from time to time by such Person.

Section 7.02. Waivers; Amendments.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 7.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative, the Trustee and the Company (on behalf of itself and any other Grantors); provided, however, that this Agreement may be amended from time to time (i) as provided in Section 2.10 or (ii) at the sole request and expense of the Company, and without the consent of any Representative or any other party hereto, (A) to establish that the Liens on any Intercreditor Collateral securing ABL Obligations shall be senior to the Liens on such Intercreditor Collateral securing any Noteholder Obligations, all on the terms provided for herein immediately prior to such amendment, (B) to establish that any Noteholder First Lien Collateral shall be free of any Liens securing any ABL Obligations, all on the terms provided for herein immediately prior to such amendment, and (C) to add additional Grantors. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative or the Trustee as permitted by the proviso to the preceding sentence shall be submitted to such Representative or the Trustee, as the case may be, for its review at least five Business Days prior to the proposed effectiveness of such amendment.

Section 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the Noteholder Secured Parties and the ABL Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement; provided, that at any time and from time to time, if any Representative assigns any part of its rights or obligations under any ABL Documents or Noteholder Documents (as applicable) such that there exists more than one ABL Collateral Agent or Noteholder Collateral Agent, as applicable, (i) such Representative shall cause each such additional ABL Collateral Agent or Noteholder Collateral Agent, as applicable, to become a party hereto and (ii) the parties hereto shall execute and deliver mutually acceptable supplements or amendments hereto to set forth the rights and responsibilities of each ABL Collateral Agent or Noteholder Collateral Agent, as applicable, and designate a single primary ABL Collateral Agent or Noteholder Collateral Agent, as applicable, with respect to the ABL Obligations and Noteholder Obligations, respectively; provided, further, that such supplements or amendments maintain the respective priorities, rights and remedies with respect to the Noteholder Obligations and ABL Obligations as provided herein.

Section 7.04. Survival. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or by email shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.07. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), except to the extent that local law governs the creation, perfection, priority or enforcement of security interests. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE U.S. FEDERAL AND STATE COURTS OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.08.

Section 7.09. Waiver of Immunity. To the extent that any Grantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Grantor irrevocably agrees with respect to any matter arising under this Agreement for the benefit of the Secured Parties not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

Section 7.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other ABL Documents or Noteholder Documents, the provisions of this Agreement shall control.

Section 7.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the applicable ABL Secured Parties, on the one hand, and the Noteholder Secured Parties, on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

Section 7.13. English Language. Each of this Agreement and each Noteholder Document has been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Noteholder Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein and therein.

Section 7.14. Concerning the Trustee, the Noteholder Collateral Agent and the ABL Collateral Agent. Each of the Trustee and the Noteholder Collateral Agent is entering into this Agreement solely in its respective capacity as Trustee and Noteholder Collateral Agent under the Indenture, and not in its individual or corporate capacity. In acting hereunder, each of the Trustee and the Noteholder Collateral Agent shall be entitled to all of the rights, privileges, indemnities, and immunities of the Trustee and the Noteholder Collateral Agent, respectively, set forth in the Indenture and the other Noteholder Documents. The ABL Collateral Agent is entering into this Agreement solely in its capacity as ABL Collateral Agent under the ABL Agreement, and not in its individual or corporate capacity. In acting hereunder, the ABL Collateral Agent shall be entitled to all of the rights, privileges and immunities of the ABL Collateral Agent set forth in the ABL Agreement and the other ABL Documents.

Article VIII

Noteholder’s Purchase Option

Section 8.01. Purchase Option. If there is (a) an acceleration of any ABL Obligations in accordance with the ABL Agreement, (b) an Event of Default or an “event of default” (as defined in the ABL Agreement) arising from the failure of the Company to make any payment in respect of principal, interest or fees under the Indenture that is not waived by the Noteholder Secured Parties or the ABL Agreement that is not waived by the ABL Secured Parties, as applicable, within 30 days of its occurrence, (c) an Enforcement Action or (d) the commencement of an Insolvency Proceeding (each a “Purchase Event”), then the Noteholders may within 20 Business Days of each such Purchase Event to occur, purchase all, but not less than all, of the ABL Obligations (the “Purchase Obligations”) for the Purchase Price (as defined below). Notwithstanding anything in the ABL Documents to the contrary, no consent of any Grantor to such purchase shall be required. Such purchase will (1) include all principal of, and all accrued and unpaid interest, fees, and expenses in respect of, all ABL Obligations, and all other ABL Obligations, outstanding at the time of purchase, (2) be made pursuant to an assignment agreement (but including only those representations and warranties of the assignor thereunder as are specified in Section 8.06), whereby the Noteholders will assume all funding commitments and ABL Obligations of ABL Secured Parties under the ABL Documents, and (3) otherwise be subject to the terms and conditions of this Article VIII. Each ABL Secured Party will retain all rights to indemnification provided in the relevant ABL Documents for all claims and other amounts relating to facts and circumstances relating to such ABL Secured Party’s holdings of the ABL Obligations (except to the extent such claims and other amounts were included in the Purchase Price), and such rights shall be secured by the Liens securing the ABL Obligations.

Section 8.02. Purchase Notice.

(a) The Noteholders desiring to purchase all of the Purchase Obligations (the “Purchasing Creditors”) will deliver a written notice (the “Purchase Notice”) to the ABL Collateral Agent that (1) is signed by the Purchasing Creditors, (2) states that it is a Purchase Notice under this Article VIII, (3) states that each Purchasing Creditor is irrevocably electing to purchase, in accordance with this Article VIII, the percentage of all of the Purchase Obligations stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100% for all Purchasing Creditors and (4) designates a purchase date (the “Purchase Date”) on which the purchase will occur, that is at least 5 but not more than 12 Business Days after the ABL Collateral Agent’s receipt of the Purchase Notice. A Purchase Notice will be ineffective if it is received by the ABL Collateral Agent after the occurrence giving rise to the Purchase Event is waived, cured, or otherwise ceases to exist.

(b) Upon the ABL Collateral Agent’s receipt of an effective Purchase Notice conforming to this Section 8.02, the Purchasing Creditors will be irrevocably obligated to purchase, and the ABL Secured Parties will be irrevocably obligated to sell, the ABL Obligations in accordance with and subject to this Article VIII. If so instructed by the Noteholders in the Purchase Notice, the ABL Secured Parties shall not complete any Enforcement Action (other than (1) the exercise of control over any Grantor’s deposit or securities accounts and (2) the collection of proceeds of accounts and payment intangibles), as long as the purchase and sale of the ABL Obligations provided for in this Article VIII shall have closed within 12 Business Days of the Noteholders’ delivery of a Purchase Notice to the ABL Secured Parties and the ABL Secured Parties shall have received payment in full of the ABL Obligations as provided for in Section 8.03 within such 12 Business Day period.

Section 8.03. Purchase Price. The purchase price (“Purchase Price”) for the Purchase Obligations will equal the sum of (a) the principal amount of all loans, advances, or similar extensions of credit included in the Purchase Obligations (including unreimbursed amounts drawn on ABL Letters of Credit, but excluding the undrawn amount of outstanding ABL Letters of Credit), and all accrued and unpaid fees and interest thereon through the Purchase Date, (b) all accrued and unpaid fees, expenses, indemnities, and other amounts owed to the ABL Secured Parties with respect to the ABL Obligations under the ABL Documents on the Purchase Date, and (c) amounts according to the good faith estimate of the ABL Collateral Agent of contingent obligations in respect of claims which are known to the ABL Collateral Agent or ABL Secured Parties.

Section 8.04. Purchase Closing. On the Purchase Date, (a) the Purchasing Creditors will execute and deliver the Assignment, (b) the Purchasing Creditors will pay the Purchase Price to the ABL Collateral Agent by wire transfer of immediately available funds, (c) the Purchasing Creditors will deposit with the ABL Collateral Agent or its designee by wire transfer of immediately available funds, 103% of the aggregate undrawn amount of all then outstanding ABL Letters of Credit and the aggregate facing and similar fees that will accrue thereon through the stated maturity of the ABL Letters of Credit (assuming no drawings thereon before stated maturity), and (d) each of the Purchasing Creditors will execute and deliver to the ABL Collateral Agent and the Noteholder Collateral Agent a waiver and release of, and covenant not to sue in respect of, all claims arising out of this Agreement, the relationship between the ABL Secured Parties and the Noteholder Secured Parties in connection with ABL Documents and the Noteholder Documents, and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Article VIII.

Section 8.05. Actions After Purchase Closing.

Promptly after the closing of the purchase of all Purchase Obligations, the ABL Collateral Agent will distribute the Purchase Price to the ABL Secured Parties in accordance with the terms of the ABL Documents. The ABL Collateral Agent will apply cash collateral to reimburse ABL Letter of Credit issuers for drawings under ABL Letters of Credit, any customary fees charged by the issuer in connection with such draws, and facing or similar fees. When all ABL Letters of Credit have been cancelled with the consent of the beneficiary thereof, expired, or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to the Purchasing Creditors, as their interests appear.

Section 8.06. No Recourse or Warranties; Defaulting Creditors.

(a) The ABL Secured Parties will be entitled to rely on the statements, representations, and warranties in the Purchase Notice without investigation, even if the ABL Secured Parties are notified that any such statement, representation, or warranty is not or may not be true.

(b) The purchase and sale of the Purchase Obligations under this Article VIII will be without recourse and without any representation or warranty whatsoever by the ABL Secured Parties, except that the ABL Secured Parties shall represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, the ABL Secured Parties own the Purchase Obligations free and clear of all Liens.

(c) Each Grantor hereby consents to any assignment effected to one or more Purchasing Creditors pursuant to this Article VIII.

{Remainder of this page intentionally left blank}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized

QUOTIENT HOLDINGS FINANCE COMPANY LIMITED

By:

Name:

Title:

QUOTIENT HOLDINGS MERGER COMPANY LIMITED

By:

Name:

Title:

QUOTIENT LIMITED

By:

Name:

Title:

ALBA BIOSCIENCE LIMITED

By:

Name:

Title:

QBD (QS IP) LIMITED

By:

Name:

Title:

QUOTIENT BIODIAGNOSTICS, INC.

By:

Name:

Title:

QUOTIENT SUISSE SA

By:

Name:

Title:

QUOTIENT IBERIA S.L.U.

By:

Name:

Title:

{OTHER GRANTOR(S)}

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:

Name:

Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Noteholder Collateral Agent

By:

Name:

Title:

{__________},
as ABL Collateral Agent

By:

Name:

Title:

Annex I

Provision for each ABL Agreement and the Indenture

Reference is made to the Lien Subordination and Intercreditor Agreement dated as of {__________}, 20{__} among Quotient Holdings Finance Company Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), the Subsidiaries of the Company party thereto, U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Noteholder Collateral Agent, and the ABL Collateral Agent(s) for the applicable ABL Secured Parties referred to therein (the “Intercreditor Agreement”; capitalized terms used but not otherwise defined in this paragraph shall have the respective meanings assigned to them in the Intercreditor Agreement). Each {lender/creditor/noteholder hereunder (a)}{Noteholder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b)} agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and {(b)}{(c)} authorizes and instructs the {ABL Collateral Agent}{Trustee} to enter into the Intercreditor Agreement as {ABL Collateral Agent}{Trustee} and on behalf of such {lender/creditor/noteholder}{Noteholder}. The foregoing provisions are intended as an inducement to the {lenders/creditors/noteholders under the ABL Agreement}{Noteholders} to {extend credit}{acquire the Notes of the Company}, and such {lenders/creditors/noteholders}{Noteholders} are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this document and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. Notwithstanding anything to the contrary herein, in any Noteholder Document or in any ABL Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to any Noteholder Document solely with respect to any Intercreditor Collateral in any manner that would cause a default under any ABL Document or (b) pursuant to any ABL Document solely with respect to any Noteholder First Lien Collateral in any manner that would cause a default under any Noteholder Document. For the avoidance of doubt, for purposes of this paragraph, the terms Noteholder Document and ABL Document do not include the Intercreditor Agreement.

Provision for each ABL Security Document and each Noteholder Security Document

Reference is made to the Lien Subordination and Intercreditor Agreement dated as of {__________}, 20{__} among Quotient Holdings Finance Company Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), the Subsidiaries of the Company party thereto, U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Noteholder Collateral Agent, and the ABL Collateral Agent(s) for the applicable ABL Secured Parties referred to therein (the “Intercreditor Agreement”; capitalized terms used but not otherwise defined in this paragraph shall have the respective meanings assigned to them in the Intercreditor Agreement). Notwithstanding any other provision contained herein, this document, the {Liens}{INSERT APPROPRIATE DEFINED TERM UNDER SUCH SECURITY DOCUMENTS} created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Security Documents or Noteholder Security Documents, as applicable. In the event of any conflict or inconsistency between the provisions of this document and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. Notwithstanding anything to the contrary herein, in any Noteholder Document or in any ABL Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to any Noteholder Document solely with respect to any Intercreditor Collateral in any manner that would cause a default under any ABL Document or (b) pursuant to any ABL Document solely with respect to any Noteholder First Lien Collateral in any manner that would cause a default under any Noteholder Document. For the avoidance of doubt, for purposes of this paragraph, the terms Noteholder Document and ABL Document do not include the Intercreditor Agreement.

EXHIBIT E

{FORM OF CONFIDENTIALITY AGREEMENT}

Quotient Holdings Finance Company Limited
[●]
[●]
[●]

CONFIDENTIALITY AGREEMENT

In connection with our possible interest in the purchase of senior secured notes (the “Notes”) of Quotient Holdings Finance Company Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), (the “Transaction”), we may request that you or your directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons or entities (collectively, “your Representatives”) furnish us or our directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons or entities (collectively, “our Representatives”) with certain information relating to the Company and/or its affiliates and/or the Transaction. All such information (whether written, visual or oral, and whether tangible or electronic) furnished on or after the date hereof by you or your Representatives (including any such information provided in a dataroom via Merrill Datasite or otherwise) to us or our Representatives, including any materials containing, based on or derived from any such information (including, without limitation, any financial models or other analyses, compilations, forecasts, studies or other documents based thereon) prepared by us or our Representatives in connection with our or our Representatives’ review of, or our interest in, the Transaction is hereinafter referred to as the “Information.” The term Information will not, however, include information that (i) is already rightfully known by us at the time that such information is disclosed (unless such information was disclosed to us under a confidentiality agreement with you), (ii) is or thereafter becomes available in the public domain, other than by breach by us or our Representatives of our obligations hereunder, (iii) is obtainable by us from another source without, to our knowledge, breach of such source’s obligations of confidentiality to you or (iv) is independently developed by our Representatives who have not had access to such information.

As a condition to receiving the Information, we hereby agree as follows:

1. We hereby agree, and agree to cause our Representatives, (i) to keep the Information confidential, (ii) to use the Information solely for the purpose of evaluating, entering into, monitoring or enforcing the Transaction and (iii) not to, without your prior written consent, disclose any Information in any manner whatsoever; provided, however, that we may reveal the Information to (a) our Representatives who need to know the Information for the purpose of evaluating, entering into, monitoring or enforcing the Transaction or (b) third parties in order to comply with any applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives, E-1 and only after compliance with paragraph 3 below, provided, that all of such persons and entities listed in clause (a) above shall agree to keep such Information confidential, and only to use such Information, on terms that are substantially the same as the terms we are subject to herein, and, provided, further, that we shall be wholly responsible for the full compliance of such confidentiality agreement by any of the persons or entities listed in clause (a) above to which we disclosed Information. Notwithstanding and without limitation of the foregoing, we and our Representatives agree not to reveal Information to advisors who are principally engaged in the business of investment banking, capital markets or securitization of financial assets without the prior written consent of your Representative, Morgan Stanley & Co. LLC (“Morgan Stanley”).

2. We hereby agree, and agree to cause our Representatives, whether or not the Transaction is consummated, not to (except as required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives, and only after compliance with paragraph 3 below), without your prior written consent, disclose to any person or entity the fact that the Information or the Transaction exists or has been made available, that we are considering the Transaction, that (if prior to consummation of the Transaction) you are considering the Transaction, or that discussions or negotiations are taking or have taken place concerning the Transaction or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

3. In the event that we or any of our Representatives are required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives to disclose any of the Information, we agree to notify you promptly (unless such notice is not permitted by applicable law, rule or regulation) so that you may seek, at your own expense, a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this Confidentiality Agreement. In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this Confidentiality Agreement, we agree to furnish only that portion of the Information that we are advised by counsel (which may be internal counsel) is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4. If we determine not to proceed with the Transaction or we cease to have an interest arising from the Transaction, we will promptly inform you of that decision or event and, in that case, and at any time upon your request or the request of any of your Representatives, we and our Representatives agree to (i) promptly deliver to you all copies of the Information in our possession (except as described in the following proviso), (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we and our Representatives have created, including, without limitation, any notes we have taken on any discussions with you or your Representatives, and upon your request such destruction shall be certified in writing (including, without limitation, via email) to you by an authorized officer supervising such destruction (provided in each case that an appropriate person within our organization may retain one copy of the Information, subject to the provisions of this Confidentiality Agreement, if required to comply with internal record retention policies or regulatory considerations, in which case, regardless of paragraph 15 below, the confidentiality provisions of this Confidentiality Agreement will continue to apply to such Information for so long as it is retained by such person or any other of our Representatives) and (iii) certify that clauses (i) and (ii) above have been complied with. Any visual, oral or other Information not returned to you or destroyed in accordance with the preceding sentence will continue to be subject to the terms of this Confidentiality Agreement, regardless of paragraph 15 below.

5. We acknowledge that neither you nor any of your Representatives, nor any of your or their respective officers, directors, managers, members, partners, employees, agents or controlling persons within the meaning of Section 20 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and we agree that no such person or entity will have any liability relating to the Information or for any errors therein or omissions therefrom. We further agree that we are not entitled to rely on the accuracy or completeness of the Information and we are responsible for making our own examination of the Company and assessment of the merits and risks of the Transaction. By agreeing to receive the Information, we acknowledge that we are aware of the need to conduct our own thorough investigation of the Company and the Transaction before investing. We further acknowledge and agree that the provision of any Information does not constitute an offer or invitation to make any investment in the Company, and that no such investment decision should be made on the basis of the Information. We agree that we will only base any decision to invest in the Transaction on the basis of the information contained in the reports and other documents filed by the Company with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act, and any supplemental disclosure documents that are made available by the Company in due course.

6. We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of the issuer while in possession of material, non-public information and on the communication of such information to any other person or entity. We represent that we maintain effective internal procedures with respect to maintaining the confidentiality and use of the Information and that we will not use the Information for any purpose in violation of United States securities laws or any other applicable laws. We acknowledge that the Transaction will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and will not be registered or qualified under state securities laws or under the securities laws of any other jurisdiction. We further represent that we are (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act), (ii) a non-U.S. person within the meaning of Regulation S under the Securities Act or (iii) to the extent clause (i) above or clause (ii) above does not apply, an institutional accredited investor (as defined in subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act).

7. We agree that, at any time prior to your consummation of the Transaction, (i) you reserve the right, in your sole discretion, to change the terms of the Transaction at any time without prior notice to us or any other person or entity, to reject any and all proposals or offers made by us or any of our Representatives with regard to the Transaction, and to terminate discussions and negotiations with us at any time and for any reason, and (ii) you will not have any liability to us with respect to the Transaction, whether by virtue of this Confidentiality Agreement, any other written or oral expression with respect to the Transaction or otherwise.

8. We acknowledge that remedies at law, including money damages, may be inadequate to protect you against any actual or threatened breach of this Confidentiality Agreement by us or our Representatives, and, without prejudice to any other rights and remedies otherwise available to you, we agree to permit you to seek the granting of injunctive relief, including specific performance of this Confidentiality Agreement, in your favor without proof of actual damages.

9. We acknowledge and agree that Morgan Stanley is a third party beneficiary of this Confidentiality Agreement and shall have the right to enforce any provision of this Confidentiality Agreement.

10. We acknowledge and agree that neither this Confidentiality Agreement nor any disclosure of Information made hereunder by you shall be construed, deemed or interpreted, by implication or otherwise, to vest in us or our Representatives any license or other ownership rights in, to or under any of such Information or other copyrights, intellectual property, knowhow, moral rights, trade secrets, trademark rights or other proprietary rights whatsoever.

11. We agree that no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12. This Confidentiality Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. This Confidentiality Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York. We and the Company hereby submit to the exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Confidentiality Agreement or any matter contemplated hereby. We and the Company irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS CONFIDENTIALITY AGREEMENT AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS CONFIDENTIALITY AGREEMENT.

14. This Confidentiality Agreement contains the entire agreement between you and us, and supersedes all prior agreements and understandings, whether written or oral, between you and us, concerning the confidentiality of the Information, and no modifications of this Confidentiality Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

15. This Confidentiality Agreement will terminate (i) if we do not proceed with the Transaction, 24 months after the date hereof, and (ii) if we do proceed with the Transaction, 24 months from the date we cease to have an interest arising from the Transaction, whether through a sale of our interest, the maturity or repayment of our interest or otherwise.

16. If we propose to purchase, transfer, sell or otherwise dispose of any of our interest at any time, we agree to (i) abide by any transfer restrictions relating to the Notes, (ii) inform any proposed transferee of such interest of any such transfer restrictions, including, without limitation, any requirement that such proposed transferee execute a confidentiality agreement, and (iii) not furnish any Information to such proposed transferee. We acknowledge that you shall be responsible for the delivery of all Information to any such prospective transferee following execution by such prospective transferee of an appropriate confidentiality agreement.

17. This Confidentiality Agreement may be executed by facsimile signature and such facsimile signature shall be deemed an original. This Confidentiality Agreement may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Very truly yours

{Please insert prospective purchaser’s name on line above}

By:

Name:

Title:

Address:

Date:

Accepted and agreed as of the date

First written above:

QUOTIENT HOLDINGS FINANCE COMPANY LIMITED

By:

Name:

Title:

EXHIBIT F

PAYMENT SUBORDINATION TERMS

Section 8.07. Subordination of Liabilities. {__________} (the “Debtor”), for itself, and its successors and assigns, covenants and agrees, and {__________} (the “Creditor”) covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the {__________} (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of Senior Indebtedness (as defined in Section 1.07 of this Exhibit).

Section 8.08. Debtor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

(a) Upon the maturity of any applicable Senior Indebtedness (including interest thereon, premium, if any, or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Exhibit) owing in respect thereof shall first be paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

(b) The Debtor may not, directly or indirectly, make any payment of any Subordinated Indebtedness or acquire any Subordinated Indebtedness for cash or property until all applicable Senior Indebtedness has been paid in full in cash if any default or Event of Default under such Senior Indebtedness is then in existence or would result therefrom. Each Creditor hereby agrees that, so long as any such default or Event of Default exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Indebtedness.

(c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Debtor shall make a payment on account of (or any Creditor receives any payment on account of) the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by such Creditor, in trust for the benefit of, and shall be paid forthwith over and delivered, to the applicable {Agent(s)} for application pro rata to the payment of all such applicable Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Section 8.09. Subordination to Prior Payment of Senior Indebtedness, Dissolution, Liquidation or Reorganization of Debtor. Upon any distribution of assets of the Debtor upon dissolution, winding up, liquidation or reorganization of the Debtor in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors:

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any Creditor is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness; and

(b) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Debtor of any kind or character, whether they be cash, property or securities, shall be received by the Creditor on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the applicable Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative(s) or to the applicable {Agent(s)}, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 8.10. Subrogation. Subject to the prior payment in full in cash of all applicable Senior Indebtedness, each Creditor shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Debtor applicable to such Senior Indebtedness until all amounts owing on the Subordinated Indebtedness shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Debtor or by or on behalf of any Creditor by virtue of this Exhibit that otherwise would have been made to a Creditor shall, as between the Debtor, its creditors other than the holders of such Senior Indebtedness, and the Creditor, be deemed to be payment by such Debtor to or on account of such Senior Indebtedness, it being understood that the provisions of this Exhibit are and are intended solely for the purpose of defining the relative rights of the Creditor, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

Section 8.11. Obligation of the Debtor Unconditional. Nothing contained in this Exhibit is intended to or shall impair, as between the Debtor and the Creditor, the obligation of the Debtor, which is absolute and unconditional, to pay to the Creditor the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Creditor and other creditors of the Debtor other than the holders of the Senior Indebtedness, nor, except as specifically provided herein, shall anything herein or therein prevent the Creditor from exercising all remedies otherwise permitted by applicable law upon an event of default under the Subordinated Indebtedness, subject to the rights, if any, under this Exhibit of the holders of Senior Indebtedness in respect of cash, property, or securities of the Debtor received upon the exercise of any such remedy. Upon any distribution of assets of the Debtor, each Creditor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Creditor, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Debtor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Exhibit.

Section 8.12. Subordination Rights Not Impaired by Acts or Omissions of the Debtor or Creditor of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Debtor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Debtor with the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Section 8.13. Senior Indebtedness. The term “Senior Indebtedness” shall mean (i) the Obligations of the Debtor under the Indenture for the 12% Senior Secured Notes due 2030 by and among Quotient Holdings Finance Company Limited, an exempted company incorporated under the laws of the Cayman Islands, as issuer, and U.S. Bank National Association, as indenture trustee (the “Trustee”), among others, and any amendment, renewal, extension, restatement, refinancing or refunding (in whole or in part) thereof and (ii) {reference First Priority Lien Obligations or senior unsecured Indebtedness, as applicable, to which the Subordinated Indebtedness is intended to be subordinated in right of payment}. As used herein, the term “Obligation” shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

Section 8.14. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Debtor or any other person is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor or such other persons), the subordination provisions set forth herein shall continue to be effective and be reinstated, as the case may be, all as though such payment had not been made.

EXHIBIT G

PERMITTED HOLDERS

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